                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                September 23, 1996
               --------------------------------------------------
                Date of Report (Date of earliest event reported)

                            U.S. OFFICE PRODUCTS COMPANY
              ----------------------------------------------------
               (Exact name of registrant specified in its charter)



      Delaware                      0-25372                 52-1906050
- --------------------------------------------------------------------------------
(State or other juris-            (Commission           (I.R.S. Employer
diction of incorporation)           File No.)           Identification No.)



     1440 New York Avenue, N.W., Suite 310, Washington, D.C.       20005
- --------------------------------------------------------------------------------
      (Address of principal executive offices)                   (Zip Code)



                                 (202) 628-9500
- --------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER INFORMATION

     The following financial statements are included as part of this report:

     (a) Consolidated financial statements of U.S. Office Products Company as of April 30, 1996 and 1995 and for the years ended April 30, 1996, 1995 and 1994 and as of July 27, 1996 and for the three months ended July 27, 1996 and July 31, 1995 (unaudited)

     (b) Unaudited pro forma financial information as of July 27, 1996 and for the years ended April 30, 1996, 1995 and 1994 and for the three months ended July 27, 1996 and July 31, 1995

     (c)  Financial statements of Raleigh Office Supply Company,
          Inc. as of August 31, 1995 and for the year then ended and as of February 28, 1996 and for the six months ended February 28, 1996 and 1995 (unaudited)

     (d) Financial statements of Emmons-Napp Office Products, Inc.--Commercial Division as of December 31, 1995 and 1994 and for the years then ended

     (e) Consolidated financial statements of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995 and for the year ended and as of June 30, 1996 and for the nine months ended June 30, 1996 and 1995 (unaudited)

     (f) Consolidated financial statements of Pear Commercial Interiors, Inc. and subsidiary as of December 31, 1995 and for the year then ended and as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 (unaudited)

     (g) Financial statements of International Interiors, Inc. as of September 30, 1995 and 1994 and for the years then ended and as of March 31, 1996 and for the six months ended March 31, 1996 and 1995 (unaudited)

     (h) Financial statements of The Office Furniture Store, Inc. as of December 31, 1995 and for the year then ended and as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 (unaudited)

     (i) Financial statements of Ausdoc Office Pty Ltd as of June 30, 1996 and 1995 and for the years then ended

     (j) Financial statements of H & P Stationery Pty Ltd as of June 30, 1996 and 1995 and for the years then ended

     (k) Financial statements of Canberra Wholesale Stationers Pty Ltd as of June 30, 1996 and 1995 and for the years then ended

     (l) Financial statements of Perth Stationery Supplies Pty Ltd as of June 30, 1996 and 1995 and for the years then ended

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

     (i)       Consent of Price Waterhouse LLP

     (ii)      Consent of Swink, Fiehler & Hoffman

     (iii)     Consent of Erhardt Keefe Steiner & Hottman PC

     (iv)      Consent of Petherbridge, Davis & Company, P.A.

     (v)       Consent of Day Neilson

     (vi)      Consent of Day Neilson

     (vii)     Consent of Day Neilson

     (viii)    Consent of Day Neilson

     (ix)      Consent of Ernst & Young LLP

                              FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of School Specialty, Inc. and Re-Print Corporation (wholly owned subsidiaries) which statements reflect total assets of approximately $44.3 million at December 31, 1994 and total revenues of $150.5 million, $119.5 million and $21.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for School Specialty, Inc. and Re-Print Corporation, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Minneapolis, Minnesota
May 31, 1996, except as to the third paragraph of Note 3 which is as of July 27, 1996 and Note 15 which is as of July 10, 1996

                     Report of Independent Auditors

Board of Directors
School Specialty, Inc.

We have audited the balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

February 2, 1996

                          U.S. OFFICE PRODUCTS COMPANY

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          APRIL 30,
                                                    ----------------------    JULY 27,
                                                       1995        1996         1996
                                                    ----------  ----------  ------------
                                                                            (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.......................  $   11,543  $  170,592  $     98,947
  Accounts receivable, less allowance for doubtful
    accounts of $598, $2,911, and $4,234,
    respectively..................................      88,605     147,907       230,385
  Lease receivables...............................                  24,808        29,561
  Inventories.....................................      48,398     103,312       190,665
  Prepaid expenses and other current assets.......       8,356      24,317        28,407
                                                    ----------  ----------  ------------
    Total current assets..........................     156,902     470,936       577,965
Property and equipment, net.......................      28,848      65,736       145,687
Intangible assets, net............................      25,174     141,364       396,835
Lease receivables.................................                  47,005        46,232
Other assets......................................       3,142      16,614        25,117
                                                    ----------  ----------  ------------
    Total assets..................................  $  214,066  $  741,655  $  1,191,836
                                                    ----------  ----------  ------------
                                                    ----------  ----------  ------------

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................  $   48,280  $  114,065  $    155,838
  Accounts payable................................      38,875      83,221       142,493
  Accrued compensation............................       9,298      14,758        16,983
  Other accrued liabilities.......................      11,930      22,164        49,029
                                                    ----------  ----------  ------------
    Total current liabilities.....................     108,383     234,208       364,343

Long-term debt....................................      19,035     178,529       427,138
Notes payable to related parties..................       8,181
Deferred income taxes.............................       4,411       6,910         6,427
Other long-term liabilities.......................       1,339       1,686         3,199
                                                    ----------  ----------  ------------
    Total liabilities.............................     141,349     421,333       801,107
                                                    ----------  ----------  ------------
Minority interest.................................                   6,023         2,557
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares
    authorized, none outstanding..................
  Common stock, $.001 par value 100,000,000 shares
    authorized, 21,285,588, 35,874,355 and
    38,614,209 shares issued and outstanding,
    respectively..................................          21          36            39
  Additional paid-in capital......................      48,149     291,109       356,423
  Cumulative translation adjustment...............                     482         2,626
  Retained earnings...............................      24,547      22,672        29,084
                                                    ----------  ----------  ------------
    Total stockholders' equity....................      72,717     314,299       388,172
                                                    ----------  ----------  ------------
    Total liabilities and stockholders' equity....  $  214,066  $  741,655  $  1,191,836
                                                    ----------  ----------  ------------
                                                    ----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               FOR THE THREE
                                                             FOR THE FISCAL YEAR ENDED          MONTHS ENDED
                                                                      APRIL 30,             --------------------
                                                           -------------------------------  JULY 31,   JULY 27,
                                                             1994       1995       1996       1995       1996
                                                           ---------  ---------  ---------  ---------  ---------
                                                                                                 (UNAUDITED)

Revenues.................................................  $ 436,480  $ 579,539  $ 968,008  $ 166,742  $ 352,638
Cost of revenues.........................................    310,051    426,426    709,871    124,785    253,017
                                                           ---------  ---------  ---------  ---------  ---------
        Gross profit.....................................    126,429    153,113    258,137     41,957     99,621
Selling, general and administrative expenses.............    114,661    134,652    224,454     41,033     82,561
Nonrecurring acquisition costs...........................                            8,057      4,671      1,656
Discontinuation of printing division at subsidiary.......                              682
                                                           ---------  ---------  ---------  ---------  ---------
        Operating income (loss) .........................     11,768     18,461     24,944     (3,747)    15,404
Other (income) expense:
  Interest expense.......................................      3,683      5,641     12,405      2,082      6,949
  Interest income........................................       (266)      (504)    (3,272)      (142)    (4,185)
  Minority interest in net income of subsidiary..........         --         --        671                   206
  Other..................................................       (964)      (409)    (1,066)       (99)      (222)
                                                           ---------  ---------  ---------  ---------  ---------
Income (loss) before provision for income taxes..........      9,315     13,733     16,206     (5,588)    12,656
Provision (benefit) for income taxes.....................      1,618      2,171      5,414     (1,469)     5,152
                                                           ---------  ---------  ---------  ---------  ---------
Net income (loss)........................................  $   7,697  $  11,562  $  10,792  $  (4,119)     7,504
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
Weighted average common shares outstanding...............                           28,922     22,468     38,458
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net income (loss) per share..............................                             $0.37     $(.18)     $0.20
                                                                                  ---------  --------- ---------
                                                                                  ---------  --------- ---------
Unaudited pro forma net income (loss) (see Note 9).......  $   5,813  $   9,471  $   8,117  $  (3,072)     7,107
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------
Unaudited pro forma net income (loss) per share..........                            $0.28      $(.14)     $0.18
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                COMMON STOCK
                                          ---------------------------
                                             SHARES         AMOUNT
                                          ------------   ------------
Balance at April 30, 1993...............    12,781,525   $         13

  Transactions of Combined Companies:
    Dividends...........................
    Purchase of treasury stock..........
  Adjustment to conform fiscal year-ends
    of certain Combined Companies.......
  Other.................................
  Dividends of certain Pooled
    Companies...........................
  Net income............................
                                          ------------   ------------
Balance at April 30, 1994...............    12,781,525             13
  Transactions of Combined Companies:
    Issuance of common stock............
    Capital contributed by principal
      stockholder.......................
    Dividends...........................
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products................       800,000              1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686.........     3,737,500              3
  Issuance of common stock to the
    stockholders of the Combined
    Companies...........................     3,078,000              3
  Distributions to the stockholders of
    the Combined Companies..............
  Issuance of common stock in
    acquisition.........................       875,000              1
  Adjustment to conform the year-ends of
    certain Pooled Companies............
  Adjustment to stockholders' equity
    accounts to reflect the Mergers.....
  Conversion of warrants to equity of
    certain Pooled Companies............        13,563
  Issuance of stock by certain Pooled
    Companies...........................
  Dividends of certain Pooled
    Companies...........................
  Net income............................
                                          ------------   ------------
Balance at April 30, 1995...............    21,285,588             21

                                           ADDITIONAL     CUMULATIVE
                                            PAID-IN      TRANSLATION      RETAINED       TREASURY        TOTAL
                                            CAPITAL       ADJUSTMENT      EARNINGS        STOCK          EQUITY
                                          ------------   ------------   ------------   ------------   ------------
Balance at April 30, 1993...............  $    16,356                   $    18,974    $    (5,048)   $     30,295
  Transactions of Combined Companies:
    Dividends...........................                                       (115)                          (115)
    Purchase of treasury stock..........                                                    (2,514)         (2,514)
  Adjustment to conform fiscal year-ends
    of certain Combined Companies.......                                        273                            273
  Other.................................          612                                                          612
  Dividends of certain Pooled
    Companies...........................                                     (4,187)                        (4,187)
  Net income............................                                      7,697                          7,697
                                          ------------   ------------   ------------   ------------   ------------
Balance at April 30, 1994...............       16,968                        22,642         (7,562)         32,061
  Transactions of Combined Companies:
    Issuance of common stock............          251                                                          251
    Capital contributed by principal
      stockholder.......................        1,814                                                        1,814
    Dividends...........................                                                      (222)           (222)
  Issuance of common stock in
    conjunction with the formation of
    U.S. Office Products................                                                                         1
  Issuance of common stock in the
    initial public offering, net of
    offering expenses of $4,686.........       32,686                                                       32,689
  Issuance of common stock to the
    stockholders of the Combined
    Companies...........................           (3)
  Distributions to the stockholders of
    the Combined Companies..............                                    (11,300)                       (11,300)
  Issuance of common stock in
    acquisition.........................        8,749                                                        8,750
  Adjustment to conform the year-ends of
    certain Pooled Companies............                                      2,235                          2,235
  Adjustment to stockholders' equity
    accounts to reflect the Mergers.....      (12,597)                        5,035          7,562
  Conversion of warrants to equity of
    certain Pooled Companies............          201                                                          201
  Issuance of stock by certain Pooled
    Companies...........................           80                                                           80
  Dividends of certain Pooled
    Companies...........................                                     (5,405)                        (5,405)
  Net income............................                                     11,562                         11,562
                                          ------------   ------------   ------------   ------------   ------------
Balance at April 30, 1995...............       48,149                        24,547                         72,717

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                COMMON STOCK
                                          ---------------------------
                                             SHARES         AMOUNT
                                          ------------   ------------
Balance at April 30, 1995...............    21,285,588             21
  Issuance of warrants by Pooled
    Companies...........................
  Exercise of warrants by Pooled
    Companies...........................       473,750              1
  Options issued by Pooled Companies....       178,865
  Issuance of common stock in the second
    public offering, net of offering
    expenses of $3,902..................     4,025,000              4
  Issuance of common stock in the third
    public offering, net of offering
    expenses of $7,594..................     5,543,045              6
  Issuance of common stock in
    acquisitions........................     3,885,349              4
  Issuance of common stock for stock
    options exercised, including tax
    benefits............................        63,350
  Issuance of common stock to repay
    indebtedness........................       419,408
  Adjustment to conform the year-ends of
    certain Pooled Companies............
  Capital contribution by former
    shareholders of pooled company......
  Conversion of Pooled Company preferred
    stock upon acquisition..............
  Purchase of treasury stock by Pooled
    Companies...........................
  Issuance of stock by certain Pooled
    Companies...........................
  Dividends of certain Pooled
    Companies...........................
  Cumulative translation adjustment.....
  Net income............................
                                          ------------   ------------

                                           ADDITIONAL     CUMULATIVE
                                            PAID-IN      TRANSLATION      RETAINED       TREASURY        TOTAL
                                            CAPITAL       ADJUSTMENT      EARNINGS        STOCK          EQUITY
                                          ------------   ------------   ------------   ------------   ------------
Balance at April 30, 1995...............  $    48,149                   $    24,547                   $     72,717
  Issuance of warrants by Pooled
    Companies...........................          672                                                          672
  Exercise of warrants by Pooled
    Companies...........................          784                                                          785
  Options issued by Pooled Companies....          296                                                          296
  Issuance of common stock in the second
    public offering, net of offering
    expenses of $3,902..................       53,450                                                       53,454
  Issuance of common stock in the third
    public offering, net of offering
    expenses of $7,594..................      121,277                                                      121,283
  Issuance of common stock in
    acquisitions........................       60,363                                                       60,367
  Issuance of common stock for stock
    options exercised, including tax
    benefits............................        1,023                                                        1,023
  Issuance of common stock to repay
    indebtedness........................        3,855                                                        3,855
  Adjustment to conform the year-ends of
    certain Pooled Companies............                                     (5,785)                        (5,785)
  Capital contribution by former
    shareholders of pooled company......        1,152                                                        1,152
  Purchase of treasury stock by Pooled
    Companies...........................          (92)                                                         (92)
  Issuance of stock by certain Pooled
    Companies...........................          180                                                          180
  Dividends of certain Pooled
    Companies...........................                                     (6,882)                        (6,882)
  Cumulative translation adjustment.....                 $       482                                           482
  Net income............................                                     10,792                         10,792
                                          ------------   ------------   ------------   ------------   ------------

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                COMMON STOCK
                                          ---------------------------
                                             SHARES         AMOUNT
                                          ------------   ------------
  Balance at April 30, 1996.............    35,874,355   $         36
  Issuance of common stock in
    acquisitions........................     2,101,796              2
  Exercise of stock options.............       152,327
  Exercise of stock warrants............       166,750
  Retirement of treasury stock..........        68,205
  Issuance of common stock for building
    at Pooled Company...................        37,096              1
  Capital contribution by former
    shareholders of Pooled Companies....       105,560
  Issuance of common stock for stock
    options.............................        39,475
  Windfall tax benefit associated with
    exercise of stock options...........
  Issuance of common stock for employee
    stock purchase plan, net of expenses
    of $25..............................        68,645
  Equity adjustments to conform fiscal
    year-ends of certain Pooled
    Companies...........................
  Dividends paid of certain Pooled
    Companies...........................
  Cumulative translation adjustment.....
  Net income............................
                                          ------------   ------------
Balance at July 27, 1996 (unaudited)....    38,614,209   $         39
                                          ------------   ------------
                                          ------------   ------------

                                           ADDITIONAL     CUMULATIVE
                                            PAID-IN      TRANSLATION      RETAINED       TREASURY        TOTAL
                                            CAPITAL       ADJUSTMENT      EARNINGS        STOCK          EQUITY
                                          ------------   ------------   ------------   ------------   ------------
  Balance at April 30, 1996.............  $   291,109    $       482    $    22,672                   $    314,299
  Issuance of common stock in
    acquisitions........................       57,003                                                       57,005
  Exercise of stock options.............          780                                                          780
  Exercise of stock warrants............        1,200                                                        1,200
  Retirement of treasury stock..........           34                           (34)
  Issuance of common stock for building
    at Pooled Company...................        1,103                                                        1,104
  Capital contribution by former
    shareholders of Pooled Companies....        3,204                                                        3,204
  Issuance of common stock for stock
    options.............................          453                                                          453
  Windfall tax benefit associated with
    exercise of stock options...........          388                                                          388
  Issuance of common stock for employee
    stock purchase plan, net of expenses
    of $25..............................        1,149                                                        1,149
  Equity adjustments to conform fiscal
    year-ends of certain Pooled
    Companies...........................                                        (81)                           (81)
  Dividends paid of certain Pooled
    Companies...........................                                       (977)                          (977)
  Cumulative translation adjustment.....                       2,144                                         2,144
  Net income............................                                      7,504                          7,504
                                          ------------   ------------   ------------   ------------   ------------
Balance at July 27, 1996 (unaudited)....  $   356,423    $     2,626    $    29,084    $   --         $    388,172
                                          ------------   ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------   ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                 FOR THE THREE
                                                                FOR THE FISCAL YEAR               MONTHS ENDED
                                                                  ENDED APRIL 30,           ------------------------
                                                         ---------------------------------   JULY 31,      JULY 27,
                                                            1994       1995        1996        1995          1996
                                                         --------- ----------  ----------   ----------   -----------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)....................................  $   7,697 $   11,562  $   10,792   $  (4,119)   $     7,504
  Adjustment to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization......................      7,235      8,675      11,917       1,794          4,782
    Amortization of deferred revenue...................       (402)      (150)                                 2,958
    Amortization of subordinated debt..................                    71         324
    Deferred income taxes..............................        (54)       239        (600)        (55)           888
    Deferred compensation..............................        178        178         177                     (1,501)
    Gain on disposal of equipment......................        181         20         (30)
    Minority interest in net income of subsidiary......                               671                        221
    Changes in current assets and liabilities (net of
      assets acquired and liabilities assumed in
      business combinations):
      Accounts receivable..............................     (4,196)   (16,849)      8,669      12,032        (24,066)
      Lease receivables................................                           (17,654)                    (3,087)
      Inventories......................................     (1,862)     2,779         867      (5,338)        (1,879)
      Prepaid expenses and other current assets........     (1,972)    (4,364)     (6,114)     (2,528)         1,547
      Accounts payable.................................      2,384     (1,866)      3,219       4,399          3,900
      Accrued liabilities..............................      1,328      3,555       3,338        (354)         4,974
                                                         --------- ----------  ----------   ---------    -----------
        Net cash provided by (used in) operating
          activities...................................     10,517      3,850      15,576       5,831         (3,759)
                                                         --------- ----------  ----------   ---------    -----------
Cash flows from investing activities:
  Additions to property and equipment..................     (4,361)    (5,747)    (11,026)     (1,277)        (9,683)
  Proceeds from (collections of) notes receivable......       (815)       583
  Cash paid in acquisitions, net of cash received......               (18,099)    (95,574)     (5,389)      (205,458)
  Investment in affiliate..............................                            (5,603)
  (Payment) refund of S corporation deposit............        602
  Decrease (increase) in note receivable from
    stockholder........................................       (145)       145
  Deposits.............................................                     6         165
  Other................................................       (840)       120         (39)     (1,519)        (1,139)
                                                         --------- ----------  ----------   ---------    -----------
        Net cash used in investing activities..........     (5,559)   (22,992)   (112,077)     (8,185)      (216,280)
                                                         --------- ----------  ----------   ---------    -----------

                          U.S. OFFICE PRODUCTS COMPANY

                                 (IN THOUSANDS)

                                                                                                  FOR THE THREE
                                                                FOR THE FISCAL YEAR                MONTHS ENDED
                                                                  ENDED APRIL 30,            ------------------------
                                                         ---------------------------------   JULY 31,      JULY 27,
                                                           1994        1995        1996        1995          1996
                                                         ---------  ----------  ----------   ---------    -----------
                                                                                                    (UNAUDITED)
Cash flows from financing activities:
  Proceeds from issuance of common stock...............        630      32,793     174,765
  Proceeds from issuance of long-term debt.............      2,757       3,361     144,699       2,519        225,000
  Payments of long-term debt...........................     (5,249)     (7,441)    (17,563)     (2,137)       (54,384)
  Proceeds from (payments of) short-term debt, net.....      2,422       5,354     (40,959)      1,153        (25,638)
  Payments of dividends................................     (1,919)     (2,647)     (6,889)       (573)          (978)
  Proceeds from exercise of stock options..............                                597                      1,980
  Proceeds from issuance of common stock in employee
    stock purchase plan and exercise of stock
    options............................................                                                         1,602
  Capital contributed by Combined Company
    stockholder........................................                  2,752         469                        729
  Payments to stockholders of Combined Companies.......        (27)    (11,330)        (42)
  Distributions to stockholders........................     (2,000)     (2,500)
  Net change in cash due to conforming fiscal year-end
    of certain Combined Companies......................        230
  Purchases of treasury stock..........................       (715)                    (92)
  Loan to officer of Combined Company..................        174                     375
  Net change in cash due to conforming fiscal year-end
    of certain Pooled Companies........................                    601         300        (370)           (78)
                                                         ---------  ----------  ----------   ---------    -----------
        Net cash provided by (used in) financing
          activities...................................     (3,697)     20,943     255,660         592        148,233
                                                         ---------  ----------  ----------   ---------    -----------
Effect of exchange rates on cash and cash
  equivalents..........................................                               (110)                       161
Net increase in cash and cash equivalents..............      1,261       1,801     159,049      (1,762)       (71,645)
Cash and cash equivalents at beginning of period.......      8,481       9,742      11,543       2,625        170,592
                                                         ---------  ----------  ----------   ---------    -----------
Cash and cash equivalents at end of period.............  $   9,742  $   11,543  $  170,592   $     863    $    98,947
                                                         ---------  ----------  ----------   ---------    -----------
                                                         ---------  ----------  ----------   ---------    -----------
Supplemental disclosure of cash flow information:
  Interest paid........................................  $   3,616  $    5,054  $   10,938   $     809    $     1,646
  Income taxes paid....................................      1,378       1,173       7,305         987          1,297

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                                 (IN THOUSANDS)

    The Company issued common stock, notes payable and cash in connection with certain business combinations in fiscal years ended April 30, 1996, 1995 and 1994. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                  FOR THE THREE
                                                                 FOR THE FISCAL YEAR               MONTHS ENDED
                                                                   ENDED APRIL 30,            ----------------------
                                                          --------------------------------    JULY 31,     JULY 27,
                                                             1994      1995        1996         1995         1996
                                                          ---------- ---------  ----------    ---------   ----------
                                                                                                    (UNAUDITED)
Accounts receivable.....................................  $   --     $  23,462  $   72,231    $   1,812   $   51,941
Inventories.............................................                20,074      51,425        1,667       84,987
Prepaid expenses and other current assets...............                 1,779       8,914          408        5,706
Property and equipment..................................                 5,459      34,978        4,536       74,144
Intangible assets.......................................                21,079     118,422        3,268      252,250
Lease receivables.......................................                            55,095
Other assets............................................                   339       1,257          156        2,027
Short-term debt.........................................               (15,038)   (105,814)      (3,781)     (65,695)
Accounts payable........................................               (15,627)    (38,357)        (274)     (56,886)
Accrued liabilities.....................................                (4,958)    (16,244)        (225)     (12,389)
Long-term debt..........................................                (6,283)    (17,949)      (2,178)     (73,622)
Deferred income taxes...................................                            (1,635)
Other long-term liabilities.............................                  (437)       (247)
Minority interest.......................................                            (5,349)
                                                          ---------- ---------  ----------    ---------   ----------
        Net assets acquired.............................  $   --     $  29,849  $  156,727    $   5,389   $  262,463
                                                          ---------- ---------  ----------    ---------   ----------
                                                          ---------- ---------  ----------    ---------   ----------
The acquisitions were funded as follows:
  Common stock..........................................  $   --     $   8,750  $   60,367                $   57,005
  Notes payable.........................................                 3,000         786
  Cash..................................................                18,099      95,574    $   5,389      205,458
                                                          ---------- ---------  ----------    ---------   ----------
                                                          $   --     $  29,849  $  156,727    $   5,389   $  262,463
                                                          ---------- ---------  ----------    ---------   ----------
                                                          ---------- ---------  ----------    ---------   ----------

Noncash transactions:

- - During fiscal 1996, one Pooled Company converted $1,385 of notes payable to common stock.

- - During fiscal 1996, the Company issued 194,447 shares of common stock to repay $2,470 of indebtedness.

- - During fiscal 1996, the Company recorded additional paid-in capital of approximately $483 related to the tax benefit on stock options exercised.

- - During fiscal 1994, one Combined Company issued $1,800 of debt in exchange for nonvoting shares of common stock.

                          U.S. OFFICE PRODUCTS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" or the "Company") was founded in October 1994 to create a nationwide office products supplier, primarily to corporate, commercial and industrial customers.

    Concurrent with the closing of its initial public offering (the "IPO") in February 1995, the Company acquired four companies for a combination of its common stock and cash which are referred to herein as the "Combined Companies" and acquired two companies in business combinations accounted for under the purchase method. The six companies are referred to as the "Founding Companies."

    Simultaneously with the closing of the IPO, U.S. Office Products acquired by merger each of the Combined Companies (the "Mergers"). The assets and liabilities of the Combined Companies are reflected at their historical amounts. Capital stock of the Combined Companies is included in additional paid-in capital. The Combined Companies previously reported on fiscal years ending other than April 30. Commencing on May 1, 1994, the fiscal year-ends were changed to April 30 which resulted in an adjustment to retained earnings during fiscal 1994 of $273 which resulted from revenues of $8,983 and expenses of $8,710.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1994," "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended April 30, 1994, 1995 and 1996, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests a portion of its cash in highly rated corporate commercial paper with original maturities of 30 days or less and in overnight investments collateralized by U.S. government securities. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

    INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of product held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 5 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases are being amortized over the lesser of their useful lives or their lease terms.

    INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

    TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

                          U.S. OFFICE PRODUCTS COMPANY

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's majority owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure to foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 30, 1996, the Exchange Contracts, in the notional amount of $4,616, hedge approximately $5,292 of foreign currency denominated assets. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's majority owned foreign subsidiary has also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. The market risks associated with these Swap Agreements result from short-term fluctuations in interest rates. The credit risks related to non-performance of the Swap Agreements by the counterparties are not deemed to be significant; however, non-performance would result in the Company terminating the Swap Agreements and recognizing a gain or loss, depending on the fair market value of the Swap Agreements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

    - The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value;

    - The fair value of the 5 1/2% Convertible Subordinated Notes due 2001 is based on quoted market prices;

    - The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," except for one Combined Company and certain Pooled Companies which were organized as subchapter S corporations prior to being acquired by the Company. The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION

    Revenue is recognized upon the delivery of office products to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to the short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included as an increase to cost of revenues.

    NONRECURRING ACQUISITION COSTS

    Nonrecurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

    DISCONTINUATION OF PRINTING DIVISION AT SUBSIDIARY

    During fiscal 1996, the Company discontinued the printing division at one of its subsidiaries and incurred a one time charge of $682, which consisted primarily of the writedown of printing division assets to their estimated market value.

    NET INCOME PER SHARE

    Net income per share for fiscal 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive.

    Net income per share for fiscal 1994 and fiscal 1995 has not been presented as it is not considered meaningful due to the Mergers and the IPO in conjunction with the formation of the Company during fiscal 1995.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation." SFAS 123 establishes a fair value based method of accounting for employee stock based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value based method currently prescribed under APB Opinion No. 25, provided certain pro forma disclosures are made. SFAS 123 is not required to be adopted by the Company until fiscal 1997. The Company currently intends to continue to apply the accounting method prescribed by APB Opinion 25 and, accordingly, the adoption of SFAS 123 will not have a material impact on the Company.

    In March, 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. SFAS 121 is not required to be adopted by the Company until fiscal 1997. The Company does not anticipate that SFAS 121 will have a material effect on the Company's operating results.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of July 27, 1996 and the results of operations and of cash flows for the three months ended July 31, 1995 and July 27, 1996 as presented in the accompanying unaudited consolidated financial statements.

NOTE 3--BUSINESS COMBINATIONS

    POOLING-OF-INTERESTS METHOD

    In fiscal 1996, the Company issued 8,440,852 shares of common stock to acquire 14 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on June 30, September 30 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1993 and 1994, for the years ended June 30, 1994 and 1995 and for the years ended September 30, 1994 and 1995 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1994 and 1995, respectively. Commencing on May 1, 1995, the year-ends of these companies were changed to April 30, resulting in an increase to retained earnings of $2,235 during fiscal 1995.

    Between April 30, and July 27, 1996, the Company issued 5,006,851 shares of common stock to acquire 10 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of these Pooled Companies for all periods presented. Certain of these Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on January 31, May 31 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1994 and 1995, for the years ended January 31, 1995 and 1996 and for the years ended May 31, 1995 and 1996 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1995 and 1996, respectively. Commencing on May 1, 1996, the year-ends of these Companies were changed to April 30, resulting in a reduction to retained earnings of $5,785 and $81 during fiscal 1996 and for the three months

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED) ended July 27, 1996, respectively. Following is a summary of the results related to the adjustments to retained earnings for these Pooled Companies:

                                                                               FOR THE FISCAL YEAR
                                                                                 ENDED APRIL 30,     FOR THE THREE
                                                                               --------------------  MONTHS ENDED
                                                                                 1995       1996     JULY 27, 1996
                                                                               ---------  ---------  -------------
Revenues..................................................................     $  55,126  $  61,359    $   1,378
Costs and expenses........................................................        52,891     67,144        1,297
                                                                               ---------  ---------       ------
      Net income (loss)...................................................     $   2,235  $  (5,785)   $      81
                                                                               ---------  ---------       ------
                                                                               ---------  ---------       ------

    The separate results of operations of U.S. Office Products Company and the Pooled Companies for periods prior to the mergers are presented below:

                                                                               U.S. OFFICE    POOLED
FOR THE YEAR ENDED APRIL 30,                                                    PRODUCTS     COMPANIES    COMBINED
- -----------------------------------------------------------------------------  -----------  -----------  ----------
1996
  Revenue....................................................................   $ 488,670    $ 479,338   $  968,008
  Net income.................................................................   $   7,828    $   2,964   $   10,792

1995
  Revenue....................................................................   $ 120,479    $ 459,060   $  579,539
  Net income.................................................................   $   1,514    $  10,048   $   11,562

1994
  Revenue....................................................................   $  76,641    $ 359,839   $  436,480
  Net income.................................................................   $   1,114    $   6,583   $    7,697

    PURCHASE METHOD

    In fiscal 1996, the Company made 27 acquisitions accounted for under the purchase method for an aggregate purchase price of $156,727 consisting of $95,574 of cash, $786 of notes payable and 3,885,349 shares of common stock with a market value of $60,367. The total assets related to these 27 acquisitions were $342,322, including goodwill of $118,422. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    In fiscal 1995, in addition to the Mergers, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 30, 1995 and 1996 as if the purchase acquisitions described above had been consummated as of the beginning of fiscal 1995. The results presented below include certain pro forma

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED) adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision:

                                                                       FOR THE FISCAL YEAR
                                                                         ENDED APRIL 30,
                                                                    --------------------------
                                                                        1995         1996
                                                                    ------------  ------------
Revenues..........................................................  $  1,080,121  $  1,275,962
Net income........................................................        12,244        13,843
Net income per share..............................................          0.34          0.39

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1995 or the results which may occur in the future.

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                                                  APRIL 30,
                                                                                            ----------------------
                                                                                               1995        1996
                                                                                            ----------  ----------
Land......................................................................................  $    2,417  $    3,725
Buildings.................................................................................      11,383      21,654
Furniture and fixtures....................................................................      15,975      34,805
Warehouse equipment.......................................................................      18,050      26,686
Equipment under capital leases............................................................       3,924       6,894
Leasehold improvements....................................................................       5,989       6,529
                                                                                            ----------  ----------
                                                                                                57,738     100,293
Less: Accumulated depreciation............................................................     (28,890)    (34,557)
                                                                                            ----------  ----------
Net property and equipment................................................................  $   28,848  $   65,736
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Depreciation expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $5,813, $7,256 and $8,844, respectively.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 5--INTANGIBLE ASSETS

    Intangible assets and accumulated amortization consist of the following:

                                                                                      APRIL 30,
                                                                             ----------------------    JULY 27,
                                                                               1995         1996         1996
                                                                             ---------   ----------   -----------
                                                                                                       (UNAUDITED)
Goodwill..................................................................   $  21,708   $  140,384    $ 362,174
Other.....................................................................       7,596        7,475       42,472
                                                                             ---------   ----------   -----------
                                                                                29,304      147,859      404,646
Less: Accumulated amortization............................................      (4,130)      (6,495)      (7,811)
                                                                             ---------   ----------   -----------
                                                                             $  25,174   $  141,364    $ 396,835
                                                                             ---------   ----------   -----------
                                                                             ---------   ----------   -----------

    Amortization expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $1,422, $1,419 and $3,073, respectively.

NOTE 6--LEASE RECEIVABLES

    Lease receivables represent the present value of future lease payments related to equipment sold to customers as sales type leases. The future minimum lease payments to be received are as follows:

1997..............................................................  $  34,146
1998..............................................................     29,885
1999..............................................................     17,181
2000..............................................................      5,800
2001 and thereafter...............................................      1,647
                                                                    ---------
Total lease receivable............................................     88,659
Less: Amounts representing interest...............................    (16,846)
                                                                    ---------
Present value of net lease receivable.............................  $  71,813
                                                                    ---------
                                                                    ---------

NOTE 7--OTHER ASSETS

    Other assets consist of the following:

                                                                                APRIL 30,
                                                                           --------------------
                                                                              1995       1996
                                                                           ---------  ---------
Investment...............................................................             $   6,575
Debt issue costs, net....................................................                 5,167
Cash surrender value of life insurance...................................  $     886        961
Investments..............................................................                   475
Other....................................................................      2,256      3,436
                                                                           ---------  ---------
                                                                           $   3,142  $  16,614
                                                                           ---------  ---------
                                                                           ---------  ---------

    The investment is recorded at cost, which approximates market value.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                                                   APRIL 30,
                                                                                             ---------------------
                                                                                               1995       1996
                                                                                             --------- ----------
Bank lines of credit, secured by accounts receivable and inventory, interest rates ranging
  from prime to prime plus 2.25% (9.0% to 10.0% at April 30, 1996). .......................  $  39,497 $    8,515
Annual renewal loans provided by banks and other financial institutions of foreign subsidiary secured by lease receivables of foreign subsidiary. Interest rates ranging
  from 7.8% to 10.2% at April 30, 1996. ...................................................                80,949
Bank lines of credit of foreign subsidiary operations secured by assets of those
  operations. Interest rates ranging from 9.2% to 9.8% at April 30, 1996. .................                12,731
Other......................................................................................      1,717      2,249
Current maturities of long-term debt.......................................................      7,066      9,621
                                                                                             --------- ----------
      Total short-term debt................................................................  $  48,280 $  114,065
                                                                                             --------- ----------
                                                                                             --------- ----------

    The Company currently has a line of credit with a bank that provides the Company with a $50 million credit facility bearing interest, at the Company's option, at the prime rate in effect from time to time or a eurodollar rate plus 2.0%. The line of credit is secured by the Company's inventory and receivables and contains customary covenants, including financial covenants with respect to the Company's net worth and fixed charge coverage ratios, and customary default provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy. It also provides for a default in the event that there is a change in control of the Company. The Comapny was in compliance with or obtained waivers relating to these covenants as of April 30, 1996. The amount that is available to be borrowed under the line of credit varies from time to time, depending upon the level of receivables and inventory available to collateralize borrowings. Since April 30, 1996, the Company has not provided certain information required by this facility and has not requested certain consents in respect of actions taken by the Company since April 30, 1996, which, if not corrected, could limit the Company's ability to draw funds against this line of credit. No amounts were outstanding against this facility at April 30, 1996. The Company believes that, if necessary, the information required by the line of credit facility could be provided and the necessary consents could be obtained to enable the Company to utilize this source of financing although there can be no assurances in this regard.

    LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                                   APRIL 30,
                                                                                             ---------------------
                                                                                               1995        1996
                                                                                             ---------  ----------
Notes payable, secured by certain assets of the Company, interest rates ranging from 8.0%
  to 10.0%, maturities from October 1996 through 2003......................................  $  12,432
Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of $28.50 per share,
  subject to adjustment in certain events..................................................             $  143,750
Debt facility payable over five years secured by lease receivables of the Company's foreign
  subsidiaries. Interest rates ranging from 11.0% to 12.0% at April 30, 1996. .............                  8,943
Other......................................................................................     20,558      30,611
Capital lease obligations..................................................................      1,292       4,846
                                                                                             ---------  ----------
                                                                                                34,282     188,150
Less: Current maturities of long-term debt.................................................     (7,066)     (9,621)
                                                                                             ---------  ----------
      Total long-term debt.................................................................  $  27,216  $  178,529
                                                                                             ---------  ----------
                                                                                             ---------  ----------

    The 5 1/2% Convertible Subordinated Notes due 2001 (the "Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the Notes at April 30, 1996, based upon quoted market prices, totaled $211,313.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
    MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1997..............................................................  $   9,621
1998..............................................................     11,479
1999..............................................................     12,151
2000..............................................................      1,637
2001..............................................................    144,501
Thereafter........................................................      8,761
                                                                    ---------
                                                                    $ 188,150
                                                                    ---------
                                                                    ---------

NOTE 9--INCOME TAXES

    U.S. Office Products will file a consolidated federal income tax return for periods subsequent to the Mergers described in Note 3. Each of the Combined Companies and Pooled Companies will file "short-period" federal tax returns through the dates of the Mergers and business combinations.

    The provision for income taxes consists of:

                                                                                           FOR THE FISCAL YEAR
                                                                                             ENDED APRIL 30,
                                                                                      -------------------------------
                                                                                        1994       1995      1996
                                                                                      ---------  ---------  ---------
Income taxes currently payable:
  Federal............................................................................ $   1,416  $   1,467  $   3,944
  State..............................................................................       256        465      1,385
  Foreign taxes currently payable....................................................                             685
                                                                                      ---------  ---------  ---------
                                                                                          1,672      1,932      6,014
                                                                                      ---------  ---------  ---------
Deferred income tax expense (benefit)................................................       (54)       239       (600)
                                                                                      ---------  ---------  ---------
      Total provision for income taxes............................................... $   1,618  $   2,171  $   5,414
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--INCOME TAXES (CONTINUED)
    Deferred taxes are comprised of the following:

                                                                               APRIL 30,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Current deferred tax assets:
  Inventory.............................................................. $     137  $     259
  Allowance for doubtful accounts........................................        90        821
  Accrued liabilities....................................................       256         50
                                                                          ---------  ---------
      Total current deferred tax assets..................................       483      1,130
                                                                          ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment.................................................    (1,028)    (2,701)
  Internal Revenue Service tax assessment................................    (3,383)    (3,383)
  Other..................................................................                 (826)
                                                                          ---------  ---------
      Total long-term deferred tax liabilities...........................    (4,411)    (6,910)
                                                                          ---------  ---------
      Net deferred tax asset (liability)................................. $  (3,928) $  (5,780)
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has required that the Company pay additional taxes. The subsidiary has recorded a deferred tax liability as a result of the assessment and the related interest. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                                           FOR THE FISCAL YEAR ENDED APRIL
                                                                                                         30,
                                                                                           -------------------------------
                                                                                              1994      1995       1996
                                                                                           ---------  ---------  ---------
U.S. federal statutory rate...............................................................      34.0%      34.0%      35.0%
State income taxes, net of federal income tax benefit.....................................       4.0        4.1        5.4
Subchapter S corporation income not subject to corporate level taxation...................     (23.6)     (24.9)     (14.2)
Foreign earnings not subject to U.S. taxes................................................                             (.6)
Minority interest in foreign taxes........................................................                             2.5
Nondeductible goodwill....................................................................                  1.4        2.6
Other.....................................................................................       3.0        1.2        2.7
                                                                                           ---------  ---------  ---------
Effective tax rate........................................................................      17.4%      15.8%      33.4%
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--INCOME TAXES (CONTINUED)
    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                                                    THREE MONTHS ENDED
                                                                     FOR THE FISCAL YEAR
                                                                       ENDED APRIL 30,             --------------------
                                                               -------------------------------      JULY 31,   JULY 27,
                                                                 1994       1995       1996          1995       1996
                                                               ---------  ---------  ---------     ---------  ---------
Net income (loss) per consolidated statement of income........ $   7,697  $  11,562  $  10,792     $  (4,119) $   7,504
Pro forma income tax provision (benefit) adjustment...........     1,884      2,091      2,675        (1,047)       397
                                                               ---------  ---------  ---------     ---------  ---------
Pro forma net income (loss)................................... $   5,813  $   9,471  $   8,117     $  (3,072) $   7,107
                                                               ---------  ---------  ---------     ---------  ---------
                                                               ---------  ---------  ---------     ---------  ---------

NOTE 10--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office space and equipment, furniture and fixtures under noncancellable lease agreements which expire at various dates. Future minimum lease payments under noncancellable capital and operating leases are as follows:

                                                                                               CAPITAL    OPERATING
                                                                                               LEASES      LEASES
                                                                                              ---------  -----------
1997........................................................................................  $   1,771   $  12,870
1998........................................................................................      1,283      10,548
1999........................................................................................        702       9,450
2000........................................................................................        428       8,528
2001........................................................................................        320       7,368
Thereafter..................................................................................      2,541      26,781
                                                                                              ---------  -----------
Total minimum lease payments................................................................      7,045   $  75,545
                                                                                                         -----------
                                                                                                         -----------
Less: Amounts representing interest.........................................................     (2,199)
                                                                                              ---------
Present value of net minimum lease payments.................................................  $   4,846
                                                                                              ---------
                                                                                              ---------

    Rent expense for all operating leases for the fiscal years ended April 30, 1994, 1995 and 1996 was $8,472, $9,851 and $15,450, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position or results of operations or cash flows of the Company.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or 1995 related to these agreements.

NOTE 12--EMPLOYEE BENEFIT PLANS

    Certain subsidiaries of the Company have qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the fiscal years ended April 30, 1994, 1995 and 1996, the subsidiaries incurred expenses totaling $220, $450 and $683, respectively, related to these plans.

    One Combined Company entered into agreements with three officers which provided for future compensation to those officers subsequent to termination of employment with the Combined Company for a period of five years. The future compensation would not be received, however, in the event that an officer received payment under that Company's Restricted Stock Purchase Plan (the "Purchase Plan") in excess of the purchase price of the stock paid by the officer. No compensation expense was recorded with respect to the agreement related to two of the officers, as it was probable that they would receive payment under the Restricted Stock Purchase Plan. Future compensation expense of approximately $1,030 was being recognized as expense for the third officer over the estimated term of the officer's service to the Company of approximately eleven years. The compensation expense equaled $95 in fiscal 1994 and $71 in fiscal year 1995. The agreements were terminated upon closing of the Merger.

    The Purchase Plan was considered to be compensatory, for the benefit of certain officers. Two of these officers each purchased 1,000 shares of stock for $1 under the Purchase Plan. The stock was restricted and could only be purchased by the Combined Company at specified prices that varied upon the occurrence of certain events. As a result, the Combined Company's future compensation expense of $1,398, under this Purchase Plan, was being recognized as expense over the expected periods of the officers' future service to the Combined Company of 20 and 28 years. Compensation expense of approximately $60 and $45 was recognized in fiscal 1994 and fiscal 1995, respectively. The Plan was terminated upon closing of the Merger.

NOTE 13--STOCKHOLDERS' EQUITY

    LONG-TERM COMPENSATION PLAN

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Common Stock granted in any calendar or fiscal year under the Plan is equal to the greater of 855,000 shares or 15% of the aggregate number of shares of the Common Stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--STOCKHOLDERS' EQUITY (CONTINUED)
    Under the provisions of the Plan, non-qualified stock options and other stock awards are granted at prices not less than fair market value at the date of grant. A summary of option transactions follows:

                                                                                   OPTION PRICE
                                                                       NUMBER        RANGE PER       EXPIRATION
                                                                     OF SHARES         SHARE            DATE
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1994......................................      --             --               --
  Granted..........................................................     629,500      $8.00--$10.00      2004
  Cancelled........................................................      (7,000)      $10.00            2004
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1995......................................     622,500      $8.00--$10.00      2004
  Granted..........................................................   2,764,591     $11.31--$31.75     2004--2006
  Exercised........................................................     (63,350)     $8.00--$10.00      2004
  Cancelled........................................................     (16,200)    $10.00--$17.13     2004--2005
                                                                     ----------  -----------------  -------------
Outstanding at April 30, 1996......................................   3,307,541      $8.00--$31.75     2004--2006
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------
Exercisable at April 30, 1996......................................     132,867      $8.00--$10.00      2004
                                                                     ----------  -----------------  -------------
                                                                     ----------  -----------------  -------------

    Non-qualified options are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

    Subsequent to year-end, the Company granted options to purchase 1,087,550 shares of common stock at exercise prices ranging from $36.00 to $44.875 per share.

    COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1995, the stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                    FISCAL 1996 QUARTERS
                                                       ----------------------------------------------
                                                         FIRST       SECOND      THIRD       FOURTH      TOTAL
                                                       ----------  ----------  ----------  ----------  ----------
Revenues.............................................  $  166,742  $  224,977  $  274,426  $  301,863  $  968,008
Gross profit.........................................      41,957      57,703      72,931      85,546     258,137
Operating income.....................................      (3,747)      6,325      15,280       7,086      24,944
Net income (loss)....................................      (4,118)      3,165      10,360       1,385      10,792
Pro forma net income (loss) (see Note 9).............      (3,097)      2,380       7,792       1,042       8,117
Net income (loss) per share..........................        (.18)        .11         .36         .04         .37
Pro forma net income (loss) per share................        (.14)        .08         .27         .03         .28

                                                                    FISCAL 1995 QUARTERS
                                                       ----------------------------------------------
                                                         FIRST       SECOND      THIRD       FOURTH      TOTAL
                                                       ----------  ----------  ----------  ----------  ----------
Revenues.............................................  $  109,454  $  127,844  $  176,337  $  165,904  $  579,539
Gross profit.........................................      30,208      34,841      46,775      41,289     153,113
Operating income.....................................       2,636       4,463       9,757       1,605      18,461
Net income (loss)....................................       1,557       2,930       7,405        (330)     11,562
Pro forma net income (loss) (see Note 9).............       1,501       2,577       5,936        (543)      9,471

NOTE 15--SUBSEQUENT EVENTS

    BUSINESS COMBINATIONS SUBSEQUENT TO YEAR-END

    Between April 30, 1996 and July 10, 1996 the Company acquired 14 companies and the remaining 49% of Blue Star in business combinations accounted for under the purchase method for $65,333, consisting of 1,663,692 shares of common stock with a market value of $44,149 and cash of $21,184. In addition, as of July 10, 1996, the Company considered the consummation to be probable of a total of 46 additional businesses (the "Pending Acquisitions"). The Pending Acquisitions provide for consideration of $286,740, consisting of 7,206,323 shares of common stock with a market value of $254,659 and cash of $32,081.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1996 as if the acquisitions described above had been consummated as of the beginning of fiscal 1996. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, reductions in executive compensation, the inclusion of a federal income tax provision and the removal of certain restructuring costs:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 30, 1996
                                                                              ----------------
Revenues....................................................................    $  1,735,166
Net income..................................................................          28,152
Net income per share........................................................    $        .71

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996, or the results which may occur in the future.

                          U.S. OFFICE PRODUCTS COMPANY

               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 15--SUBSEQUENT EVENTS (CONTINUED)
    ISSUANCE OF CONVERTIBLE SUBORDINATED NOTES

    In May 1996, the Company completed an offshore offering and a concurrent private placement of $230,000, principal amount of 5 1/2% Convertible Subordinated Notes due 2003, including the underwriters' over-allotment option of $30,000. The underwriters exercised their over-allotment option in June 1996. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $223,000.

    REVOLVING CREDIT FACILITY

    In June 1996, the Company entered into a commitment letter with a bank, subject to the satisfaction of a number of conditions, including execution of a definitive credit agreement and related documentation, pursuant to which a syndicate of financial institutions with the bank, as agent, will provide a $250,000 revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the bank's base rate, plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The Credit Facility is expected to be secured by all of the assets of the Company and is expected to contain customary covenants, including financial covenants with respect to the Company's net worth and fixed charges coverage ratio and customary default provisions relating to non-payment of principal and interest, default under other debt agreements, bankruptcy and change in control events.

NOTE 16--SUBSEQUENT EVENTS (UNAUDITED)

During the first quarter of fiscal 1997, the Company completed a total of 28 business combinations, 10 accounted for under the pooling-of-interests method and 18 accounted for under the purchase method. Included in the business combinations completed during the first quarter of fiscal 1997 was the purchase acquisition of Whitcoulls Group Limited ("Whitcoulls"), the largest contract stationer/office products company in the Australia-New Zealand Market. As the acquisition of Whitcoulls was completed on the last day of the quarter, the consolidated results of operations for the three months ended July 27, 1996 do not reflect any impact from Whitcoulls, however, the balance sheet of Whitcoulls is included in the Company's July 27, 1996 consolidated balance sheet.

Subsequent to July 27, 1996, the Company has completed 11 business combinations for an aggregate purchase price of $65.4 million, consisting of approximately $16.1 million of cash and 1,709,778 shares of the Company's common stock with a market value of approximately $49.3 million.

In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank"), whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500 million revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $400 million for acquisition loans, with $180 million of the acquisition loan sublimit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary convenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

In August 1996, at the Company's Annual Meeting of Stockholders, the stockholders approved, among other things, a proposal by the Board of Directors of the Company to adopt an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001 per share, authorized for issuance from 100,000,000 shares to 500,000,000 shares.

On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday of April.

                          U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma combined balance sheet gives effect to the businesses acquired by the Company after July 27, 1996 (the "Fiscal 1997 Completed Acquisitions"), and the 21 acquisitions the Company considers probable to occur (the "Fiscal 1997 Pending Acquisitions") as if all such acquisitions had occurred as of the Company's most recent balance sheet date, July 27, 1996. The unaudited pro forma combined balance sheet also gives effect to the sale by the Company in September 1996 (the September Stock
Sale) of 1,250,000 shares of the Company's common stock (the "Common Stock") as if such sale had been made on July 27, 1996.

    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the acquisitions completed during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions as if all such acquisitions had been made on May 1, 1995; (iii) the sales completed by the Company in August 1995 of 4,025,000 shares of Common Stock (the "Second Offering") as if such sales had been made on May 1, 1995; (iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5-1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; and (v) the sales by the Company of 5-1/2% Convertible Subordinated Notes due 2003 (the "May Notes") in May and June 1996 as if such sales had been made on May 1, 1995.

    The historical financial statements of the Company give retroactive effect to the results of companies acquired by the Company in fiscal 1997 and 1996 in business combinations accounted for under the pooling-of-interests method.

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial information of the Company for the year ended April 30, 1996, (ii) the unaudited financial information of the businesses acquired during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") for the period from May 1, 1995 to the consummation date and
(iii) the unaudited financial information of the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition, accounted for or to be accounted for under the purchase method, where the entity's fiscal year end is not within 93 days of the Company's year end.

    The pro forma combined statement of income for the three months ended July 27, 1996 gives effect to the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions for the three months ended July 27, 1996 and includes the unaudited interim financial information of the Company.

    The pro forma combined statement of income for the three months ended July 31, 1995 gives effect to the Fiscal 1996 Purchased Companies, the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions for the three months ended July 31, 1995, and includes the unaudited financial information of the Company.

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 gives effect to the Fiscal 1997 Pending Acquisitions which will be accounted for under the pooling-of-interests method.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY
                        PRO-FORMA COMBINED BALANCE SHEET
                                  JULY 27, 1996
                                     (000's)

                                                                  Fiscal Year 1997
                                                             ---------------------------
                                              U.S. Office
                                               Products       Completed       Pending        Pro Forma       Pro Forma
                                                Company      Acquisitions   Acquisitions    Adjustments      Combined
                                             ------------    ------------   ------------   ------------     -----------
                 ASSETS
Current assets:
  Cash and cash equivalents                  $   98,947        $ 1,867        $ 6,187      $(58,869) (b)    $   44,948
                                                                                             38,125  (a)
                                                                                            (41,309) (b)

  Accounts receivable                           230,385         10,330         16,532           -              257,247
  Lease receivable                               29,561                                                         29,561
  Inventory                                     190,665          6,465         10,326           -              207,456
  Prepaid and other current assets               28,407          1,911          1,871           -               32,189
                                             ----------        -------        -------      --------         ----------
    Total current assets                        577,965         20,573         34,916       (62,053)           571,401

Property and equipment, net                     145,687          8,648         13,914           -              168,249
Intangible assets, net                          396,835          1,261          9,572       115,710  (b)       523,378
Lease receivables                                46,232                                                         46,232
Other assets                                     25,117            845          1,975           -               27,937
                                             ----------        -------        -------      --------         ----------
    Total assets                             $1,191,836        $31,327        $60,377      $ 53,657         $1,337,197
                                             ----------        -------        -------      --------         ----------
                                             ----------        -------        -------      --------         ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term debt                            $  155,838        $ 4,300        $ 2,953      $    -           $  163,091
  Accounts payable                              142,493          6,336         13,352           -              162,181
  Accrued compensation                           16,983          1,076            606           -               18,665
  Other accrued liabilities                      49,029          1,495         13,941           -               64,465
                                             ----------        -------        -------      --------         ----------
    Total current liabilities                   364,343         13,207         30,852           -              408,402

Long-term debt                                  427,138          2,352          3,957       (41,309) (b)       392,138

Notes payable to related parties                    -            1,746          7,581           -                9,327
Deferred income taxes                             6,427            934            221           -                7,582
Other long -term liabilities                      3,199            421            487           -                4,107
                                             ----------        -------        -------      --------         ----------
    Total liabilities                           801,107         18,660         43,098       (41,309)           821,556

Minority Interest                                 2,557            -              -             -                2,557

Stockholders' equity
  Common stock                                       39            155            227          (379) (b)            43
                                                                                                  1  (a)
  Additional paid-in capital                    356,423            -               58        80,168  (b)       474,773
                                                                                             38,124  (a)

  Cumulative Translation Adjustment               2,626            -              -             -                2,626
  Retained earnings                              29,084          1,391          5,167           -               35,642
Equity of Purchased Companies                                   11,121         11,827       (22,948) (b)             -
                                             ----------        -------        -------      --------         ----------
    Total stockholders' equity                  388,172         12,667         17,279        94,966            513,084
                                             ----------        -------        -------      --------         ----------
    Total liabilities and
     stockholders' equity                    $1,191,836        $31,327        $60,377      $ 53,657         $1,337,197
                                             ----------        -------        -------      --------         ----------
                                             ----------        -------        -------      --------         ----------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED APRIL 30, 1996
                                     (000'S)
                                   (UNAUDITED)

                                                                  Fiscal Year 1997
                                             Fiscal Year     ---------------------------
                              U.S. Office       1995
                               Products       Purchased       Completed       Pending        Pro Forma       Pro Forma
                               Company        Companies      Acquisitions   Acquisitions    Adjustments      Combined
                              ------------   -----------     ------------   ------------   ------------     -----------
Revenues                       $968,008       $307,954       $681,902        $211,446       $   -          $2,169,310
Cost of revenues                709,871        214,072        458,784         146,518           -           1,529,245
                               --------       --------       --------        --------       -------        ----------
  Gross profit                  258,137         93,882        223,118          64,928           -             640,065

Selling, general and
  administrative expenses       224,454         84,070        181,298          56,133         8,007  (c)      543,561
                                                                                             (7,869) (d)
                                                                                             (2,532) (e)

Nonrecurring acquisition
 costs                            8,057            -              -               -          (8,057) (e)          -
Nonrecurring restructuring
 costs                                           8,092            -               -                             8,092
Discontinuation of printing
 division at subsidiary             682            -              -               -                               682
                               --------       --------       --------        --------       -------        ----------
  Operating income               24,944          1,720         41,820           8,795        10,451            87,730

Other (income) expense:
  Interest expense               12,405          2,761          8,015             604         6,399  (f)       30,184
  Interest income                (3,272)           -             (343)          (106)         2,750  (f)         (971)
  Other                          (1,066)           (24)          (403)           (95)           -              (1,588)
  Minority Interest in
   subsidiaries                     671            -               69             -            (671) (g)           69
                               --------       --------       --------        --------       -------        ----------
Income (loss) before
 provision for income taxes      16,206         (1,017)        34,482           8,392         1,973            60,036
Provision for income taxes        5,414             45         10,187           2,156         8,320  (h)       26,122
                               --------       --------       --------        --------       -------        ----------
Net income (loss)                10,792         (1,062)        24,295           6,236        (6,347)           33,914
                               --------       --------       --------        --------       -------        ----------
                               --------       --------       --------        --------       -------        ----------

Weighted average shares
 outstanding                                                                                                   42,330  (i)
Net income per share                                                                                       $     0.80
                                                                                                           ----------
                                                                                                           ----------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED JULY 27, 1996
                                     (000'S)
                                   (UNAUDITED)

                                                                  Fiscal Year 1997
                                                             ---------------------------
                                              U.S. Office
                                               Products       Completed       Pending        Pro Forma     Pro Forma
                                                Company      Acquisitions   Acquisitions    Adjustments    Combined
                                             ------------    ------------   ------------   ------------   -----------
Revenues                                      $352,638       $137,074        $45,281        $   -         $534,993
Cost of revenues                               253,017         89,341         31,487            -          373,845
                                              --------       --------        -------        -------       --------
Gross profit                                    99,621         47,733         13,794            -          161,148

Selling, general and
  administrative expenses                       82,561         40,320         12,731          1,609  (c)  $135,254
                                                                                             (1,967) (d)


Nonrecurring acquisition costs                   1,657            -              -           (1,657) (e)       -
Nonrecurring restructuring costs                                  -              -              -              -
Discontinuation of printing
  division at subsidiary                                          -              -              -              -
                                              --------       --------        -------        -------       --------
Operating income                                15,403          7,413          1,063          2,015         25,894

Other (income) expense:
  Interest expense                               6,949          1,717            274            976  (f)     9,916
  Interest income                               (4,185)           (67)           (47)         2,300  (f)    (1,999)
  Other                                            206            (67)           (69)           -               70
  Minority Interest in subsidiary                 (222)           -              -              -             (222)
                                              --------       --------        -------        -------       --------
Income (loss) before provision
  for income taxes                              12,655          5,830            905         (1,261)        18,129
Provision for income taxes                       5,151          2,388            228            119  (h)     7,886
                                              --------       --------        -------        -------       --------
Net income (loss)                                7,504          3,442            677         (1,380)        10,243
                                              --------       --------        -------        -------       --------
                                              --------       --------        -------        -------       --------

Weighted average shares outstanding                                                                         43,018  (i)
Net income per share                                                                                      $   0.24
                                                                                                          --------
                                                                                                          --------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED JULY 31, 1995
                                     (000'S)
                                   (UNAUDITED)

                                                                  Fiscal Year 1997
                                             Fiscal Year     ---------------------------
                              U.S. Office       1996
                               Products       Purchased       Completed       Pending        Pro Forma       Pro Forma
                               Company        Companies      Acquisitions   Acquisitions    Adjustments      Combined
                              ------------   -----------     ------------   ------------   ------------     -----------
Revenues                       $166,742       $125,549       $158,780        $51,894       $    -             $502,965
Cost of revenues                124,785         89,904        115,167         34,934            -              364,790
                               --------       --------       --------        --------       -------        ----------
Gross profit                     41,957         35,645         43,613         16,960            -              138,175

Selling, general and
 administrative expenses         41,033         30,067         40,672         15,141          2,277  (c)     $128,033
                                                                                             (1,157) (d)

Nonrecurring acquisition
  costs                           4,671            -              -              -           (4,671) (e)          -
Nonrecurring restructuring
  costs                                            -              -              -                                -
Discontinuation of printing
  division at subsidiary                           -              -              -                                -
                               --------       --------       --------        --------       -------        ----------
Operating income                 (3,747)         5,578          2,941          1,819          3,551            10,142

Other (income) expense:
  Interest expense                2,082          1,170          2,371            165          3,111  (f)        8,899
  Interest income                  (142)            (5)           (29)          (214)           -                (390)
  Other                             (99)         1,164           (142)          (162)           -                 761
  Minority Interest in
    subsidiary                                     -              -               (2)           -                  (2)
                               --------       --------       --------        --------       -------        ----------
Income (loss) before
  provision for income taxes     (5,588)         3,249            741          2,032            440               874
Provision for income taxes       (1,469)         1,032          1,127            493           (803) (h)          380
                               --------       --------       --------        --------       -------        ----------
Net income (loss)                (4,119)         2,217           (386)         1,539          1,243               494
                               --------       --------       --------        --------       -------        ----------
                               --------       --------       --------        --------       -------        ----------
Weighted average shares
  outstanding                                                                                                  41,980  (i)
Net income per share                                                                                       $     0.01
                                                                                                           ----------
                                                                                                           ----------

                          U. S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED APRIL 30, 1995
                                     (000'S)
                                   (UNAUDITED)



                                                                        Pending
                                                       U.S. Office       1997         Pro-Forma
                                                        Products       Poolings      Adjustments       Total
                                                      -------------  -------------  -------------  -------------

Revenues                                                $ 579,539      $  43,439      $       -      $ 622,978
Cost of revenues                                          426,426         30,153              -        456,579
                                                      -------------  -------------  -------------  -------------
  Gross profit                                            153,113         13,286              -        166,399

Selling, general and administrative expenses              134,652         13,378              -        148,030

                                                      -------------  -------------  -------------  -------------
  Operating income                                         18,461            (92)             -         18,369


Other (income) expense:
 Interest expense                                           5,641             21              -          5,662
 Interest income                                             (504)           (24)             -           (528)
 Other                                                       (409)          (289)             -           (698)
                                                      -------------  -------------  -------------  -------------

Income before provision for income taxes                   13,733            200              -         13,933
Provision for income taxes                                  2,171            (94)         4,054  (j)     6,131
                                                      -------------  -------------  -------------  -------------
Net income                                              $  11,562      $     294      $  (4,054)     $   7,802
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

                          U. S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                        FOR THE YEAR ENDED APRIL 30, 1994
                                     (000'S)
                                   (UNAUDITED)



                                                                        Pending
                                                       U.S. Office       1997         Pro-Forma
                                                        Products       Poolings      Adjustments       Total
                                                      -------------  -------------  -------------  -------------

Revenues                                                $ 436,480      $  45,213      $       -      $ 481,693
Cost of revenues                                          310,051         32,787              -        342,838
                                                      -------------  -------------  -------------  -------------
  Gross profit                                            126,429         12,426              -        138,855

Selling, general and administrative expenses              114,661         12,769              -        127,430




                                                      -------------  -------------  -------------  -------------
  Operating income                                         11,768           (343)             -         11,425




Other (income) expense:
 Interest expense                                           3,683             42              -          3,725
 Interest income                                             (266)           (51)             -           (317)
 Other                                                       (964)          (299)             -         (1,263)
                                                      -------------  -------------  -------------  -------------

Income before provision for income taxes                    9,315            (35)             -          9,280
Provision for income taxes                                  1,618             51          2,414  (j)     4,083
                                                      -------------  -------------  -------------  -------------
Net income                                              $   7,697      $     (86)     $  (2,414)     $   5,197
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

                          U.S. OFFICE PRODUCTS COMPANY
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1.   UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect $38,125 of proceeds from the sale of 1,250,000 shares of Common Stock in the September Stock Sale.

(b) Adjustment to reflect purchase price adjustments and repayment of certain long-term debt associated with the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions noted below. The portion of the consideration assigned to goodwill in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

                                                                             STOCK
                                                                    ------------------------
COMPANY                                   CONSIDERATION    CASH        SHARES       VALUE      GOODWILL
- ----------------------------------------  -------------  ---------  ------------  ----------  ----------
Fiscal 1997 Completed Acquisitions
  Significant ..........................   $    39,430   $   7,886     1,106,807  $   31,544  $   31,074
  Other ................................        22,042       8,245       602,971      13,797      19,277
                                          -------------  ---------  ------------  ----------  ----------
    Total...............................        61,472      16,131     1,709,778      45,341      50,351

Fiscal 1997 Pending Acquisitions........        93,136      42,738     1,528,145      50,398      65,359
                                          -------------  ---------  ------------  ----------  ----------
Total ..................................   $   154,608   $  58,869     3,237,923  $   95,739  $  115,710
                                          -------------  ---------  ------------  ----------  ----------
                                          -------------  ---------  ------------  ----------  ----------

2.   UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(c) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting related to the 1996 Purchased Companies, the Fiscal 1997 Completed Acquisitions, and the Fiscal 1997 Pending Acquisitions accounted for or to be accounted for under the purchase method of accounting. The goodwill is being amortized over an estimated life of 40 years.


                                                                     YEAR ENDED    FOR THE THREE MONTHS ENDED
                                                                      APRIL 30,      JULY 27,       JULY 31,
                                                                        1996           1996           1995
                                                                    -----------    -----------    -----------
     1996 Purchased Companies ....................................   $   1,570            --           668
     Fiscal 1997 Completed Acquisitions ..........................       4,657         1,164         1,164
     Fiscal 1997 Pending Acquisitions ............................       1,780           445           445
                                                                    -----------    -----------    -----------
                                                                     $   8,007         1,609         2,277
                                                                    -----------    -----------    -----------
                                                                    -----------    -----------    -----------

(d) Adjustment to reflect the reduction in executive compensation, as a result of the elimination of certain executive positions and the renegotiation of executive compensation arrangements.

                          U.S. OFFICE PRODUCTS COMPANY
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

(e) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,057 for the year ended April 30, 1996, $1,657 and $4,671 for the three months ended July 27, 1996 and July 31, 1995, respectively, and (ii) certain other restructuring charges from certain acquisitions.

(f) Adjustment to reflect an increase in interest expense resulting from the utilization of the proceeds from the sales of the February Notes and the May Notes to effect acquisitions as if such debt had been outstanding for the entire period. In addition, the adjustment reflects an increase in interest expense resulting from the amortization of debt issue costs over the terms of the February Notes and May Notes. The increase is offset by a reduction of interest expense resulting from refinancing of existing debt of the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions. Adjustment also reflects a decrease in interest income resulting from the utilization of a portion of the proceeds from the issuance of Commmon Stock and the February Notes in the February Offerings to effect certain transactions and refinance existing debt.

(g) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star for the year ended April 30, 1996.

(h) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 44%. The difference between the effective tax rate of 44% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(i) The weighted average shares outstanding used to calculate pro forma earnings per share is based on 42,330, 43,018, and 41,980 shares of Common Stock and Common Stock equivalents outstanding for the year ended April 30, 1996 and the three months ended July 27, 1996 and July 31, 1995, respectively. The amounts are comprised of 38,614 shares outstanding for each of the periods, 1,710 shares issued for Fiscal 1997 completed acquisitions, 1,528 shares to be issued for the Fiscal 1997 Pending Acquisitions and 478, 1,166, and 128 common stock equivalents considered to be outstanding related to stock options, for the year ended April 30, 1996, and the three month periods ended July 27, 1996 and July 31, 1995, respectively.

(j) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interests method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholders.

                          Report of Independent Accountants


To the Board of Directors
  and Shareholders of
  Raleigh Office Supply Company, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Raleigh Office Supply Company, Inc. at August 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 12 to the financial statements, on March 6, 1996 the Company's shareholders entered into a letter of intent to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.

Price Waterhouse LLP
Minneapolis, Minnesota
March 8, 1996

                   Raleigh Office Supply Company, Inc.
                                 Balance Sheet



                                                                                               August 31,       February 28,
                                                                                                    1995            1996
                                                                                                   ------           -----

                                                                                                                 (Unaudited)

Assets
Current assets:
    Cash, including interest-bearing deposits                                                  $1,906,070      $   800,478
    Accounts receivable -- trade                                                                3,341,272        3,610,594
    Accrued interest receivable                                                                    17,057            --
    Current portion notes receivable -- related parties                                            35,920            --
    Inventories                                                                                 2,182,999        2,768,672
                                                                                                ---------        ---------
              Total current assets                                                              7,483,318        7,179,744

Property and equipment, net                                                                       835,715          792,079
Notes receivable -- related parties                                                                74,080          128,265
Excise tax deposit                                                                                 84,150           84,150
Other assets                                                                                      185,623           10,885
                                                                                               ----------        ---------
              Total assets                                                                     $8,662,886       $8,195,123
                                                                                              -----------       ----------

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                                                                          $ 628,228         $  551,369
    Accrued profit-sharing contribution                                                         165,000               --
    Deposit from customers                                                                       53,893               --
    Accrued liabilities:
         Salaries and wages                                                                     321,095            200,891
         Sales tax                                                                               76,055             51,054
         Other liabilities                                                                       35,086              1,703
                                                                                             ----------         ----------
              Total current liabilities                                                       1,279,357            805,017
                                                                                             ----------         ----------

Commitments

Shareholders' equity:
    Class A common stock, par value $10 per share; 1,000 shares
      authorized, and 922 shares issued and outstanding                                           9,220              9,220
    Class B common stock, par value $10 per share; 199,000
      shares authorized, and 9,677 shares issued and outstanding                                 96,770             96,770
    Additional paid-in capital                                                                  269,540            269,540
    Retained earnings                                                                         7,007,999          7,014,576
                                                                                             ----------         ----------
              Total shareholders' equity                                                      7,383,529          7,390,106
                                                                                             ----------         ----------
              Total liabilities and shareholders' equity                                     $8,662,886         $8,195,123
                                                                                             ----------         ----------


The accompanying notes are an integral part of the financial statements.

                       Raleigh Office Supply Company, Inc.
                               Statement of Operations




                                                                       Fiscal Year Ended             Six Months Ended
                                                                          August 31,                    February 28,
                                                                            1995               1995                   1996
                                                                            ----               ----                   ----
                                                                                                  (Unaudited)


Sales                                                                       $28,003,087     $13,739,623        $13,464,204
Cost of sales                                                                21,817,362      10,230,792          9,961,242
                                                                            -----------     -----------        -----------
     Gross profit                                                             6,185,725       3,508,831          3,502,962

Selling, general and administrative expenses                                  5,335,977       3,211,787          2,993,695
                                                                             ----------      ----------         ----------

Operating income                                                                849,748         297,044            509,267

Interest expense                                                                    191            --                  --
Other income, net of other expense                                              (56,659)        (38,296)          (298,828)
                                                                             ----------      ----------        -----------
          Net income                                                         $  906,216      $  335,340        $   808,095
                                                                             ----------      ----------        -----------

          Unaudited pro forma net income (see
            Note 12)                                                         $  543,730      $  201,204        $   484,857
                                                                             ----------     -----------        -----------


                       Raleigh Office Supply Company, Inc.
                            Statement of Cash Flows



                                                                 Fiscal Year Ended             Six Months Ended
                                                                    August 31,                    February 28,
                                                                      1995               1995                   1996
                                                                      ----               ----                   ----
                                                                                                  (Unaudited)
Cash flows from operating activities:
     Net income                                                   $  906,216      $  335,340             $  808,095
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation                                               232,439         115,558                 105,000
          Gain on sale of investments                                (15,806)          --                       --
          Loss on disposal of property and equipment                 107,026           --                       --
          (Increase) decrease in assets:
               Accounts receivable - trade                          (226,656)       (660,875)               (216,345)
               Inventories                                           136,413        (171,642)               (585,673)
               Excise tax deposit                                     (6,349)          --                       --
               Other assets                                           (9,769)       (284,180)                120,553
               Interest receivable                                   (17,057)          --                       --
          Increase (decrease) in liabilities:
               Accounts payable                                     (125,262)         77,741                 (76,859)
               Accrued profit sharing contributions                    1,300         (89,893)               (285,204)
               Deposit from customer                                 (22,788)          --                       --
               Accrued liabilities                                    85,061         (39,484)               (112,277)
                                                                   ----------      ----------              -----------
                    Net cash provided by (used in)
                      operating activities                         1,044,768        (717,435)               (242,710)
                                                                   ---------       ---------               ----------

Cash flows from investing activities:
     Capital expenditures                                           (318,769)        (317,435)               (61,364)
     Proceeds from sale of marketable securities                   1,000,000             --                      --
     Proceeds from disposal of property and equipment                 13,635             --                      --
     Receipts on notes receivable - officers                          10,000             --                      --
     Advances to related parties                                    (100,000)            --                      --
                                                                   ----------      -----------            ------------
                    Net cash provided by (used in)
                      investing activities                           604,866         (317,653)                (61,364)
                                                                   ----------      -----------            ------------

Cash flows from financing activities:
     Principal payments on capital lease obligations                 (25,600)            --                       --
     Dividends paid to stockholders                                 (400,000)        (392,880)               (801,518)
                                                                  -----------      -----------            ------------
                    Net cash used in financing activities           (425,600)        (392,880)               (801,518)
                                                                  -----------      -----------            ------------
                    Net increase (decrease) in cash                1,224,034       (1,427,968)             (1,105,592)

Cash at beginning of period                                          682,036        1,706,572                1,906,070
                                                                  ----------       ----------             ------------
Cash at end of period                                             $1,906,070       $  278,604             $    800,478
                                                                  ----------       ----------             -------------
Supplemental information:
     Interest paid                                                $      191       $    --                 $      --
                                                                  ----------       -----------            -----------


                         Raleigh Office Supply Company, Inc.
                          Statement of Shareholders' Equity




                                                                               Additional
                                                          COMMON STOCK           Paid-in        Retained
                                                      CLASS A     CLASS B        CAPITAL        EARNINGS         TOTAL
                                                      -------     -------       ---------      ---------         -----
Balance at August 31, 1994                            $9,220      $96,770      $  269,540      $6,501,783      $6,877,313

     Distribution to shareholders                                                                 (400,000)      (400,000)
     Net income                                                                                    906,216        906,216
                                                      ------      -------      ----------      -----------      ---------

Balance at August 31, 1995                             9,220       96,770         269,540        7,007,999      7,383,529

     Distribution to shareholders                                                                 (801,518)      (801,518)
     Net income (unaudited)                                                                        808,095        808,095
                                                     --------     --------     -----------     -----------      ---------
Balance at February 28,
  1996 (unaudited)                                   $ 9,220      $96,770      $  269,540      $ 7,014,576      $7,390,106
                                                     -------      -------      ----------      -----------      ----------


                         Raleigh Office Supply Company, Inc.
                            Notes to Financial Statements


Note 1 -- Business Organization

Raleigh Office Supply Company, Inc. (the "Company") is a retailer and distributor of office supplies and office furnishings in North Carolina. The Company's operations are segregated into two divisions, Raleigh Office Supply and Carolina Office Supply.

Note 2 -- Summary of Significant Accounting Principals

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK -- The Company sells office supplies and office furniture to companies located primarily in the Raleigh-Durham-Chapel Hill area of North Carolina. Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company grants credit to customers in the ordinary course of business. No customer represents a significant concentration of credit risk.

REVENUE RECOGNITION -- Revenues are recognized upon the delivery of office products to customers.

ACCOUNTS RECEIVABLE -- Management has determined that accounts receivable are fully collectible; therefore, no allowance for doubtful accounts has been provided.

INVENTORIES -- Inventories of office supplies and furnishings are stated at the lower of cost or market with cost determined by the first-in, first-out ("FIFO") method and consist primarily of product held for sale.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated over their estimated useful lives primarily utilizing accelerated methods.

          CLASSIFICATION OF PROPERTY       ESTIMATED USEFUL LIFE

          Buildings and improvements       7 -- 31.5 years
          Vehicles                              3-5 years
          Furniture and equipment               3-7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. Upon disposition of property and equipment, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in operations for the period.

INCOME TAXES -- The Company is a Subchapter S Corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. The Company's Subchapter S Corporation status will terminate on consummation of the Merger discussed in Note 12.

UNAUDITED INTERIM FINANCIAL STATEMENTS -- In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of February 28, 1996 and the results of operations and cash flows for the six months ended February 28, 1996 and 1995, as presented in the accompanying unaudited financial statements.

Note 3 -- Interest Bearing Deposits

Cash includes interest bearing deposits of $1,853,000 at August 31, 1995 with original maturities of three months or less.

Note 4 -- Property and Equipment

Property and equipment consist of the following:


                                                               August 31,
                                                                  1995
                                                                   ----
     Land                                                     $  114,740
     Buildings                                                 1,120,629
     Furniture and fixtures                                      854,576
     Autos and trucks                                            762,791
                                                              ----------

                                                               2,852,736
     Less:  Accumulated depreciation and amortization         (2,017,021)
                                                              ----------

               Net property and equipment                     $  835,715
                                                              ----------


Note 5 -- Notes Receivable and Related Party Transactions

The Company had 7.6% notes receivable from officers totaling $10,000 at August 31, 1995, collateralized by liens on real estate. Final payment on these notes will be in September, 1995. Interest income related to these notes totaled $775 in 1995.

During 1995, the Company loaned $100,000 to Village Book and Stationery, Inc., a company affiliated by common ownership. Subsequent to year-end the Company loaned Village Book and Stationery, Inc. an additional $30,000. The note carries interest at 8.75% and calls for monthly payments of principal and interest of $2,683 beginning in October, 1995 through September, 2000.

Note 6 -- Credit Facilities

At August 31, 1995, the Company maintained an unsecured line of credit with First Citizens Bank, NC allowing for borrowings of up to $500,000. No draws were made on this line during 1995.

Note 7 -- Capital Stock

Class A common shareholders have the exclusive right to vote at all meetings of shareholders. Class B common shareholders have the same rights as Class A common shareholders except that the Class B common shares are non-voting shares, except as provided by statute. Dividends are based on total outstanding shares of Class A and B common stock.

Note 8 -- Lease Obligations

During 1995, the Company renegotiated its lease for retail and storage space at its Durham location. Under the terms of the new one year lease, which was effective in August, 1995, the Company is required to pay a base annual rent of $60,000 for a one-year term ending August, 1996.

Rental expense related to this lease was $103,255 in 1995.

Note 9 -- Profit Sharing Plan

The Company maintains a profit-sharing plan for full-time employees who meet eligibility requirements regarding term of service and age. The annual contribution to the plan is at the discretion of the Board of Directors with a maximum allowable by the Internal Revenue Service of fifteen percent of the salaries of eligible participants. For 1995 the Board elected to make a contribution of $165,000.

Note 10 -- Self-insured Health Plan

The Company maintains a self-insured health insurance plan for substantially all full-time employees. Under the terms of the plan, employee medical expenses over a specified deductible amount are paid by the Company. The Company maintains separate insurance for individual medical expenses in excess of $25,000. For 1995 group insurance costs and unreimbursed medical expenses were $266,206.

Note 11 -- Unaudited Pro Forma Income Tax Information

The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109.


                                                                         Year Ended         Six Months Ended
                                                                         August 31,            February 28,
                                                                             1995          1995            1996
                                                                            -----          ----           -----
     Net income per statement of operations                             $    906,216   $   335,340    $    808,095
     Pro forma income tax provision adjustment                               362,486       134,136         323,238
                                                                        ------------   -----------    -------------
     Pro forma net income                                               $    543,730   $   201,204    $    484,857
                                                                        ------------   ------------   -------------


Note 12 -- Subsequent Events

On March 6, 1996, the Company and its shareholders entered into a letter of intent with U. S. Office Products Company ("U. S. Office Products") pursuant to which the Company's shareholders agreed to merge the Company with U. S. Office Products. Pursuant to the Merger Agreement, all of the outstanding shares of the Company's common stock would be purchased by U. S. Office Products.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Emmons-Napp Office Products, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, divisional equity and of cash flows present fairly, in all material respects, the financial position of Emmons-Napp Office Products, Inc. --Commercial Division (a division of Emmons -- Napp Office Products, Inc. (the Company)) at December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's and the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As described in note 1 to the Financial Statements, on January 15, 1996 the Company sold certain assets and liabilities to U.S. Office Products.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
May 15, 1996

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                                 BALANCE SHEET

                                     ASSETS

                                                                                    DECEMBER 31,  DECEMBER 31,
                                                                                        1994          1995
                                                                                    ------------  ------------
Current assets:
Cash..............................................................................   $       --    $    2,410
Accounts receivable:
  Trade receivables, less allowance for doubtful accounts of $67,000 and $117,000,
    respectively..................................................................    2,811,195    $2,675,932
  Accounts Receivable from Related Party..........................................           --     1,152,874
  Other receivables...............................................................      397,995            --
  Inventories.....................................................................    1,084,832       854,122
  Prepaid expenses................................................................       54,700       422,481
                                                                                    ------------  ------------
    Total current assets..........................................................    4,348,722     5,107,819

Property and equipment, net.......................................................      964,131     1,187,786
Goodwill, net of accumulated amortization of $80,238 and $101,309, respectively...      107,485            --
Other assets......................................................................       12,882        18,382
                                                                                    ------------  ------------
    Total assets..................................................................   $5,433,220    $6,313,987
                                                                                    ------------  ------------
                                                                                    ------------  ------------

                                      LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
  Accounts payable................................................................   $1,642,130    $1,835,480
  Accrued expenses................................................................      741,365       682,136
  Current portion of capital lease obligations....................................       90,781        51,016
                                                                                    ------------  ------------
    Total current liabilities.....................................................    2,474,276     2,568,632

Bank debt.........................................................................      675,013            --
Capital lease obligations.........................................................      273,517       130,988
                                                                                    ------------  ------------
    Total liabilities.............................................................    3,422,806     2,699,620
                                                                                    ------------  ------------
                                                                                    ------------  ------------
Commitments and contingencies (Note 6 and 7)

Divisional equity.................................................................    2,010,414     3,614,367
                                                                                    ------------  ------------
    Total liabilities and divisional equity.......................................   $5,433,220    $6,313,987
                                                                                    ------------  ------------
                                                                                    ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                            STATEMENT OF OPERATIONS

                                                                                   YEAR ENDED     YEAR ENDED
                                                                                  DECEMBER 31,   DECEMBER 31,
                                                                                      1994           1995
                                                                                  -------------  -------------
Revenues........................................................................  $  25,822,855  $  27,016,701
Cost of sales...................................................................     19,717,414     20,671,424
                                                                                  -------------  -------------
  Gross margin..................................................................      6,105,441      6,345,277

Selling, general and administrative expenses....................................      4,270,002      4,056,876
                                                                                  -------------  -------------
Operating income................................................................      1,835,439      2,288,401

Interest expense................................................................        120,039         44,448
                                                                                  -------------  -------------
    Net income..................................................................  $   1,715,400  $   2,243,953
                                                                                  -------------  -------------
                                                                                  -------------  -------------
Unaudited pro forma net income (see Note 9).....................................  $   1,029,400  $   1,305,824
                                                                                  -------------  -------------
                                                                                  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                       DIVISIONAL
                                                                                                         EQUITY
                                                                                                      ------------
Balance at December 31, 1993........................................................................  $    845,014
  Net income........................................................................................     1,715,400
  Dividends paid....................................................................................      (550,000)
                                                                                                      ------------
Balance at December 31, 1994........................................................................     2,010,414
  Net income........................................................................................     2,243,953
  Dividends paid....................................................................................      (640,000)
                                                                                                      ------------
Balance at December 31, 1995........................................................................  $  3,614,367
                                                                                                      ------------
                                                                                                      ------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                            STATEMENT OF CASH FLOWS

                                                                                    YEAR ENDED     YEAR ENDED
                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                       1994           1995
                                                                                   -------------  -------------
Cash flows from operating activities:
  Net income.....................................................................  $   1,715,400  $   2,243,953
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..................................................        169,729        329,373
  Increase (decrease) in cash resulting from changes in:
    Accounts receivable..........................................................       (721,490)       533,258
    Accounts receivable from Related Party.......................................       --           (1,152,874)
    Inventories..................................................................         61,539        230,710
    Prepaid expenses.............................................................         (8,683)      (373,281)
    Accounts payable.............................................................        356,304        193,350
    Accrued expenses.............................................................        107,585        (59,229)
                                                                                   -------------  -------------
      Total adjustments..........................................................        (35,016)      (298,693)
                                                                                   -------------  -------------
      Net cash provided by operating activities..................................      1,680,384      1,945,260
                                                                                   -------------  -------------
Cash flows from financing activities:
  Purchases of property and equipment............................................       (314,300)      (445,543)
  Cash paid in acquisitions......................................................        (42,009)      --
  Changes in other noncurrent assets.............................................           (690)      --
                                                                                   -------------  -------------
      Net cash used for investing activities.....................................       (356,999)      (445,543)
                                                                                   -------------  -------------
Cash flows from financing activities:
  Payments on bank debt..........................................................       (698,001)      (767,192)
  Principal payments under capital leases........................................        (75,384)       (90,115)
  Dividends to stockholders......................................................       (550,000)      (640,000)
                                                                                   -------------  -------------
      Net cash used for financing activities.....................................     (1,323,385)    (1,497,307)
                                                                                   -------------  -------------
Net (decrease) increase in cash..................................................              0          2,410
Cash, beginning of period........................................................              0              0
                                                                                   -------------  -------------
Cash, end of period..............................................................  $           0  $       2,410
                                                                                   -------------  -------------
                                                                                   -------------  -------------
Supplemental disclosures
Cash paid for:
  Interest.......................................................................  $     119,755  $      54,985

    A capital lease obligation of $260,737 was incurred during 1994 when the Division entered into a lease for new furniture and fixtures.

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying financial statements represent the accounts of Emmons-Napp Office Products, Inc. -- Commercial Division (the Division) of Emmons-Napp Office Products, Inc. (the Company).

    The Division is not a separate legal or historical reporting entity, but rather represents the activities and resulting account balances of certain activities of the Company. These activities consist primarily of wholesale supply of office supplies and office furniture and retail sale of office supplies through retail stores located in Wisconsin and Michigan.

    The Division represents approximately 40% and 69% of the Company's assets at December 31, 1994 and December 31, 1995, respectively, and 73% and 77% of its net sales for the years ended December 31, 1994 and 1995, respectively.

    Certain expenses of the Company, including sales commissions, wages, utilities and rent, are directly identifiable to the Division's operations. The Company's methodology for allocating various other general and administrative expenses to the Division vary based on sales volume, employee head count, operating expense levels, and management's judgement. These allocations consider the incremental costs associated with operating the Division and management believes that the allocations of such costs to the Division is reasonable. Allocations of general and administrative expenses to the Division approximated $1.1 million for the year ended December 31, 1994 and $310,000 for the year ended December 31, 1995.

    Substantially all of the Company's bank debt is attributable to operations other than the Division's. Bank debt is allocated based upon working capital requirements. Interest expense related to the debt is allocated based on the average outstanding debt balance. Interest expense on the debt allocated to the Division totalled $91,000 for the year ended December 31, 1994 and $21,000 for the year ended December 31, 1995.

    On January 15, 1996 the Company sold certain assets and liabilities of the Division to U.S. Office Products Company for $14.2 million consisting of $9 million of cash and 315,152 shares of common stock with a market value of $5.2 million. The business combination will be accounted for using the purchase method.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE REECOGNITION

    Revenues are recognized upon the delivery of office products to customers.

    TRADE RECEIVABLES

    The Division performs on-going credit evaluations of its customers and generally does not require collateral on trade receivables. The Division believes that trade receivables are well diversified, thereby reducing potential credit risk, and that an adequate allowance for any uncollectible trade receivables is maintained.

    At December 31, 1994 and December 31, 1995 the Division did not have a significant concentration of sales or accounts receivable with any single customer.

    INVENTORIES

    Inventories, are stated at the lower of cost or market with cost being determined on the first in, first out method and consists primarily of products held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated over the estimated useful lives ranging from six to fifteen years using the straight-line method. Expenditures which substantially increase an asset's value or extend its useful life are capitalized. Property and equipment leased under capital leases are being

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amortized over the lessor of their useful lives or their lease terms which are five years. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

    GOODWILL

    Goodwill represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight-line basis over estimated useful lives of 10 years.

    The recoverability of unamortized goodwill is assessed by the Division on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net carrying values. At December 31, 1994 and December 31, 1995, the Division believes that no impairment of goodwill has occurred and that no revision of estimated useful lives is required.

    INCOME TAXES

    The Company has elected under the Internal Revenue Code to be treated as an S Corporation. In lieu of corporate income taxes for federal and most state income tax purposes, the shareholders of the Company are taxed on their proportionate share of the taxable income and utilize their proportionate share of the Company's tax credits. Therefore, no provision or liability for income taxes exists at the Company or Divisional level as any income taxes are the responsibility of the Company's shareholders.

NOTE 3 -- OTHER RECEIVABLES

    Other receivables consist of the following:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Rebates receivable............................................   $  375,099    $  400,232
Other.........................................................       22,896            --
                                                                ------------  ------------
                                                                 $  397,995    $  400,232
                                                                ------------  ------------
                                                                ------------  ------------

NOTE 4 -- PROPERTY AND EQUIPMENT

    A summary of property and equipment follows:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Furniture and fixtures........................................   $  895,909    $  955,792
Autos and trucks..............................................      386,970       412,456
Leasehold improvements........................................       42,739       122,836
                                                                ------------  ------------
                                                                  1,325,618     1,491,084
Less: Accumulated depreciation and amortization...............      361,487       303,298
                                                                ------------  ------------
Net property and equipment....................................   $  964,131    $1,187,786
                                                                ------------  ------------
                                                                ------------  ------------

    Depreciation and amortization expense was approximately $154,000 and $190,000 for the years ended December 31, 1994 and 1995, respectively.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- BANK DEBT

    The Company has a revolving line of credit with a bank maturing at January 25, 1996 and provides for the following:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Maximum borrowings............................................   $4,000,000    $3,000,000
Interest rate:
  Prime plus .375% per annum..................................        8.875%
  Prime per annum.............................................                        8.5%

    Maximum borrowings under this agreement are secured by and may not exceed 50% and 75% of the Company's inventory and accounts receivable, respectively. Division inventory and accounts receivable secure this debt beyond the amount of debt included in the Division's financial statements. Total Company borrowings under this agreement were $2,180,000 and 0 at December 31, 1994 and December 31, 1995, respectively. The agreement contains various restrictive covenants, including the maintenance of minimum working capital, tangible net worth and current ratio amounts and a maximum debt to net worth ratio as well as limitations on capital expenditures. At December 31, 1994 and 1995, the Company had violated certain financial ratio covenants relative to the agreement; however, management obtained covenant waivers from the bank effective through January 25, 1996.

NOTE 6 -- LEASE COMMITMENTS

    The Division leases certain vehicles and computer equipment, and office, stores and warehouse space under various non-cancelable lease arrangements which have been accounted for as capital or operating leases, as appropriate. Future minimum lease payments required under the leases in effect at December 31, 1995 are as follows:

                                                                    CAPITAL    OPERATING      TOTAL
                                                                   ----------  ----------  ------------
Year ending December 31,
  1996...........................................................  $   64,488  $  185,384  $    249,872
  1997...........................................................      64,488     152,385       216,873
  1998...........................................................      64,488     133,561       198,049
  1999...........................................................      16,119     117,036       133,155
  2000...........................................................          --      91,779        91,779
  Thereafter.....................................................          --          --            --
                                                                   ----------  ----------  ------------
  Total future minimum lease payments............................  $  209,583  $  680,145  $    889,728
                                                                               ----------  ------------
                                                                               ----------  ------------
  Less imputed interest..........................................      27,579
                                                                   ----------
  Present value of future minimum lease payments.................     182,004
  Less current portion...........................................      51,016
                                                                   ----------  ----------
  Long-term capitalized lease obligation.........................  $  130,988
                                                                   ----------  ----------
                                                                   ----------  ----------

    Assets under capital lease with a cost of approximately $260,737 and net book values of approximately $221,623 and $169,471 at December 31, 1994 and December 31, 1995, respectively, are included in property and equipment in the accompanying balance sheet. Amortization of the related lease obligations is included with depreciation expense.

    Rental expense for operating leases approximated $393,000 and $260,000 for the year ended December 31, 1994 and 1995, respectively.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- LEASE COMMITMENTS (CONTINUED)
    The Division leases office, warehouse, and store space from four companies whose owners are stockholders of the Company. The amounts paid to these companies for the years ended December 31, 1994 and 1995 were approximately $120,000 and $89,000, respectively.

NOTE 7 -- CONTINGENCIES

    The Company has established a self-funded health insurance plan for its employees including those of the Division. The plan administrators are responsible for the approval, processing and payment of claims, after which they bill the Division for reimbursement. The Division is also responsible for a monthly administrative fee. As part of the health care coverage of the plan, the Division purchases stop-loss coverage which pays claims in excess of $20,000 per plan participant. The Division has recorded a $31,000 reserve at December 31, 1994 and 1995 for reported and unreported claims which were incurred and not paid on or before the respective dates. Management believes the established reserve is adequate and resolution of these contingencies will not have a material impact on the Division's financial statements.

NOTE 8 -- EMPLOYEE BENEFIT PLAN

    The Company maintains a qualified defined contribution 401(k) plan covering substantially all Divisional employees meeting age, length of service and full time status requirements. The plan provides for voluntary contributions by plan participants of up to 15% of their compensation. Expense under the plan in the years ended December 31, 1994 and 1995 was $37,000 and $26,000, respectively.

NOTE 9 -- UNAUDITED PRO FORMA INCOME TAX INFORMATION

    The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS 109).

                                                                YEAR ENDED    YEAR ENDED
                                                               DECEMBER 31,  DECEMBER 31,
                                                                   1994          1995
                                                               ------------  -------------
Net income before pro forma adjustments......................   $1,715,400    $ 2,176,373
Provision for income taxes...................................      686,000        870,549
                                                               ------------  -------------
Pro forma net income.........................................   $1,029,400    $ 1,305,824
                                                               ------------  -------------
                                                               ------------  -------------

                                  [LETTERHEAD]

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of American Loose Leaf/Business Products, Inc.:


We have audited the accompanying consolidated balance sheet of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995 and the related consolidated statement of income and retained earnings, and consolidated cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

June 26, 1996                    /s/ Swink, Fiehler & Hoffman

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                             CONSOLIDATED BALANCE SHEETS
                                    (SEE NOTE 12)

                                                                            JUNE 30,
                                                            SEPTEMBER 30,     1996
ASSETS                                               NOTES      1995       (UNAUDITED)
- ------                                               -----  -------------  -----------
CURRENT ASSETS:
  Cash and cash equivalents                            1     $   302,722   $   295,563
  Accounts receivable:
    Trade (net of allowance for doubtful
      accounts of $35,000)                            1,5      6,885,862     6,496,699
    Other                                                        156,419
    Income taxes                                      1,7          7,850
  Inventory                                           1,2      3,380,925     3,639,703
  Deferred income tax asset                           1,7        142,000       142,000
  Prepaid expenses                                                72,434       719,686
                                                             -----------   -----------

  Total current assets                                        10,948,212    11,293,651

PROPERTY AND EQUIPMENT-NET                           1,3,6     4,246,293     4,158,981
OTHER ASSETS                                          1,4        570,624       810,781
                                                             -----------   -----------
TOTAL                                                        $15,765,129   $16,263,413
                                                             -----------   -----------
                                                             -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit                                  5     $ 1,300,000   $
  Current maturities of long-term debt                 6         357,195     1,103,903
  Accounts payable                                             3,263,750     4,096,751
  Accrued liabilities                                            944,495       831,989
  Income taxes payable                                1,7         26,701
                                                             -----------   -----------

  Total current liabilities                                    5,892,141     6,032,643

DEFERRED INCOME TAX LIABILITY                          1         746,000       711,500
LONG-TERM DEBT                                        6,10       986,275       672,500
                                                             -----------   -----------

  Total liabilities                                            7,624,416     7,416,643
                                                             -----------   -----------

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 3,000 shares
    authorized, 1,719 shares issued and outstanding              171,900       171,900
  Paid in capital                                                     40            40
  Retained earnings                                    1       7,968,773     8,674,830
                                                             -----------   -----------

  Total stockholders' equity                                   8,140,713     8,846,770
                                                             -----------   -----------

TOTAL                                                        $15,765,129   $16,263,413
                                                             -----------   -----------
                                                             -----------   -----------




             See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
               CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                    (SEE NOTE 12)

                                                                               NINE MONTHS        NINE MONTHS
                                                             YEAR ENDED           ENDED              ENDED
                                                            SEPTEMBER 30,     JUNE 30, 1995      JUNE 30, 1996
                                                     NOTES      1995           (UNAUDITED)        (UNAUDITED)
                                                     -----  -------------     --------------     --------------
NET SALES                                              1     $49,194,648        $35,544,683        $42,549,403

COST OF SALES                                                 36,421,239         26,339,993         32,098,233
                                                             -----------        -----------        -----------

GROSS PROFIT                                                  12,773,409          9,204,690         10,451,170
                                                             -----------        -----------        -----------

EXPENSES:
  Warehousing and purchasing                                   1,483,459          1,113,643          1,341,097
  Delivery                                                     1,150,921            836,470            998,192
  Selling and customer service                                 5,242,656          3,807,932          3,685,483
  Occupancy                                                      488,301            355,893            442,844
  Office and data processing                                   1,254,259            918,448          1,678,832
  Administrative                                                 812,308            587,204          1,073,351
                                                             -----------        -----------        -----------

  Total                                                       10,431,904          7,619,590          9,219,799
                                                             -----------        -----------        -----------

OPERATING INCOME                                               2,341,505          1,585,100          1,231,371
                                                             -----------        -----------        -----------

OTHER INCOME (EXPENSE):
  Interest income                                                 12,453              9,607              4,300
  Interest expense                                    5,6       (192,242)          (136,590)          (174,544)
  Miscellaneous - net                                             66,925             51,605            108,770
                                                             -----------        -----------        -----------

  Total                                                         (112,864)           (75,378)           (61,474)
                                                             -----------         -----------       -----------

NET INCOME BEFORE INCOME TAXES                                 2,228,641          1,509,722          1,169,897

PROVISION FOR INCOME TAXES                            1,7        881,000            586,000            463,840
                                                             -----------        -----------        -----------

NET INCOME                                                     1,347,641            923,722            706,057

RETAINED EARNINGS,
  BEGINNING OF PERIOD                                  1       6,621,132          6,621,132          7,968,773
                                                             -----------        -----------        -----------

RETAINED EARNINGS,
  END OF PERIOD                                              $ 7,968,773        $ 7,544,854        $ 8,674,830
                                                             -----------        -----------        -----------
                                                             -----------        -----------        -----------




             See accompanying notes to consolidated financial statements.

                  AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (SEE NOTE 12)



                                                                     NINE MONTHS        NINE MONTHS
                                                 YEAR ENDED              ENDED              ENDED
                                                SEPTEMBER 30,        JUNE 30, 1995      JUNE 30, 1996
                                                    1995              (UNAUDITED)        (UNAUDITED)
                                                -------------        --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $ 1,347,641           $   923,722         $ 706,057
                                                 -----------           -----------         ---------
    Adjustments to reconcile net income to
      net cash provided by operations:
        Depreciation and amortization                363,230               243,109           273,200
             Gain on sale of assets                   (1,055)                                (11,309)
        Deferred income tax provision                 33,000                                    --
        Decrease (increase) in current assets:
          Accounts receivable                       (574,082)               45,580           389,163
          Inventory                                 (430,083)           (1,092,366)         (258,778)
          Prepaid expenses                            21,379               (92,900)         (452,048)
        Increase (decrease) in current liabilities:
          Accounts payable and accrued liabilities   940,865               163,479           693,794
          Income taxes payable                       (19,207)                --                --
                                                 -----------           -----------         ---------
    Total adjustments                                334,047             (733,098)           634,022
                                                 -----------           -----------         ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES          1,681,688               190,624         1,340,079
                                                 -----------           -----------         ---------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
    Business acquisitions                         (2,231,547)           (1,367,557)         (275,000)
    Proceeds from sale of assets                       1,055                                 100,438
    Property additions                              (295,827)             (204,477)         (305,609)
    (Increase) decreaes in other assets                5,568
                                                 -----------           -----------         ---------

NET CASH USED BY INVESTING ACTIVITIES             (2,520,751)           (1,572,034)         (480,171)
                                                 -----------           -----------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Bank line of credit borrowings - net           1,100,000             1,316,643          (553,292)
    Payments of long-term debt                      (210,000)             (157,500)         (313,775)
                                                 -----------           -----------         ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES            890,000             1,159,143          (867,067)
                   (USED)                        -----------           -----------         ---------


NET INCREASE IN CASH                                  50,937              (222,267)           (7,159)
            (DECREASE)

CASH, BEGINNING OF PERIOD                            251,785               251,785           302,722
                                                 -----------           -----------         ---------

CASH, END OF PERIOD                              $   302,722           $    29,518         $ 295,563
                                                 -----------           -----------         ---------
                                                 -----------           -----------         ---------


         See accompanying notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:


                                                                    NINE MONTHS          NINE MONTHS
                                                 YEAR ENDED            ENDED                ENDED
                                                SEPTEMBER 30,      JUNE 30, 1995         JUNE 30, 1996
                                                    1995            (UNAUDITED)           (UNAUDITED)
                                                -------------      --------------       --------------

     Interest                                    $   187,149         $   123,562           $ 191,734
                                                 -----------         -----------           ---------
                                                 -----------         -----------           ---------


     Income taxes                                $   875,057         $   555,529           $ 791,791
                                                 -----------         -----------           ---------
                                                 -----------         -----------           ---------

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:

    The Company obtained seller financing for business acquisitions in 1995 and 1996 in the approximate amounts of $300,000 and $100,000, respectively.





         See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    American Loose Leaf/Business Products, Inc. (the "Company") is a manufacturer of loose leaf binders, data binders and presentation folders, and a distributor of office supply products and furniture primarily for business use. The Company sells its products to customers on credit throughout the United States with a majority of its customers located in Missouri and Illinois.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    CHANGE IN BASIS OF ACCOUNTING

    Prior to 1995, the Company prepared its financial statements using the income tax basis of accounting which is a comprehensive basis of accounting other than generally accepted accounting principles. Beginning in 1995, the Company adopted generally accepted accounting principles for financial reporting purposes. The Company has recorded certain assets and liabilities required by generally accepted accounting principles and has increased retained earnings as of October 1, 1994 by $606,589 for the cumulative effect of the basis of accounting change.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the Company's wholly owned subsidiary, Forty-Fifteen Papin Redevelopment Corporation. Significant intercompany transactions have been eliminated.

    CASH EQUIVALENTS

    For purposes of the statement of cash flow, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORY

    Inventory is stated at the lower of LIFO (last-in, first-out) cost or market. The effect of the LIFO method was to decrease net income in 1995 by approximately $162,000.

    PROPERTY

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method based on the estimated useful lives of the assets ranging from five to forty years.

    GOODWILL

    Goodwill and other intangibles acquired in purchase transactions are being amortized over 15 years using the straight-line method.

    FINANCING FEES

    Costs incurred in connection with the obtaining of long-term debt have been capitalized and are being amortized on a straight-line basis over the life of the related debt agreement and are included in other assets for financial reporting purposes.

    INCOME TAXES

    Deferred income taxes are determined on the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited financial statements for the nine months ended June 30, 1996 and 1995 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the nine months ended June 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for the years ending September 30, 1996 and 1995.

2.  INVENTORY

    Inventory consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Raw materials and work-in-progress         $  658,942
         Finished goods                              3,253,364
                                                    ----------
           Total                                     3,912,306
         Less LIFO reserve                             531,381
                                                    ----------

         Inventory - net                            $3,380,925
                                                    ----------
                                                    ----------

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Land                                       $  130,207
         Buildings                                   3,242,981
         Machinery and equipment                     1,576,744
         Furniture and fixtures                        254,063
         Computer equipment                            303,250
         Autos and trucks                              284,268
                                                    ----------
           Total                                     5,791,513
         Less accumulated depreciation               1,545,220
                                                    ----------

         Property - net                             $4,246,293
                                                    ----------
                                                    ----------

4.  OTHER ASSETS

    Other assets consist of the following at September 30, 1995:

                                                          1995
                                                          ----

         Goodwill and noncompetition agreements - net   $  201,219
         Cash surrender value of life insurance            141,971
         Financing costs - net                              23,534
         Buying co-op preferred stock                       78,900
         Deposits                                          125,000
                                                        ----------

         Total                                          $  570,624
                                                        ----------
                                                        ----------


5.  BANK LINE OF CREDIT

    The Company has a $3,000,000 operating line of credit with a lending bank that is due December 31, 1995, with interest at the bank's daily federal funds rate plus 190 basis points (8.65% at September 30, 1995). On January 1, 1996, the operating line of credit was renewed for one year and increased to $3,500,000.

    Trade accounts receivable are collateral under the credit agreement. The credit agreement requires the company to comply with certain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, minimal working capital and a minimum net worth.

6.  LONG-TERM DEBT

    Long-term debt consists of industrial revenue bonds that were issued in December 1985 in the amount of $3,050,000, and refinanced in 1989 and 1994. The bonds are payable in monthly installments of $17,500 plus interest at 7.4%. Maturities of the bonds are as follows: 1996, $210,000; 1997, $210,000; 1998, $210,000; 1999, $212,000; 2000, $198,000.

    The bonds are collateralized by a first deed of trust on various real estate of the Company, and the guarantee of the Company. Additionally, the loan agreements contain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, additional indebtedness, limitations on capital expenditures and maintenance of a minimum net worth.

    The Company also obtained seller financing in the acquisition of the assets of a business in 1995 in the amount of $303,471. The note is payable $13,450 monthly including interest at 6% through September 1997.

7.  PROVISION FOR INCOME TAXES

    The provision for income taxes consists of the following for the year ended September 30, 1995:

                                                    1995
                                                    ----

              Current                             $848,000
              Deferred:
                   Current                         (44,000)
                   Noncurrent                       77,000
                                                  --------

            Total                                 $881,000
                                                  --------
                                                  --------

    A reconciliation between the federal income tax rate of 34% and the Company's effective tax rate is as follows:

                                                         1995
                                                         ----
                                                 AMOUNT           %
                                                 ------          ---

         Expected income tax                    $757,740         34.0
         State and city income taxes, net
           of federal income tax effect           71,320          3.2
         Non-deductible expenses and other-net    51,940          2.3
                                                --------         -----

         Provision for income taxes             $881,000         39.5
                                                --------         -----
                                                --------         -----


8.  LEASE COMMITMENTS

    The Company is obligated for minimum lease payments under noncancelable operating-type leases for sales offices and delivery vehicles. Rental expense for the year ended September 30, 1995 on the above lease commitments was approximately $151,000. Minimum lease payments for the remainder of the initial lease terms are approximately as follows: 1996, $153,000; 1997, $121,000; 1998, $50,000, 1999, $27,000; 2000, $12,000.

9.  EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution profit sharing plan 401(K) covering substantially all employees in which the Company matches a certain percent contributed by the employee. Total expense relating to the plan for the year ended September 30, 1995 was approximately $71,000.

    The Company offers health care benefits for employees and their families under a program of partial self-insurance. The Company pays covered claims up to $60,000 per individual per year. Stop loss coverage has been obtained for any claims in excess of $60,000 per individual and 125% of the expected aggregate covered claims. A provision of $70,000 has been estimated and accrued for claims incurred but not paid as of September 30, 1995. Net health care cost for the year ended September 30, 1995 was approximately $222,000.

10. BUSINESS ACQUISITIONS

    The Company acquired certain assets of two separate businesses in 1995 that were accounted for as purchase transactions in the aggregate amount of
    approximately $2,535,000.   Seller financing of approximately $300,000 was
    obtained in 1995 for one transaction and has been included in notes payable at September 30, 1995.

11. COMMITMENTS

    The Company is obligated to purchase 597 shares of its common stock from a minority shareholder, upon the shareholder's death, for a predetermined price of $558,800 pursuant to a shareholder agreement dated June 10, 1988.

12. SUBSEQUENT EVENTS

    On January 15, 1996, the Company acquired certain assets of an office products distributor that was accounted for as a purchase transaction in the amount of approximately $523,000.

    On May 31, 1996, the Company signed a letter of intent with respect to a proposed merger of the Company into a wholly-owned subsidiary of U.S. Office Products, Inc., ("USOP"). The merger is subject to the approval of the Board of Directors of both the Company and USOP, the approval of the shareholders of the Company and certain other considerations, including receipt of the opinion of counsel that the merger will qualify as a tax-free reorganization. Management believes the merger will be consummated on or before July 31, 1996.

                         INDEPENDENT AUDITORS' REPORT



To the Stockholder and Board of Directors
Pear Commercial Interiors, Inc. and Subsidiary
Boulder, Colorado

We have audited the accompanying consolidated balance sheet of Pear Commercial Interiors, Inc. and Subsidiary as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pear Commercial Interiors, Inc. and Subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       Ehrhardt Keefe Steiner & Hottman PC


July 3, 1996
Denver, Colorado

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,           JUNE 30,
                                                                            1995                  1996
                                                                         ------------         -----------
                                                                                               (Unaudited)
                                    ASSETS
Current assets
   Cash                                                                  $    221,724         $   (83,970)
   Trade accounts receivable (Note 4)                                       1,079,383           1,264,901
   Employee receivable                                                         19,036              33,846
   Inventories (Note 4)                                                       326,158             357,123
   Deposits                                                                    45,248               6,244
   Prepaid expenses                                                            15,891              19,480
                                                                         ------------         -----------
            Total current assets                                            1,707,440           1,597,624
                                                                         ------------         -----------

Property and equipment (Note 3)
   Leasehold improvements                                                     147,346             147,930
   Furniture, fixtures and equipment                                          380,810             392,760
                                                                         ------------         -----------
                                                                              528,156             540,690
   Less accumulated depreciation                                             (251,081)           (282,962)
                                                                         ------------         -----------
      Net property and equipment                                              277,075             257,728
                                                                         ------------         -----------

Other assets
   Security deposits                                                            8,501               9,636
                                                                         ------------         -----------

Total                                                                    $  1,993,016         $ 1,864,988
                                                                         ============         ===========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Accounts payable                                                      $    458,336         $   305,555
   Accrued sales and property taxes                                            38,208
   Accrued payroll, taxes and employee benefits                                64,900              98,559
   Accrued commissions                                                         80,831
   Line-of-credit (Note 4)                                                    450,000             600,000
   Current portion of long-term debt (Note 2)                                  10,895
   Current portion of capital lease obligation (Note 3)                        22,361
   Other current liabilities                                                     --               138,156
                                                                         ------------         -----------
            Total current liabilities                                       1,125,531           1,142,270
                                                                         ------------         -----------

Long-term portion of capital lease obligation (Note 3)                         47,091              36,405

Commitments (Notes 5 and 7)

Stockholder's equity
   Preferred stock 50,000,000 shares authorized and none outstanding                -                   -
   Common stock, $.001 par value, 150,000,000 shares authorized,
      100,000 shares issued and outstanding                                       100                 100
   Additional paid in capital                                                  19,562              19,562
   Retained earnings                                                          800,732             666,651
                                                                         ------------         -----------
            Total stockholder's equity                                        820,394             686,313
                                                                         ------------         -----------

Total                                                                    $  1,993,016         $ 1,864,988
                                                                         ============         ===========

                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               SIX MONTHS ENDED
                                                                          YEAR ENDED                JUNE 30,
                                                                         DECEMBER 31,     -----------------------------
                                                                             1995             1995             1996
                                                                         ------------     ------------     ------------
                                                                                                   (Unaudited)
Net sales                                                                $ 13,180,695     $  6,259,802     $  6,075,318

Cost of goods sold                                                         10,533,958        4,981,515        4,995,862
                                                                         ------------     ------------     ------------

         Gross profit                                                       2,646,737        1,278,287        1,079,456
                                                                         ------------     ------------     ------------

Operating expenses
   Selling                                                                    698,595          355,268          399,226
   General and administrative                                               1,700,138          631,349          837,474
                                                                         ------------     ------------     ------------
         Total operating expenses                                           2,398,733          986,617        1,236,700
                                                                         ------------     ------------     ------------

Income (loss) before other income (expense)                                   248,004          291,670         (157,244)
                                                                         ------------     ------------     ------------

Other income (expense)
   Interest expense                                                           (42,451)          (8,524)         (24,179)
   Other income                                                               150,755                -           52,716
                                                                         ------------     ------------     ------------
         Total other - net                                                    108,304           (8,524)          28,537
                                                                         ------------     ------------     ------------

Net income (loss)                                                        $    356,308     $    283,146    $    (128,707)
                                                                         ============     ============     ============








                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                   FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                       SIX MONTHS ENDED JUNE 30, 1996

                                                                                                              TOTAL
                                                                 COMMON       PAID IN       RETAINED      STOCKHOLDER'S
                                                                 STOCK        CAPITAL       EARNINGS         EQUITY
                                                                --------     ---------     ----------     -------------
Balance at December 31, 1994                                       100       $  19,562     $  681,709       $  701,371

Net income                                                                           -        356,308          356,308

Distribution to stockholder                                                          -       (237,285)        (237,285)
                                                                --------     ---------     ----------     -------------

Balance at December 31, 1995                                       100          19,562        800,732          820,394

Net (loss) (unaudited)                                               -               -       (128,707)        (128,707)

Distribution to stockholder                                                                    (5,374)          (5,374)
                                                                --------     ---------     ----------     -------------

Balance at June 30, 1996
   (unaudited)                                                     100       $  19,562     $  666,651       $  686,313
                                                                ========     =========     ==========     =============








                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 SIX MONTHS ENDED
                                                                          YEAR ENDED                 JUNE 30,
                                                                         DECEMBER 31,     -----------------------------
                                                                             1995             1995             1996
                                                                         ------------     ------------     ------------
                                                                                                   (Unaudited)
Cash flows from operating activities
   Net income (loss)                                                     $    356,308     $    283,148    $   (128,707)
                                                                         ------------     ------------     ------------
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
       Depreciation                                                            67,548           16,251           36,555
       Loss on sale of assets                                                   1,617                -                -
       Changes in assets and liabilities
          Receivables                                                       1,042,984          737,955         (200,328)
          Inventories                                                        (146,759)        (170,987)         (30,965)
          Prepaid expenses                                                      7,395              547           (3,589)
          Other assets                                                         41,740           (1,760)          37,869
          Accounts payable                                                   (989,507)      (1,071,153)        (152,781)
          Accrued expenses                                                   (159,391)        (124,371)          52,776
                                                                         ------------     ------------     ------------
                                                                             (134,373)        (613,518)        (260,463)
                                                                         ------------     ------------     ------------
             Net cash provided by (used in) operating
               activities                                                     221,935         (330,372)        (389,170)
                                                                         ------------     ------------     ------------

Cash flows from investing activities
   Purchase of furniture and equipment                                        (43,118)         (69,363)         (17,208)
                                                                         ------------     ------------     ------------
             Net cash used in investing activities                            (43,118)         (69,363)         (17,208)
                                                                         ------------     ------------     ------------

Cash flows from financing activities
   Net advances on line-of-credit                                             330,000          440,000          150,000
   Payments (proceeds) on long-term debt and lease obligations                (52,538)          40,144          (43,942)
   Distribution to stockholder                                               (237,285)         (79,624)          (5,374)
                                                                         ------------     ------------     ------------
             Net cash provided by financing activities                         40,177          400,520          100,684
                                                                         ------------     ------------     ------------

Net increase (decrease) in cash and cash equivalents                          218,994              785         (305,694)

Cash and cash equivalents at beginning of period                                2,730            2,730          221,724
                                                                         ------------     ------------     ------------

Cash and cash equivalents at end of period                               $    221,724     $      3,515     $    (83,970)
                                                                         ============     ============     ============

Supplemental disclosure of cash flow information:
       The Company paid $42,451 (December 31, 1995), for interest.

Supplemental disclosure of noncash financing and investing activities:
       During 1995, the Company acquired assets for $63,986 under capital lease obligations.


                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company is an office furniture dealer and manufacturer, incorporated on January 1, 1988.

PRINCIPLES OF CONSOLIDATION AND COMBINATION

The consolidated financial statements include the accounts of Pear Commercial Interiors, Inc. (PCI) and its 79% owned subsidiary Pear Custom Furniture, Inc. (PCF) (collectively the "Company"). PCF was incorporated in November, 1995. All material intercompany accounts and transactions have been eliminated. The 21% minority interest related to PCF is not significant and is included in the consolidated financial statements.

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories consist primarily of used furniture and are stated at the lower of cost or market on a specific identification method.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation of property and equipment is calculated using various methods. Leasehold improvements are depreciated over the life of the associated lease using the straight-line method. All property and equipment is depreciated over their estimated useful lives which range from 5 to 10 years.

REVENUE RECOGNITION

The Company recognizes revenue as the product is shipped and installed.

CONCENTRATION OF CREDIT RISK

During the normal course of business, the Company grants credit to businesses located in the Colorado front range area.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK (CONTINUED)

At year end and throughout the year, the Company had cash on deposit at a financial institution in excess of FDIC insurable limits.

The Company currently purchases approximately 60% of the products it sells from one supplier. Although there are other manufacturers of similar type products, a change in suppliers could result in a loss of sales which would affect operating results.

In 1995, the Company has one customer which represents 11% of total sales. Management believes the loss of this customer will not significantly effect operating results.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under these provisions, the Company does not pay Federal or state corporate income taxes on its taxable income. All revenue and expenses of the Company flow through to the stockholder.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited consolidated financial statements for the six months ended June 30, 1995 and 1996 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                     DECEMBER 31,
                                                        1995
                                                     ------------

Note payable to a bank - paid in full during 1996.    $   10,895
Less current portion                                     (10,895)
                                                     ------------

Total long-term debt, net of current portion          $        -
                                                     ============


NOTE 3 - CAPITAL LEASE OBLIGATIONS

The Company owns various equipment under capital lease obligations.

Capital lease obligation consists of the following:

                                                     DECEMBER 31,
                                                        1995
                                                     ------------

Various leases payable with monthly installments
  from $144 to $794 including interest at rates
  from 8.9% to 21.25%, collateralized by equipment,
  maturing February 1997 through April 2000.           $  69,452

    Less current portion                                 (22,361)
                                                     ------------

Long-term lease obligation - net of current portion    $  47,091
                                                     ============

Minimum lease payments as of December 31, 1995 are as follows:

     YEAR ENDING DECEMBER 31,                                  AMOUNT
     ------------------------                                 --------

             1996                                             $ 31,238
             1997                                               25,248
             1998                                               13,329
             1999                                               12,096
             2000                                                6,829
                                                              --------
                                                                88,740
             Less interest                                     (19,288)
                                                              --------
                                                                69,452
             Less current portion                              (22,361)
                                                              --------
             Long-term capital lease obligation               $ 47,091
                                                              ========

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - CAPITAL LEASE OBLIGATIONS (CONTINUED)

Net book value of leased assets at December 31, 1995 was $73,851.


NOTE 4 - LINE-OF-CREDIT

The Company has a $800,000 line-of-credit with a bank. The line-of-credit is due April 30, 1997. Interest is at 1% over the bank's prime rate (8.5% at December 31, 1995). The line-of-credit is collateralized by inventory and accounts receivable of the Company and a $250,000 life insurance policy on the life of the sole stockholder. The note is also individually guaranteed by the stockholder. The balance on this line-of-credit was $450,000 at December 31, 1995.

NOTE 5 - LEASES

The Company leases office and warehouse space in two locations under long-term leases. The first lease requires monthly payments of $6,325 adjusted for cost of living increases. The lease expires October 2000. The second lease requires monthly payments of $2,402 per month until June 30, 1996, and $2,507 per month thereafter. The lease expires on December 31, 1997.

During the year ended December 31, 1995, rent expense for both leases was $105,108, which includes reimbursements to the landlord for taxes, insurance and common area maintenance. One of the leases is guaranteed by the stockholder.

Obligations over the remaining terms of both leases as of December 31, 1995 are:

     YEAR ENDING DECEMBER 31,                                 AMOUNT
     ------------------------                               ----------

             1996                                           $  105,360
             1997                                              105,990
             1998                                               75,900
             1999                                               75,900
             2000                                               63,250
                                                            ----------
                                                            $  426,400
                                                            ==========

The Company entered into a sublease for a portion of the building space on one of the leases. The sublease expires in October 1998. Rent of $1,000 a month is received from the subleasee.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - LEASES (CONTINUED)

Minimum rent due under the terms of the sublease as of December 31, 1995 are as follows:

     YEAR ENDING DECEMBER 31,                                  AMOUNT
     ------------------------                                 --------

             1996                                             $ 12,000
             1997                                               12,000
             1998                                               10,000
                                                              --------
                                                              $ 34,000
                                                              ========


NOTE 6 - 401(K) PLAN

The Company has a 401(k) retirement plan for its employees. Any plan contributions by the Company are discretionary. No contributions were made by the Company.


NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED)

In June 1996, the Company entered into an agreement to merge with U.S. Office Products Company. The merger will be accounted for as a pooling of interests. All the outstanding shares of common stock of the Company will be exchanged for approximately 74,000 shares of U.S. Office Products Company common stock.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
International Interiors, Inc.
Jacksonville, Florida

We have audited the accompanying balance sheets of International Interiors, Inc., as of September 30, 1995 and 1994, and the related statements of income, accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated November 10, 1995, we expressed an opinion that the 1995 financial statements did not fairly present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles because the Company accounted for commissions that it earned on government sales by recording the gross sale and cost of sale amounts to yield the respective commission earned. As described in Note 10, the Company has changed its method of accounting for that item and has restated its 1995 financial statements to conform with generally accepted accounting principles. Accordingly, our present opinion on the 1995 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Interiors, Inc. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

To the Board of Directors of
International Interiors, Inc.
Page Two


As described in Note 11, on May 31, 1996, the Company entered into an agreement whereby the Company's stock was converted into shares of stock of U. S. Office Products Company.


                                             PETHERBRIDGE, DAVIS & COMPANY, P.A.
                                              Certified Public Accountants


November 10, 1995, except for Notes 10 and 11 as to which the date is July 11, 1996.

Jacksonville, Florida


                                                    INTERNATIONAL INTERIORS, INC.

                                                           BALANCE SHEETS

                                                     September 30, 1995 and 1994

                                                               ASSETS


                                                                    1994                      1995             March 31, 1996
                                                                    ----                      ----             --------------
                                                                                                                (Unaudited)

Current Assets:
     Cash and cash equivalents (Note 1)                         $  468,776                $   21,540            $   (6,780)
     Accounts receivable - trade less
       allowance for doubtful accounts
       of $1,000 in 1994 and 1995                                  956,983                   955,176               990,666
     Advances - employees                                            1,523                     1,125
     Loan to stockholder                                            10,000                        --
     Inventory (Note 1)                                            718,819                 1,186,540             1,001,244
     Prepaid expense                                                 1,125                        --                75,111
     Deferred tax asset (Note 2)                                   101,752                    60,618
                                                                ----------                ----------             ---------

Total Current Assets                                             2,258,978                 2,224,999             2,060,241
                                                 -               ---------                 ----------            ---------


Property and Equipment: (Notes 1 and 4)
     Automotive equipment                                          126,474                   158,738                158,738
     Leasehold improvements                                         92,827                    92,827                 92,827
     Office furniture                                               57,270                    57,270                 57,270
     Office equipment                                               56,012                    65,340                 71,678
     Warehouse equipment                                            15,608                    16,739                 16,739
     Capitalized lease - computer                                  164,762                   164,762                164,762
                                                                ----------                ----------             ----------

Total Property and Equipment                                       512,953                   555,676                562,014

     Less: Accumulated Depreciation                                217,373                   329,721               (365,963)
                                                                ----------                ----------             ----------

Net Property and Equipment                                         295,580                   225,955                196,051
                                                                ----------                ----------             ----------

Other Assets                                                         5,538                     3,633                  3,634
                                                                ----------                ----------             ----------


Total Assets                                                    $2,560,096                $2,454,587             $2,259,926
                                                                ==========                ==========             ==========


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                           BALANCE SHEETS

                                                     September 30, 1995 and 1994


                                                LIABILITIES AND STOCKHOLDERS' EQUITY


                                                              1994                        1995               March 31, 1996
                                                              ----                        ----               --------------
                                                                                                               (Unaudited)
Current Liabilities:
     Accounts payable, trade                              $  331,552                 $  623,587                $  407,909
     Accrued liabilities                                      77,784                     58,190                    84,894
     Income taxes payable                                      2,514                         --
     Customer deposits                                         2,450                     24,621
     Notes payable, current portion (Note 6)                  23,415                     23,415                    51,761
     Capitalized lease obligation (Note 4)                    31,520                     33,771
     Loan from stockholder                                   142,000                         --
                                                          ----------                 ----------                ----------


Total Current Liabilities                                    611,235                    763,584                   544,564
                                                          ----------                 ----------                ----------

Long-term Liabilities:
     Notes payable, due after one
       year (Note 6)                                          31,220                      7,805                    40,267
     Capitalized lease obligation, due
       after one year (Note 4)                                91,920                     58,150
     Deferred tax credit (Note 2)                             15,455                     17,186                    17,186
                                                          ----------                 ----------                ----------

Total Long-term Liabilities                                  138,595                     83,141                    57,453
                                                          ----------                 ----------                ----------

Total Liabilities                                            749,830                    846,725                   602,017
                                                          ----------                 ----------                ----------

Stockholders' Equity:
     Preferred stock, 8% cumulative,
       $10,000 par value,
       196.5 shares authorized,
       issued and outstanding in 1995,
       181.7 shares in 1994 (Note 5)                       1,817,236                  1,964,936                     --
     Common stock, $1 par value, 30,000
       shares authorized, 10,000 shares
       issued and outstanding                                 10,000                     10,000                 2,186,124
       Additional paid in capital                          1,095,048                  1,095,048                 1,095,048
       Accumulated deficit                                (1,112,018)                (1,462,122)               (1,623,263)
                                                          ----------                 ----------                ----------

Total Stockholders' Equity                                 1,810,266                  1,607,862                 1,657,909
                                                          ----------                 ----------                ----------

Total Liabilities
     and Stockholders' Equity                             $2,560,096                 $2,454,587                $2,259,926
                                                          ==========                 ==========                ==========

                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                        STATEMENTS OF INCOME

                                               Years Ended September 30, 1995 and 1994

                                                                                Six months ended
                                                                                    March 31,
                                                                          ----------------------------
                                          1994             1995              1994              1995
                                          ----             ----              ----              ----
                                                                                  (unaudited)
Sales (Note 10)                       $8,159,392       $7,931,071         $3,436,005        $4,715,124
Cost of sales (Note 10)                5,481,795        5,437,640          2,511,813         3,813,572
                                      ----------       ----------          ---------         ---------

Gross profit                           2,677,597        2,493,431            924,192           901,552
Operating expenses (Note 9)            2,153,033        2,357,846            834,439           869,350
                                      ----------       ----------          ---------         ---------

Income from operations                   524,564          135,585             89,753            32,202
                                      ----------       ----------          ---------         ---------

Other income (expense):
     Interest income                       4,288            3,201              1,578               226
     Miscellaneous income (expense)       (4,824)          15,813              1,665            20,625
     Interest expense                    (15,356)         (29,138)           (18,504)           (3,006)
     Loss on retirement of equipment      (6,054)              --
                                      ----------       ----------          ---------         ---------

Total other income (expense)             (21,946)         (10,124)           (15,261)           17,845
                                      ----------       ----------          ---------         ---------

Income before income taxes and
     cumulative effect of change in
     accounting principle                502,618          125,461             74,492            50,047


Provision for income taxes (Note 2)      175,198           42,865                 --                --
                                      ----------       ----------          ---------         ---------

Income before cumulative effect of
     change in accounting principle      327,420           82,596                 --                --

Cumulative effect of change in
     accounting principle (Note 2)       258,981               --
                                      ----------       ----------          ---------         ---------

Net income                            $  586,401       $   82,596          $  74,492         $  50,047
                                      ==========       ==========          =========         =========


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                  STATEMENTS OF ACCUMULATED DEFICIT

                                              Years Ended September 30, 1995 and 1994 and

                                              for the six month period ended March 31, 1996


                                                                                        1994              1995            1996
                                                                                        ----              ----            ----
                                                                                                                      (UNAUDITED)

Accumulated deficit balance at
     beginning of year                                                               $1,353,040        $1,112,018     $1,462,122

Less:  Net income                                                                       586,401            82,596         50,047

Plus:  Common stock dividends                                                           345,379           285,000             --

Plus:  Preferred stock dividends
     (Note 5)                                                                                --           147,700        211,188
                                                                                     ----------        ----------      ---------

Accumulated deficit balance at
     end of the period                                                                $1,112,018        $1,462,122     $1,623,263
                                                                                     ==========        ==========      =========


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                      STATEMENTS OF CASH FLOWS

                                               Years Ended September 30, 1995 and 1994

                                                                                              Six months ended
                                                                                                  March 31,
                                                                                        -----------------------------
                                                      1994              1995               1995               1996
                                                      ----              ----               ----               ----
                                                                                                (unaudited)

Cash Flows from Operating Activities:
     Net income                                   $  586,401        $   82,596          $   74,492         $  50,047
     Adjustments to reconcile net income to
       net cash provided by operating
       activities:
       Basis of in use assets returned to
         inventory, refurbished and sold              24,773                --
       Depreciation                                   82,077            80,085              44,032            36,242
       Loss on retirement of equipment                 6,054                --
       Net change in deferred tax assets and
         credits after cumulative effect of
         change in accounting principle              (86,297)           42,865
       (Increase) decrease in:
         Accounts receivable                        (223,346)            1,807             (89,888)          (38,284)
         Stockholder and employee advances            11,097            10,398
         Inventory                                   135,246          (467,721)            (29,000)          184,296
         Prepaid expenses                             15,922             1,125
         Other assets                                  4,310             1,905
       Increase (decrease) in:
         Accounts payable                             79,721           292,034            (118,973)         (238,975)
         Accrued liabilities and income tax           47,025           (22,108)           (142,866)           15,807
         Customer deposits                         (250,767)            22,170
                                                  ----------        ----------           ---------         ---------

         Net cash provided by operating
           activities                                432,216            45,156            (262,203)            9,133
                                                  ----------        ----------           ---------         ---------

Cash Flows from Investing Activities:
     Purchases of property and equipment             (79,940)          (10,459)            (10,459)           (6,339)
                                                  ----------        ----------           ---------         ---------

         Net cash used in investing
           activities                                (79,940)          (10,459)            (10,459)           (6,339)
                                                  ----------        ----------           ---------         ---------

Cash Flows from Financing Activities:
     Proceeds from borrowing:
       Long-term debt                                                                      (36,488)          (31,114)
       Notes payable, vehicle installment
         contracts                                    70,246                --
       Loan from stockholder                         142,000                --
       Proceeds from issuance of common stock                                             (161,250)
     Debt reduction:
       Long-term debt                                                                        2,251

       Notes payable, vehicle installment
         contracts                                   (15,611)          (23,414)
       Loan from stockholder                              --          (142,000)
       Capitalized lease                             (29,418)          (31,519)
     Dividends paid                                 (345,378)         (285,000)
                                                  ----------        ----------           ---------         ---------
       Net cash used by financing
         activities                               $ (178,161)       $ (481,933)          $(195,487)        $( 31,114)
                                                  ----------        ----------           ---------         ---------

                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                STATEMENTS OF CASH FLOWS (Continued)

                                               Years Ended September 30, 1995 and 1994

                                                                                   Six months ended
                                                                                       March 31,
                                                                               ------------------------
                                               1994           1995                1995           1996
                                               ----           ----                ----           ----
                                                                                      (Unaudited)
Net increase (decrease) in cash and
     cash equivalents                       $ 174,115       $(447,236)         $(468,149)      $(28,320)

Cash and cash equivalents at
     beginning of period                      294,661         468,776            468,776         21,540
                                             --------        --------           --------        -------

Cash and cash equivalents at
     end of period                          $468,776        $  21,540                627         (6,780)
                                             =======         ========           ========        =======

Supplemental Disclosures:

     Operating Activities reflect:
       Interest paid                        $ 15,356        $  29,138           $ 18,504       $  2,560
       Income taxes paid                    $     --        $   2,514

Noncash Financing Activities:
     During the 1995 fiscal year,
       dividends on preferred stock
       were paid by issuing 147.7 shares    $    --         $ 147,700

                 Read accompanying notes and auditors' report.

                        INTERNATIONAL INTERIORS, INC.
                      Notes to the Financial Statements
                         September 30, 1995 and 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BUSINESS

          International Interiors, Inc. (the Company) operations consist of sales of office furniture, accessories, and supplies (new and refurbished). The Company operates primarily in the Northeast Florida area. Most sales are on account and are billed monthly. The Company is incorporated in the State of Florida.

     PROPERTY AND EQUIPMENT

          Property and equipment is stated at cost. Depreciation for fiscal years 1995 and 1994 in the amount of $80,085 and $82,077, respectively, was computed using the straight-line method. Estimated lives used to compute depreciation for property and equipment are as follows:

                                                           Years
                                                           -----
                    Automotive equipment                    5-7
                    Leasehold improvements                  5-7
                    Office furniture                        5-7
                    Office equipment                        5-7
                    Warehouse equipment                     5-7

          Replacements and betterments are capitalized, while expenses for maintenance and repairs are expensed as incurred.

     INVENTORY

          Inventory as of September 30, 1995 and 1994 consists of furniture and accessories (new and used) and office supplies stated at the lower of cost or market determined on a first-in, first-out basis as follows:

                                            1994                1995
                                            ----                ----
     New Furniture and accessories

       (1994 includes used)               $420,421          $  427,083
     Used Furniture and
       accessories                              --             341,422
     Office Supplies                       298,398             418,035
                                         ---------          ----------

         Total Inventory                  $718,819          $1,186,540
                                         ---------          ----------
                                         ---------          ----------

                       Read accompanying auditors' report.

     CASH EQUIVALENTS AND SHORT TERM INVESTMENTS

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.   INCOME TAX

          Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of the change in accounting for income tax for prior years is included in the year ended September 30, 1994.

          The provision for income taxes consists of:

                                1994              1995
                                ----              ----

     Current                 $  2,514          $     --
     Deferred                 172,684            42,865
                             --------          --------
     Total                   $175,198          $ 42,865
                             --------          --------
                             --------          --------


          The income tax provision differs from the expense that would result from applying federal and state statutory rates to income before income taxes, primarily because deferred income taxes are calculated using a flat rate.

          As of September 30, 1995 the Company has a $61,205 net operating loss carryforward available to offset future taxable income through 2010. At September 30, 1995 the Company has general business credits in the amount of $38,967 available to offset income tax expense in future years from 1996 through 2008.

          Deferred income taxes result from differences in the timing of reporting income and expenses for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and net operating loss carryforwards.

          At September 30, 1995 and 1994, deferred tax liabilities recognized for taxable temporary differences totaled $17,186 and $15,455, respectively. Deferred tax assets recognized for deductible temporary differences and net operating loss carryforwards totaled $60,618 and $101,752 respectively, at September 30, 1995 and 1994.

3.    RELATED PARTY TRANSACTIONS

          Jones College, a not for profit organization, owns the majority of the common stock of the Company. Under the terms of an agreement between the Company and its stockholders, dated April 21, 1984, Jones College loaned funds to the Company for the purpose of providing working capital. Jones College owns all of the preferred stock of the Company. (See Note 5)

          Jones College purchases office equipment and supplies from the Company. Sales to Jones College for the years ended September 30, 1994 and 1995 amounted to approximately $59,891 and $81,240, respectively. Accounts receivable from Jones College at September 30, 1994 and 1995 amounted to $11,420 and $21,006, respectively.

          The Company has related party leases. (See Note 4)

4.   LEASES

          The Company leases, from its majority stockholder and also from members of its Board of Directors, the buildings in which it maintains offices and showrooms. The lease is on a month to month basis, totaling $6,825 per month. On an annual basis, the Company leases warehouse storage space for $4,721 per month plus accessories which average $748 per month.

          Total rent expense for offices, showrooms, and inventory space for the years ended September 30, 1994 and 1995 amounted to $146,231 and $147,532, respectively.

          On an as needed basis the Company rents trucks and other equipment used in delivery. Equipment rental for September 30, 1994 and 1995 was $20,805 and $24,337, respectively.

          The Company will incur future minimum lease payments regarding its non-cancelable operating leases over the next 5 years as follows:

                       1996                    $36,105
                       1997                     14,464
                       1998                      7,987
                       1999                         --
                       2000                         --


          During 1993, the Company leased new computer equipment under a capital lease. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of the future minimum lease payments, discounted at 7%. The capitalized cost of $164,762 less accumulated depreciation of $37,072 and $70,024 at September 30, 1994 and 1995, respectively is included in property and equipment. Depreciation for this equipment for the period ended September 30, 1994 and 1995 was $32,953 each year.

          The future minimum lease payments under the capital lease for the next 5 years and the net present value of the future minimum lease payments are as follows:

                                     Year Ending
                   September 30                           Amount

                       1996                             $ 39,074
                       1997                               39,074
                       1998                               22,452
                       1999                                   --
                       2000                                   --
                                                         --------

                                                         100,600
         Less amount representing interest                 8,680
                                                        ---------
                                                        $ 91,920
                                                        ---------
                                                        ---------


          The property is being depreciated over a five year period using the straight-line method.

5.   PREFERRED STOCK

          The holder of the preferred stock is entitled to a dividend of 8% of the par value beginning on the last day of December, 1988 and each year thereafter as long as the stock is outstanding. The preferred stock is redeemable by the corporation at its election and in whole or in part at face value plus any unpaid accumulation of dividends. The stock is convertible into common shares of the Company if it is not retired by October 1, 1998.

          The 1993 dividend on preferred stock in the amount of $145,379 was paid in the form of cash during the 1994 fiscal year. The 1994 dividend on preferred stock in the amount of $147,700 was paid by issuing additional preferred stock during the 1995 fiscal year. As of September 30, 1995 and 1994, there were $49,989 of accumulated, but undeclared dividends on preferred stock.

6.   NOTES PAYABLE

          Notes payable consist of automobile installment contracts payable to G.M.A.C. with principal and interest due monthly in the amount of $2,205 for 36 months beginning February 28, 1994, including interest at 7.9%.

          Principal due for each of the next 5 years is as follows:

                          1996           $23,415
                          1997             7,805
                          1998                --
                          1999                --
                          2000                --


7.   PENSION PLAN

          During 1993, the Company implemented a 401-K type pension plan for all eligible employees. Employees are eligible to participate in the plan if they have been employed by the Company for one year and work at least 20 hours per week. Generally, employees can defer up to 15% of their gross bi-weekly salary into the plan. The employer can make a matching discretionary contribution for the employee, not to exceed 25% of the first 6% of the employees' annual contribution. Employer contributions for the plan for fiscal year 1994 and 1995 were $5,983 and $5,073, respectively.

8.   CONCENTRATION OF CREDIT RISK

          The company maintains cash balances at several financial institutions located in Jacksonville, Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At September 30, 1994, the Company's uninsured cash balances totaled $233,749.

9.   SALES TAX AUDIT

          The Company was under audit by the State of Florida, Department of Revenue, Sales Tax Division as of November 4, 1994. No provision was made for additional taxes for the year ended September 30, 1994. The audit was concluded during the 1995 fiscal year. Additional taxes in the amount of $38,048 were paid by the Company during the 1995 fiscal year and are included in operating expenses for the year ended September 30, 1995.

10.  RESTATED FINANCIAL STATEMENTS

               These financial statements have been restated to reflect a newly adopted accounting principle which will be the same as the one expected to be used in future periods.

               During the 1995 fiscal year the Company participated with its wholesale factories on governmental sales which fall within the Company's jurisdiction and which require a government bidding process. Title to the goods pass directly from the factory to the government purchasing unit. The Company in most cases coordinates the sales process, handles customer service follow-up and often provides installation services.

               The Company earns a net commission on the sale, usually 10% of the sale amount. For 1995 such commissions amounted to $42,466. Previously, the Company recorded the effect of the net commission by recording the gross sale amount in its revenue. The difference between the gross sale amount and the net commission earned was recorded as purchases. For the years ended September 30, 1994 and 1995, revenue and cost of sales have been restated and have been decreased by $358,007 and $400,473, respectively. The net effect of the difference of $42,466 commissions has been added to sales.

11.  SUBSEQUENT EVENT

          On May 31, 1996 the Company entered into an agreement whereby the outstanding shares of preferred and common stock were converted into shares of U. S. Office Products Company.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

      UNAUDITED INTERIM FINANCIAL STATEMENTS

          The Company has prepared the accompanying unaudited interim financial statements. In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and of cash flows for the six months ended March 31, 1995 and 1996 as presented in the accompanying unaudited consolidated financial statements.

                          Report of Independent Accountants


To the Stockholders of
 The Office Furniture Store, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of changes in stockholders' equity and of cash flows presents fairly, in all material respects, the financial position of The Office Furniture Store, Inc. (the Company) at December 31, 1995 and the results of its operations and its cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, on May 23, 1996 the Company entered into a letter of intent to sell all of its issued and outstanding shares of common stock to the U.S. Office Products Company.


Price Waterhouse LLP
Cincinnati, Ohio
August 16, 1996

THE OFFICE FURNITURE STORE, INC.

BALANCE SHEET
- --------------------------------------------------------------------------------

                                                 December 31,          June 30,
                                                    1995                 1996
                                                    ----                 ----
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash                                          $    75,961        $   176,362
  Investments                                        35,700                  -
  Accounts receivable - trade                       661,854            490,700
  Accounts receivable - other                       105,535            113,069
  Inventory                                         476,110            489,438
  Other current assets                               26,737             29,981
                                                -------------       ------------
    Total current assets                          1,381,897          1,299,550

Plant and equipment, net                            285,308            320,516
Other assets                                         16,385             21,385
                                                -------------       ------------
    Total assets                                $ 1,683,590        $ 1,641,451
                                                -------------       ------------
                                                -------------       ------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $   442,510        $   333,725
  Accrued compensation                              299,117             81,768
  Sales and other taxes payable                     101,108            145,922
  Customer deposits                                  83,067             80,614
  Current portion of notes payable                   11,714              8,542
                                                -------------       ------------
    Total current liabilities                       937,516            650,571
                                                -------------       ------------

  Notes payable                                       8,596             33,037
                                                -------------       ------------


Contingencies (Note 8)

Stockholders' equity:
  Common stock, no par; 750 shares authorized,
    100 shares issued and outstanding                   500                500
  Retained earnings                                 723,561            957,343
  Unrealized gain on investments                     13,417                  -
                                                -------------       ------------
    Total stockholders' equity                      737,478            957,843
                                                -------------       ------------
    Total liabilities and stockholders' equity  $ 1,683,590        $ 1,641,451
                                                -------------       ------------
                                                -------------       ------------

                        The accompanying notes are an integral
                         part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF INCOME
- --------------------------------------------------------------------------------

                                                                                    For the six months ended
                                                           December 31,            June 30,          June 30,
                                                              1995                   1995              1996
                                                              ----                   ----              ----
                                                                                           (UNAUDITED)
Revenues                                                  $ 7,442,059          $ 3,688,212        $ 4,304,822
Cost of sales                                               5,169,085            2,562,202          2,975,283
                                                          -------------         ------------       ------------
    Gross margin                                            2,272,974            1,126,010          1,329,539

Selling, general and administrative expenses                1,955,340              793,477            985,393
                                                          -------------         ------------       ------------
    Operating income                                          317,634              332,533            344,146

Other (income) expense:
  Interest expense                                              8,509                5,881              2,356
  Other income, net                                           (25,918)              (8,635)           (23,510)
                                                          -------------         ------------       ------------
    Income before taxes                                       335,043              335,287            365,300

Income taxes                                                  139,930              137,471            131,518
                                                          -------------         ------------       ------------
    Net income                                            $   195,113          $   197,816         $  233,782
                                                          -------------         ------------       ------------
                                                          -------------         ------------       ------------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
- --------------------------------------------------------------------------------


                                                                        Retained   Gain/(Loss) on
                                            Shares         Amount       Earnings     Investments        Total
                                            ------         ------       --------     -----------        -----
Balance at December 31, 1994                  100        $   500     $  533,448     $  (16,422)    $  517,526

Net income                                                              195,113                       195,113

Stockholder distributions                                                (5,000)                       (5,000)

Net unrealized gain on investments                                                      29,839         29,839
                                         -----------    -----------   -----------    -----------    -----------

Balance at December 31, 1995                  100            500        723,561         13,417        737,478

Net income (unaudited)                                                  233,782                       233,782

Reversal of unrealized gain on investments
 (unaudited)                                                                           (13,417)       (13,417)
                                         -----------    -----------   -----------    -----------    -----------
Balance at June 30, 1996 (unaudited)          100        $   500     $  957,343     $        -     $  957,843
                                         -----------    -----------   -----------    -----------    -----------
                                         -----------    -----------   -----------    -----------    -----------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF CASH FLOWS
- --------------------------------------------------------------------------------


                                                             For the
                                                            year ended              For the six months ended
                                                           December 31,            June 30,          June 30,
                                                              1995                  1995               1996
                                                           ------------             ----               ----
                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $  195,113          $  197,816          $  233,782
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation                                              51,716              21,580              21,732
     Gain on sale of investments                              (11,901)             (1,872)            (31,772)
     Changes in assets and liabilities:
        Accounts receivable - trade                            10,156             (43,067)            171,154
        Accounts receivable - other                            (6,070)            (19,871)             (7,534)
        Inventory                                            (115,904)            (93,323)            (13,328)
        Other assets                                           (2,957)           (118,333)             (8,244)
        Accounts payable                                       79,432             (16,091)           (108,785)
        Other liabilities                                     (79,683)            (32,791)           (174,988)
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          operating activities                                119,902            (105,952)             82,017
                                                            -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                          (41,617)            (32,646)            (56,940)
Proceeds from sale of investments                              85,465              56,960              54,055
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          investing activities                                 43,848              24,314              (2,885)
                                                            -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable                                         -                   -              30,045
Payments on notes payable                                    (313,118)           (262,137)             (8,776)
Net borrowings on bank line of credit                               -             120,000                   -
Distributions to stockholders                                  (5,000)                  -                   -
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          financing activities                               (318,118)           (142,137)             21,269
                                                            -----------         -----------         -----------

Net change in cash                                           (154,368)           (223,775)            100,401
Cash at beginning of period                                   230,329             230,329              75,961
                                                            -----------         -----------         -----------
Cash at end of period                                       $  75,961           $   6,554          $  176,362
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

Supplemental disclosure:
  Taxes paid                                                $ 123,948           $  66,134          $   52,522
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

  Interest paid                                             $   8,509           $   5,881          $    2,356
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.  BUSINESS ORGANIZATION AND ACQUISITION

    The Office Furniture Store, Inc. (OFS or the Company) is a distributor of office furniture and accessories in the Cincinnati, Ohio metropolitan area.


    On May 23, 1996, the Company entered into a letter of intent with U.S. Office Products Company (U.S. Office Products) whereby the Company agreed to merge with U.S. Office Products. Pursuant to the letter of intent, the Company's stockholders will exchange all of the outstanding shares of the Company's common stock for 171,034 shares of U.S. Office Products' common stock.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION AND CREDIT RISK
    Revenues are recognized upon shipment when all risks and rewards of ownership have passed to the customer. The Company sells its products to a wide group of industries in the Cincinnati area and its credit risks are well distributed. The Company monitors its credit risk by establishing credit limits and monitoring its outstanding accounts receivable. Management has not provided an allowance for doubtful accounts as all receivables are considered to be collectible.

    Other receivables represent rebates and credits due from the Company's suppliers.

    INVESTMENTS
    The Company has investments in certain equity securities which it has classified as available for sale. Unrealized gains and losses on investments held for sale are included in a separate component of equity. Realized gains and losses are determined based on the specific identification method.

    INVENTORY
    Inventory consists solely of finished goods and is stated at the lower of cost or market. Cost is determined utilizing the average cost basis.

    PLANT AND EQUIPMENT
    Plant and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, as follows: leasehold improvements - 20 years, furniture and fixtures - seven years, computer equipment - five years and vehicles - five years. Maintenance and repair costs which do not enhance efficiency or increase the useful life of the asset are expensed as incurred.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed," which is required to be adopted by the Company in 1996. The implementation of this Statement is not anticipated to have a material impact on the Company's financial statements.

    FINANCIAL INSTRUMENTS
    The carrying amount of the Company's monetary assets and liabilities is a reasonable estimate of fair value because of the liquid, short-term and variable nature of these financial instruments.

    INCOME TAXES
    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this statement, deferred income taxes are provided, to the extent considered realizable by management, for the basis differences of assets and liabilities for financial reporting and income tax purposes. Gross deferred income tax assets and liabilities are not significant.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    SOURCES OF SUPPLY
    In order to receive volume discounts the Company currently purchases approximately 60% of its inventory from one vendor. Management believes that other suppliers could provide similar products at comparable prices.

    UNAUDITED FINANCIAL INFORMATION
    In the opinion of management, the unaudited financial information as of and for the six months ended June 30, 1996 and comparable information for the six months ended June 30, 1995 contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results for the periods presented.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

3.  PLANT AND EQUIPMENT

    Plant and equipment consist of the following at December 31, 1995:


    Leasehold improvements                            $    220,641
    Furniture and fixtures                                 111,142
    Computer equipment                                      67,972
    Vehicles                                               117,342

                                                      ------------
                                                           517,097
    Less:  Accumulated depreciation                        231,789
                                                      ------------
                                                      $    285,308
                                                      ------------
                                                      ------------

4.  NOTES PAYABLE

    At December 31, 1995, the Company had two variable interest rate notes payable outstanding with an average borrowing rate of 6.45%. The notes payable, which are secured by delivery trucks with a net book value of $36,423 at December 31, 1995, require monthly principal and interest payments. Principal payments due on borrowings for 1996 and 1997 are $11,714 and $8,596, respectively.

    The Company has a bank line of credit of $600,000 which is secured by the personal guarantees of the stockholders and expires in February 1997.


5.  RELATED PARTY TRANSACTIONS

    The Company leases its office building and warehouse from the Company's stockholders under an operating lease which expires in 2009. The lease requires monthly payments of $15,000. The Company has guaranteed the stockholders' debt related to the purchase of the office building and warehouse. The future minimum payments under noncancelable leases as of December 31, 1995 are as follows:

    Year Ending December 31,
    ------------------------

         1996                               $    180,000
         1997                                    180,000
         1998                                    180,000
         1999                                    180,000
         2000-2009                             1,680,000
                                            ------------
              Total                         $  2,400,000

    Included in 1995 other income is consulting fee revenue totalling $12,000 for services provided by the Company's stockholder and president to another company in which the stockholder maintains an equity interest.


6.  EMPLOYEE BENEFITS

    The Company sponsors a defined contribution savings and profit sharing plan (the Plan) for Company employees who meet certain age and service requirements. The Plan allows participants to make contributions up to the maximum allowable percentages of their earnings by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Plan provides for discretionary employer contributions which totalled $90,000 in 1995.


7.  INCOME TAXES

    Income taxes, which consist primarily of taxes currently payable, were as follows for the year ended December 31, 1995:


         Provision for income taxes:
           Federal                               $    111,366
           State and local                             28,564
                                                 ------------
                                                 $    139,930
                                                 ------------
                                                 ------------

    OFS's effective tax rate for 1995 differs from the statutory income tax rate as follows:

         Statutory U.S. federal income tax rate               34.0%
         State and local taxes, net of federal benefit         5.6
         Non-deductible stockholder compensation               2.3
         Other                                                (0.1)
                                                         ------------
         Effective income tax rate                            41.8%
                                                         ------------
                                                         ------------

8.   CONTINGENCIES

     The Company may, from time to time, be subjected to claims or other legal actions in the normal course of business. Management does not believe that these matters would have a material impact on the Company's operations or financial condition.

                              AUSDOC OFFICE PTY LTD
                                 ACN 001 844 819

DIRECTORS' REPORT
- --------------------------------------------------------------------------------

The Directors of AUSDOC Office Pty Ltd resolved to make the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company during the year was the sale of commercial office products.

3. The loss of the Company for the year after providing for income tax was $121,135. (1995 - Profit of $136,316)

4.  No dividends were paid during the year.

5. On 5 February 1996 the Company purchased the business and assets of Complete Office Supplies (W.A.) No other significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd effective 30 September 1996. The company will receive $25.6 million for goodwill plus the book value of operating assets. A profit after tax on sale of approximately $10 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 19 of the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.

SIGNED  in  accordance  with  a  resolution  of  the  Directors  of AUSDOC
Office Pty Ltd

DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                              AUSDOC OFFICE PTY LTD

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------


                                              NOTE        1996          1995
                                                            $             $



Operating revenue                               2     21,633,507    11,541,659
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit/(loss) before income tax       3         (3,345)      149,953

Abnormal items                                  4        (75,000)            -

Income tax attributable
 to operating profit                            5        (42,790)      (13,637)
                                                     -----------   -----------

Operating profit after income tax                       (121,135)      136,316

Dividends paid                                 17              -      (170,000)

Retained profits at the beginning
 of the financial year                                    12,801        46,485
                                                     -----------   -----------
Retained profits at the end
 of the financial year                                  (108,334)       12,801
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

BALANCE SHEET AS OF 30 JUNE 1996
- --------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $

CURRENT ASSETS

Cash                                                     246,709       324,724
Receivables                                     6      3,817,263     2,700,869
Inventories                                     7      3,099,976     2,507,284
                                                     -----------   -----------

Total Current Assets                                   7,163,948     5,532,877
                                                     -----------   -----------


NON CURRENT ASSETS

Receivables                                     6              -        47,838
Property, plant and equipment                   8      1,229,305     1,125,847
Intangibles                                     9      3,659,890     3,569,496
Other                                          10        157,137       126,048
                                                     -----------   -----------
Total Non Current Assets                               5,046,332     4,869,229
                                                     -----------   -----------
TOTAL ASSETS                                          12,210,280    10,402,106
                                                     -----------   -----------



CURRENT LIABILITIES

Creditors and borrowings                       11      4,076,146     2,860,398
Provisions                                     12        389,205       317,835
                                                     -----------   -----------
Total Current Liabilities                              4,465,351     3,178,233
                                                     -----------   -----------

NON CURRENT LIABILITIES

Creditors and borrowings                       11      7,877,133     7,221,569
Provisions                                     12         81,628        95,001
                                                     -----------   -----------
Total Non Current Liabilities                          7,958,761     7,316,570
                                                     -----------   -----------
TOTAL LIABILITIES                                     12,424,112    10,494,803
                                                     -----------   -----------
NET ASSETS/(LIABILITIES)                                (213,832)      (92,697)
                                                     -----------   -----------
                                                     -----------   -----------

SHAREHOLDERS' EQUITY/(DEFICIENCY)

Share capital                                  13              2             2
Reserves                                       14       (105,500)     (105,500)
Retained profits                                        (108,334)       12,801
                                                     -----------   -----------
TOTAL SHAREHOLDERS' EQUITY/(DEFICIENCY)                 (213,832)      (92,697)
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                             NOTE         1996          1995
                                                            $             $


Cash flows from operating activities

Receipts from customers                               20,424,362     9,641,440
Interest received                                          5,627         4,743
Payments to suppliers                                (20,059,632)  (10,000,921)
Interest paid                                           (427,028)     (101,389)
Income taxes paid                                        (66,076)     (102,798)
                                                     -----------   -----------
Net cash provided by operating activities      21       (122,747)     (558,925)
                                                     -----------   -----------



Cash flows from investing activities

Proceeds from sale of property, plant
  and equipment                                           56,296        85,450
Payments for property, plant and equipment              (328,320)     (108,258)
Payments for business acquisitions                      (377,000)   (4,703,474)
                                                     -----------   -----------
Net cash provided by investing activities               (649,024)   (4,726,282)
                                                     -----------   -----------


Cash flows from financing activities

Dividends paid                                                 -      (170,000)
Finance lease payments                                    (9,646)       (1,498)
Loan from related companies                              703,402     5,766,212
                                                     -----------   -----------
Net cash provided by financing activities                693,756     5,594,714
                                                     -----------   -----------

Net increase in cash held                                (78,015)      309,507
Cash at beginning of the financial year                  324,724        15,217
                                                     -----------   -----------
Cash at end of the financial year                        246,709       324,724
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

NOTE 1.  STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(b)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis.


(c)  Property, Plant and Equipment

     Property, plant and equipment are included at cost. All property, plant and equipment other than land are depreciated over their estimated useful lives commencing from the time the asset is held ready for use.


(d)  Comparative Figures

     Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.


(e)  Goodwill

     Goodwill, representing the excess of purchase consideration over the fair value of identifiable net assets acquired arising upon the acquisition of a business entity is shown as an intangible asset. Goodwill is amortised on a straight line basis over the period of expected benefit, that period not exceeding 20 years. For the years ended June 1988 and 1989, acquired goodwill was written off in full via the profit and loss account. An offsetting entry was posted from the "Acquired goodwill written off reserve."

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 2.  OPERATING REVENUE

                                                          1996          1995
                                                            $             $

Sales revenue                                         20,606,082    11,303,126

Other revenue
Licence fee and other charges from related
   corporations                                          515,826        87,437
Interest received                                          5,627         4,743
Gross proceeds on sale of property,
   plant and equipment                                    56,296        85,450
Sundries                                                 449,676        60,903
                                                     -----------   -----------
Total operating revenue                               21,633,507    11,541,659
                                                     -----------   -----------
                                                     -----------   -----------

NOTE 3.  OPERATING PROFIT

Operating profit before tax has been
  determined after:

(a)  Charging as expenses:
Amortisation of goodwill                                 184,514        45,694
Amortisation of leased assets                              8,000         1,624
Auditors' remuneration:
  For auditing the accounts of
    the company                                           28,300        16,900

Bad debts written off                                     10,851           746

Depreciation of fixed assets                             285,037       115,114
Interest paid - related corporation                      416,000        95,000
Interest paid - other                                      5,405         1,047
Finance lease charges                                      5,623         2,996
Loss on disposal of non-current assets                         -         1,470

Management charges                                       200,000       135,000

Operating lease rentals                                  717,036       495,036
Contributions to superannuation fund                     162,956        85,726
Transfers to provisions for:
  employee benefits                                       50,194        31,953
  doubtful benefits                                       19,977         8,000

(b)  Crediting as revenue:
Interest received                                          5,627         4,743
Profit on sale of non current assets                      22,419        10,079

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 4.  ABNORMAL ITEMS

                                                          1996          1995
                                                            $             $

Business rationalisation costs
(Tax credit applicable $27,000)                           75,000             -
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 5.  INCOME TAX

Operating profit/(loss)                                  (78,345)      149,953
                                                     -----------   -----------
                                                     -----------   -----------

Prima facie income tax expense
 calculated  at 36% (1995: 33%)                          (28,204)       49,485
Tax effect of permanent differences                       70,994       (29,270)
Under provision from prior year                                -             -
Increase/(decrease) in net deferred tax
 liability due to increase in tax rate                         -        (6,578)
                                                     -----------   -----------
                                                          42,790        13,637
                                                     -----------   -----------
                                                     -----------   -----------

Comprising:

Increase in income tax provision                          72,603        69,308
Increase in future income tax benefits                   (31,089)      (71,380)
Increase in provision for deferred
 income tax                                                1,276        15,709
                                                     -----------   -----------
                                                          42,790        13,637
                                                     -----------   -----------
                                                     -----------   -----------

NOTE 6.  RECEIVABLES

Current:

 Trade debtors                                         3,361,733     2,572,905
 Less provision for doubtful debts                        40,127        20,150
                                                     -----------   -----------
                                                       3,321,606     2,552,755

 Other debtors and prepayments                           495,657       148,114
                                                     -----------   -----------
                                                       3,817,263     2,700,869
                                                     -----------   -----------
                                                     -----------   -----------
Non current:
Loan to related company                                        -        47,838
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 7.  INVENTORIES

Finished goods                                         3,099,976     2,507,284
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 8.  PROPERTY, PLANT AND EQUIPMENT
                                                          1996          1995
                                                            $             $

Plant and equipment:
 At cost                                                 931,551       244,720
 Less accumulated depreciation                           306,195        22,574
                                                     -----------   -----------
                                                         625,356       222,146
                                                     -----------   -----------
Office furniture, equipment and machines:
 At cost                                                 558,896       632,674
 Less accumulated depreciation                           305,694       177,151
                                                     -----------   -----------
                                                         253,202       455,523
                                                     -----------   -----------
Fixtures and fittings:
 At cost                                                       -       233,986
 Less accumulated depreciation                                 -       194,310
                                                     -----------   -----------
                                                               -        39,676
                                                     -----------   -----------
Motor vehicles:
 At cost                                                 464,289       454,562
 Less accumulated depreciation                           154,494        95,012
                                                     -----------   -----------
                                                         309,795       359,550
                                                     -----------   -----------
Leased assets:
 At cost                                                  64,948        64,948
 Less accumulated amortisation                            23,996        15,996
                                                     -----------   -----------
                                                          40,952        48,952
                                                     -----------   -----------
Total property, plant and equipment                    1,229,304     1,125,847
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  INTANGIBLES

Goodwill acquired                                      3,890,138     3,615,190
Less accumulated amortisation                            230,248        45,694
                                                     -----------   -----------
                                                       3,659,890     3,569,496
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 10.  OTHER NON CURRENT ASSETS

Future income tax benefit                                157,137       126,048
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 11.  CREDITORS AND BORROWINGS

                                              NOTE        1996          1995
                                                            $             $


Current:
 Trade creditors                                       3,770,381     2,181,433
 Other creditors                                         294,891       669,319
 Lease liability                                          10,874         9,646
                                                     -----------   -----------
                                                       4,076,146     2,860,398
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Amount payable to related corporation                 7,845,349     7,178,911
 Lease liability                                          31,784        42,658
                                                     -----------   -----------
                                                       7,877,133     7,221,569
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 12. PROVISIONS

Current:
 Income tax                                               55,276        48,749
 Employee benefits                                       333,929       269,086
                                                     -----------   -----------
                                                         389,205       317,835
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        33,248        47,897
 Provision for deferred income tax                        48,380        47,104
                                                     -----------   -----------
                                                          81,628        95,001
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 13.  SHARE CAPITAL
                                              NOTE        1996          1995
                                                            $             $
Authorised capital:
     10,000 ordinary shares of
     $1.00 each                                           10,000        10,000
                                                     -----------   -----------
                                                     -----------   -----------

Issued and paid up capital:
     2 ordinary shares of
     $1.00 each fully paid                                     2             2
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 14. RESERVES

Acquired goodwill written off reserve                   (105,500)     (105,500)
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 15.  CAPITAL AND LEASING COMMITMENTS

Finance lease commitments:

Payable not later than one year                           15,269        15,269
Payable between one and two years                         33,035        15,269
Payable between two and five years                             -        33,035
                                                     -----------   -----------
                                                          48,304        63,573
Deduct future finance charges                              5,646        11,269
                                                     -----------   -----------
Total lease liability                                     42,658        52,304
                                                     -----------   -----------
                                                     -----------   -----------
Representing lease liabilities:

Current                                        11         10,874         9,646
Non current                                    11         31,784        42,658
                                                     -----------   -----------
                                                          42,658        52,304
                                                     -----------   -----------
                                                     -----------   -----------
Operating lease commitments:

Payable not later than one year                          601,083       382,997
Payable between one and two years                        352,850       321,734
Payable between two and five years                       129,855       194,917
                                                     -----------   -----------
Operating lease liability                              1,083,788       899,648
                                                     -----------   -----------
                                                     -----------   -----------


There are no capital commitments as at 30 June 1996.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 16.  CONTINGENT LIABILITIES

At balance date the Company is a cross guarantor for a $40.5m loan facility available to the ultimate chief entity.

NOTE 17.   DIVIDENDS
                                                          1996          1995
                                                            $             $
Ordinary dividends paid
Interim - fully franked                                        -       100,000
Final - fully franked                                          -        70,000
                                                     -----------   -----------
Total dividend paid                                            -       170,000
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 18.   RELATED PARTY INFORMATION

(a)  Directors
     P.T. Reilly and J.E. Walsh held office as a director of the Company throughout the year ended 30 June, 1996.

(b)  Controlling Entities
     The immediate chief entity is Australian Document Exchange Pty Ltd The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

(c)  Other related corporations in the AUSDOC Group Limited group are:
     H & P Stationery Pty Ltd
     Mullaly & Byrne Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Funds Management Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

     During the year the Company received licensing fees from Perth Stationery Supplies Pty Ltd. These fees totalled $310,000. The Company provides equipment to Perth Stationery Supplies Pty Ltd. Equipment rentals are charged via an intercompany loan account. The Company performs administrative duties for H & P Stationery Pty Ltd by providing employees, debtor collection and creditor payment services. These services are reimbursed via an intercompany loan account.

     There are no other material intercompany transactions or balances between related parties other than as disclosed within these accounts.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

NOTE 19.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:
                                                          1996          1995
                                                            $             $

  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                 -              1
 130          -            140                                 1              -
 170          -            180                                 -              1
 190          -            200                                 1              -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.


NOTE 20.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd effective 30 September 1996. The company will receive $25.6 million for goodwill plus the book value of operating assets. A profit after tax on sale of approximately $10 million will be realised on the transaction.
No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

NOTE 21.  CASH FLOW INFORMATION

                                                           1996          1995
                                                            $             $
Reconciliation of net cash provided by operating activities to operating profit after income tax

Operating profit after income tax                       (121,135)      136,316
Depreciation and amortisation                            477,591       162,432
Loss on sale of property, plant and equipment                  -         1,470
Profit on sale of property, plant and equipment          (22,419)      (10,079)
Increase/(decrease) in taxes payable                     (23,286)      (89,161)
Bad debts                                                 10,851           746
Doubtful debts                                            19,977         8,000
Increase in employee provisions                           50,194        34,793
Increase in receivables                               (1,147,222)   (1,908,417)
Increase in inventory                                   (592,692)   (1,022,365)
Increase in creditors and borrowings                   1,225,393     2,127,340
                                                     -----------   -----------
Net cash provided by operating activities               (122,748)     (558,925)
                                                     -----------   -----------
                                                     -----------   -----------

During the year the Company acquired the business of Complete Office Supplies (W.A.)
Details are as follows:

Consideration

Plant and equipment                                      102,052       954,862
Inventory                                                      -       282,000
Employee entitlements                                          -      (113,000)
Goodwill on acquisition                                  274,948     3,615,190
Future income tax benefit                                      -        18,224
Lease liability                                                -       (53,802)
                                                     -----------   -----------
Cash consideration                                       377,000     4,703,474
                                                     -----------   -----------
Outflow of cash to acquire entities
 net of cash acquired:

Cash consideration                                       377,000     4,703,474
Less balances acquired                                         -             -
                                                     -----------   -----------
Outflow of cash                                          377,000     4,703,474
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

STATEMENT BY DIRECTORS
- --------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of AUSDOC Office Pty Ltd in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:




This 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF AUSDOC OFFICE PTY LTD
- --------------------------------------------------------------------------------

SCOPE

We have audited the accounts of AUSDOC Office Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 14. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of AUSDOC Office Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

     (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)  in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS,
Partner

                            H & P STATIONERY PTY LTD
                                 ACN 004 103 262
DIRECTORS' REPORT
- --------------------------------------------------------------------------------

The Directors of H & P Stationery Pty. Ltd. formally resolved to submit the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activities of the Company during the year were that of stationers.

3. The profit of the Company for the year after providing for income tax and abnormal items was $620,480 (1995: $319,113 profit).

4.  Dividends of $626,993 were paid during the year.

5. No significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $2.8 million for goodwill plus the book value of operating assets. A profit after tax of approximately $1.8 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 18 in the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.



SIGNED in accordance with a resolution of the Directors of H & P Stationery Pty. Ltd.



DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                            H & P STATIONERY PTY LTD

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                             NOTE        1996          1995
                                                           $             $



Operating revenue                              2      3,876,317     8,157,565
                                                    -----------   -----------
                                                    -----------   -----------

Operating profit before abnormals
and income tax                                 3        260,414       160,482
Abnormal items                                 4        169,581       238,958
                                                    -----------   -----------
Operating profit before income tax                      429,995       399,440

Income tax attributable
 to operating profit                           5        190,485       (80,327)
                                                    -----------   -----------
Operating profit after income tax                       620,480       319,113

Dividends paid                                16       (626,993)     (150,000)
Transfer from Reserves                        13        219,595             -

Retained profits at the beginning of
 the financial year                                     177,237         8,124
                                                    -----------   -----------
Retained profits at the end
 of the financial year                                  390,319       177,237
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of these accounts.

                            H & P STATIONERY PTY LTD

BALANCE  SHEET AS AT 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                             NOTE        1996          1995
                                                           $             $
CURRENT ASSETS

  Cash                                                    8,283       108,008
  Receivables                                  6        122,207       966,431
  Inventories                                  7        458,428       426,581
                                                    -----------   -----------
  Total Current Assets                                  588,918     1,501,020
                                                    -----------   -----------


NON CURRENT ASSETS

  Receivables                                  6      1,094,960       953,310
  Property, plant and equipment                8         60,088       372,949
  Other                                        9        279,393        30,381
                                                    -----------   -----------
  Total Non Current Assets                            1,434,441     1,356,640
                                                    -----------   -----------
TOTAL ASSETS                                          2,023,359     2,857,660
                                                    -----------   -----------


CURRENT LIABILITIES

  Creditors and borrowings                    10         11,941       466,811
  Provisions                                  11         57,549        49,549
                                                    -----------   -----------
  Total Current Liabilities                              69,490       516,360
                                                    -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                    10      1,142,090     1,516,839
  Provisions                                  11          4,770        10,939
                                                    -----------   -----------
  Total Non Current Liabilities                       1,146,860     1,527,778
                                                    -----------   -----------
TOTAL LIABILITIES                                     1,216,350     2,044,138
                                                    -----------   -----------
NET ASSETS                                              807,009       813,522
                                                    -----------   -----------
                                                    -----------   -----------

SHAREHOLDERS' EQUITY

  Share capital                               12         42,200        42,200
  Reserves                                    13        374,490       594,085
  Retained profits                                      390,319       177,237
                                                    -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                              807,009       813,522
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of these accounts.

                            H & P STATIONERY PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                              NOTE       1996          1995
                                                           $             $
                                                        Inflows       Inflows
                                                      (Outflows)    (Outflows)

Cash flows from operating activities
Receipts from customers                               3,692,002     7,909,668
Interest received                                        18,571         4,917
Payments to suppliers                                (3,580,014)   (7,227,966)
Interest paid and finance costs                               -        (6,924)
Income taxes paid                                       (19,305)      (65,485)
                                                    -----------   -----------
Net cash provided by operating activities      20       111,254       614,210
                                                    -----------   -----------


Cash flows from investing activities
Proceeds from sale of business                          543,960        25,000
Proceeds from sale of non current assets                576,129        45,500
Payments for non current assets                         (49,832)      (29,053)
                                                    -----------   -----------
Net cash provided by investing activities             1,070,257        41,447
                                                    -----------   -----------


Cash flows from financing activities
Dividends paid                                         (626,993)     (150,000)
Advance to related companies                           (628,096)     (538,866)
Loan from related company                                     -       159,794
Repayment of finance lease and hire
 purchase liabilities                                   (26,147)      (84,830)
                                                    -----------   -----------
Net cash provided by financing activities            (1,281,236)     (613,902)
                                                    -----------   -----------
Net increase/(decrease) in cash held                    (99,725)       41,755
Cash at beginning of the financial year                 108,008        66,253
                                                    -----------   -----------
Cash at end of the financial year                         8,283       108,008
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of the accounts.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

NOTE 1.   STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Goodwill

     Goodwill, representing the excess of purchase consideration over the fair value of identifiable net assets acquired arising upon the acquisition of a business entity is shown as an intangible asset. Goodwill is amortised on a straight line basis over the period of expected benefit, that period not exceeding 20 years. For the years ended June 1988 and 1989, acquired goodwill was written off in full via the profit and loss account. An offsetting entry was posted from the "Acquired goodwill written off reserve."

(b)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.

(c)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis or under the retail inventory method.

(d)  Property, plant and equipment

     Property, plant and equipment are included at cost. All property, plant and equipment, other than land are depreciated over their estimated useful lives using the straight line method commencing from the time the asset is held ready for use.

(e)  Comparatives

     Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE:

                                                         1996          1995
                                                           $             $

Sales revenue                                         3,261,680     7,346,926
Other revenue:-
 Interest                                                18,571         4,917
 Discounts                                                    -         1,840
 Rent                                                     2,500             -
 Proceeds on sale of business, property,
 plant and equipment                                    576,129       778,899
Sundry income                                            17,437        24,983
                                                    -----------   -----------
                                                      3,876,317     8,157,565
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 3.  OPERATING PROFIT

The operating profit before income
tax has been determined after:

Charging as expenses:

Bad debts written off                                     1,576         9,927
Transfers to/(from) provisions for:-
 Employee benefits                                      (37,391)      (34,194)
 Doubtful debts                                               -         3,554
 Stock obsolescence                                           -       (12,000)
Depreciation of plant and equipment                      40,675        75,782
Auditors' remuneration:
 For auditing the accounts of
 the company                                                700        10,000
 For other services                                           -           200
Amortisation of leased assets                             6,673        34,260
Finance lease charges                                         -         6,924
Hire purchase charges                                         -             -
Operating lease rentals                                       -       348,199
Management charges                                      200,000        30,000
Loss on sale of property, plant
 and equipment                                            7,506             -
Contributions to superannuation fund                          -        78,940

Crediting as revenue:

Interest received                                        18,571         4,917
Profit on sale of property, plant
 and equipment                                           30,709       273,123

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 4.   ABNORMAL ITEMS

                                                         1996          1995
                                                           $             $

Profit on sale of property
(Tax expense applicable $Nil)                           212,581             -
Profit on sale of business
(Tax expense applicable $Nil)                            25,000       238,958
Business closure costs
(Tax credit applicable $24,480)                         (68,000)            -
                                                    -----------   -----------
                                                        169,581       238,958
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 5.   INCOME TAX

Operating profit                                        429,993       399,440
                                                    -----------   -----------

Prima facie income tax expense
calculated at 36% (1995: 33%)                           154,797       131,815

Add: permanent differences                              (79,888)      (49,845)
Recognition of capital losses carried forward          (266,073)            -
Increase/(decrease) in net deferred tax
 liability due to increase in tax rate                        -        (1,620)
Over provision of tax in prior year                         679           (23)
                                                    -----------   -----------
Income tax expense                                     (190,485)       80,327
                                                    -----------   -----------
                                                    -----------   -----------

Comprising
 Increase in income tax
 provisions                                              64,696        25,255
 Increase/(decrease) in provision
 for deferred tax                                        (6,169)      (14,936)
 (Increase)/decrease in future income
 tax benefits                                          (249,012)       70,008
                                                    -----------   -----------
                                                       (190,485)       80,327
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 6.   RECEIVABLES

                                                         1996          1995
                                                           $             $

Current:
 Trade debtors                                           22,510       419,712
 Less provision for doubtful debts                       22,510        12,000
                                                    -----------   -----------
                                                              0       407,712
 Other debtors and prepayments                          133,697       558,719
 Less provision for diminution in loan                   14,490             -
                                                    -----------   -----------
                                                        122,207       966,431
                                                    -----------   -----------
                                                    -----------   -----------
Non current:
 Unsecured loans to holding company                   1,094,960       841,613

Loan to Nowton Pty Ltd                                        -       136,697
Less provision for diminution in loan                         -        25,000
                                                    -----------   -----------
                                                              -       111,697
                                                    -----------   -----------
                                                      1,094,960       953,310
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 7.   INVENTORIES

Raw material                                                  -             -
Work in progress                                              -             -
Finished goods                                          458,428       426,581
                                                    -----------   -----------
                                                        458,428       426,581
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 8.  PROPERTY, PLANT AND  EQUIPMENT

                                                         1996          1995
                                                           $             $

Land and buildings:
Freehold land (at Directors' valuation 1986)                  -       180,000

Freehold buildings (at Directors' valuation 1986)             -       100,000
Less accumulated depreciation                                 -        17,167
                                                    -----------   -----------
                                                              -        82,833
                                                    -----------   -----------
                                                              -       262,833
                                                    -----------   -----------

Plant and machinery (at cost)                                 -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Furniture, fittings and office equipment (at cost)            -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Shop fittings (at cost)                                 334,555       279,254
Less accumulated depreciation                           274,467       206,070
                                                    -----------   -----------
                                                         60,088        73,184
                                                    -----------   -----------

Staff amenities (at cost)                                     -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Motor vehicles (at cost)                                      -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Leased assets (at cost)                                       -        74,480
Less accumulated amortisation                                 -        37,548
                                                    -----------   -----------
                                                              -        36,932
                                                    -----------   -----------
Total property, plant and equipment                      60,088       372,949
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------


NOTE 9.   OTHER NON-CURRENT ASSETS

                                             NOTE        1996          1995
                                                           $             $


Future income tax benefit                               279,393        30,381
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 10.  CREDITORS AND BORROWINGS

Current:
 Trade creditors and accrued expenses                    11,941       440,664
 Lease liabilities                            14              -        26,147
                                                    -----------   -----------
                                                         11,941       466,811
                                                    -----------   -----------
                                                    -----------   -----------
Non current:
 Lease liabilities                            14              -             -
 Unsecured loans from related companies               1,142,090     1,516,839
                                                    -----------   -----------
                                                      1,142,090     1,516,839
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 11.  PROVISIONS

Current:
 Income tax                                              57,549        12,158
 Employee benefits                                            -        37,391
                                                    -----------   -----------
                                                         57,549        49,549
                                                    -----------   -----------
                                                    -----------   -----------

Non current:
 Employee benefits                                            -             -
 Provision for deferred tax                               4,770        10,939
                                                    -----------   -----------
                                                          4,770        10,939
                                                    -----------   -----------
                                                    -----------   -----------
Aggregate employee entitlements:
 Current                                                      -        37,391
 Non current                                                  -             -
                                                    -----------   -----------
                                                              -        37,391
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 12.  SHARE CAPITAL

Authorised capital:
100,000 ordinary shares of $2.00 each                   200,000       200,000
                                                    -----------   -----------
                                                    -----------   -----------

Issued and paid up capital:
21,100 ordinary shares of $2.00 each fully paid          42,200        42,200
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 13.  RESERVES
                                              NOTE       1996          1995
                                                           $             $

Capital profit reserve                                   10,186        10,186
General reserve                                       1,378,499     1,378,499
Asset revaluation reserve                                     -       219,595
Acquired goodwill written off reserve                (1,014,195)   (1,014,195)
                                                    -----------   -----------
                                                        374,490       594,085
                                                    -----------   -----------
                                                    -----------   -----------
Movement in Reserves
Asset Revaluation Reserve
 Opening Balance                                        219,595       219,595
 Transfer to Retained Earnings                         (219,595)            -
                                                    -----------   -----------
Closing Balance                                               -       219,595
                                                    -----------   -----------
                                                    -----------   -----------



NOTE 14.  CAPITAL AND LEASING COMMITMENTS

Operating lease commitments:

 Payable not later than one year                        219,444       230,587
 Payable between one and two years                       39,879       154,900
 Payable between two and five years                           -        13,150
                                                    -----------   -----------
 Operating lease liability                              259,323       398,637
                                                    -----------   -----------
                                                    -----------   -----------

Finance lease commitments:

 Payable not later than one year                              -        27,242
 Payable between one and two years                            -             -
                                                    -----------   -----------
                                                              -        27,242
 Deduct future finance charges                                -         1,095
                                                    -----------   -----------
 Provided for as a liability                                  -        26,147
                                                    -----------   -----------
                                                    -----------   -----------

 Representing lease liabilities
 Current                                       10             -        26,147
 Non current                                   10             -             -
                                                    -----------   -----------
                                                              -        26,147
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 15. CONTINGENT LIABILITIES

At balance date the Company is a cross guarantor for a $44.55m loan facility available to the ultimate chief entity.

                                                         1996          1995
                                                           $             $

NOTE 16.  DIVIDENDS

Ordinary dividends paid
Interim                                                 100,000        50,000
Final                                                   526,993       100,000
                                                    -----------   -----------
Total dividends paid                                    626,993       150,000
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 17.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a director of the Company throughout the year ended 30 June, 1996.

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

c)   Other related and associated corporations

     AUSDOC Office Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 17.  RELATED PARTY INFORMATION (CON'TD)

d)   Related party transactions and balances

     There are no material intercompany transactions or balances between related parties other than as disclosed within these accounts.


                                                         1996          1995
                                                           $             $
NOTE 18.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:

  From the Company                                            -             -
  From related bodies corporate                         335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                -             1
 130          -            140                                1             -
 170          -            180                                -             1
 190          -            200                                1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.



NOTE 19.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $2.8 million for goodwill plus the book value of operating assets. A profit after tax of approximately $1.8 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

NOTE 20. CASHFLOW INFORMATION
                                                         1996          1995
                                                           $             $


Reconciliation of operating profit after income tax to net cash provided by operating activities

Operating profit after income tax                       620,480       319,113
Depreciation and amortisation                            47,348       110,042
Bad debts                                                 1,576         9,927
Cost of sales writeback                                       -       (21,375)
Doubtful debts provision                                      -         3,554
Stock obsolescence provision                                  -       (12,000)
Loss on sale of non current assets                        7,506             -
Profit on sale of non current assets                   (268,290)     (273,123)
Increase/(Decrease) in taxes payable                   (209,790)       14,842
Increase/(Decrease) in employee provisions              (37,391)      (34,194)
Decrease/(Increase) in receivables                      410,385       445,919
Decrease/(Increase) in inventory                        (31,847)      387,048
Increase/(Decrease) in creditors & borrowings          (428,723)     (335,543)
                                                    -----------   -----------
Net cash provided by operating activities               111,254       614,210
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

STATEMENT BY DIRECTORS
- --------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of H & P Stationery Pty. Ltd. in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:-



Dated this 23rd day of September 1996.




PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF H & P STATIONERY PTY. LTD.
- --------------------------------------------------------------------------------

SCOPE

We have audited the accounts of H & P Stationery Pty. Ltd. for the year ended 30 June, 1996 as set out on pages 2 to 15. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of H & P Stationery Pty. Ltd. are properly drawn up:

(a)  so as to give a true and fair view of:

          (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)       in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS
Partner

                      CANBERRA WHOLESALE STATIONERS PTY LTD
                                 ACN 008 606 559

DIRECTORS' REPORT
- --------------------------------------------------------------------------------

The Directors of Canberra Wholesale Stationers Pty Ltd resolved to make the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.


1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company during the year was the sale of commercial office products.

3. The profit of the Company for the year after providing for income tax was $539,849 (1995 - $541,762 profit).

4.  Dividends of $651,260 were paid during the year.

5. No significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $4.62 million for goodwill plus the book value of operating assets. A profit after tax of approximately $2.9 million will be realised on the transaction. No other matter or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 15 of the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest, except as disclosed in Note 17 of the accounts.

SIGNED in accordance with a resolution of the Directors of Canberra Wholesale Stationers Pty Ltd.

DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                      CANBERRA WHOLESALE STATIONERS PTY LTD


PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                              NOTE       1996          1995
                                                           $             $


Operating revenue                               2     12,302,663    11,449,024
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit before income tax              3        848,440       805,257


Income tax attributable
 to operating profit                            4       (308,591)     (263,495)
                                                     -----------   -----------
Operating profit after income tax                        539,849       541,762

Dividends paid                                 12       (651,260)     (370,000)

Retained profits/(losses) at the
 beginning of the financial year                         241,272        69,510
                                                     -----------   -----------

Retained profits at the end
 of the financial year                                   129,861       241,272
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD


BALANCE SHEET AS AT 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $
CURRENT ASSETS

  Cash                                                    15,264        61,615
  Receivables                                   5      1,077,011       942,966
  Inventories                                   6      1,039,393     1,226,938
                                                     -----------   -----------
  Total Current Assets                                 2,131,668     2,231,519
                                                     -----------   -----------

NON CURRENT ASSETS

  Receivables                                   5        581,303       122,020
  Property, plant and equipment                 7        336,084       363,978
  Other                                         8         65,508        57,307
                                                     -----------   -----------
  Total Non Current Assets                               982,895       543,305
                                                     -----------   -----------


TOTAL ASSETS                                           3,114,563     2,774,824
                                                     -----------   -----------

CURRENT LIABILITIES

  Creditors and borrowings                      9      1,564,212     1,807,437
  Provisions                                   10        361,865       319,806
                                                     -----------   -----------
  Total Current Liabilities                            1,926,077     2,127,243
                                                     -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                      9      1,021,260       370,000
  Provisions                                   10         37,353        36,297
                                                     -----------   -----------
  Total Non Current Liabilities                        1,058,613       406,297
                                                     -----------   -----------

TOTAL LIABILITIES                                      2,984,690     2,533,540
                                                     -----------   -----------

NET ASSETS                                               129,873       241,284
                                                     -----------   -----------
                                                     -----------   -----------


SHAREHOLDERS' EQUITY

  Share capital                                11             12            12
  Retained profits                                       129,861       241,272
                                                     -----------   -----------

TOTAL SHAREHOLDERS' EQUITY                               129,873       241,284
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $


Cash flows from operating activities

Receipts from customers                               12,144,702    11,252,342
Interest received                                          9,236        21,596
Payments to suppliers
 (purchases/expenses)                                (11,352,937)  (10,855,949)
Interest and finance charges paid                        (15,701)      (14,592)
Income taxes paid                                       (305,489)     (229,090)
                                                     -----------   -----------
Net cash provided by operating activities      18        479,811       174,307
                                                     -----------   -----------



Cash flows from investing activities

Proceeds from sale of property, plant
 and equipment                                            14,680        37,375
Payments for property, plant and equipment               (68,182)     (165,943)
                                                     -----------   -----------
Net cash provided by investing activities                (53,502)     (128,568)
                                                     -----------   -----------


Cash flows from financing activities

Dividends paid                                          (651,260)     (370,000)
Lease finance and hire purchase
 principal repayments                                    (13,377)      (14,271)
Repayment and advance of
 loan to holding company                                 191,977       394,712
                                                     -----------   -----------
Net cash provided by financing activities               (472,660)       10,441
                                                     -----------   -----------
Net increase/(decrease) in cash held                     (46,351)       56,180
Cash at beginning of the financial year                   61,615         5,435
                                                     -----------   -----------
Cash at end of the financial year                         15,264        61,615
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
- --------------------------------------------------------------------------------

NOTE 1.  STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.


(a)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(b)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs are assigned on a first in first out basis; and include an appropriate share of both variable and fixed costs.


(c)  Property, Plant and Equipment

     Property, plant and equipment are included at cost. All property, plant and equipment other than land are depreciated over their estimated useful lives using the straight line method commencing from the time the asset is held ready for use.


(d)  Comparative Figures

     Where necessary comparative figures in the notes to the accounts have been altered to conform with the current year's presentation and to give more meaningful comparisons. The comparatives in the accounts remain unaltered.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE
                                                          1996          1995
                                                            $             $

Sales revenue                                         12,278,747    11,357,708

Other revenue

Interest received from related party                         404        15,260
Interest received from other corporations                  8,832         6,336
Sundries                                                       -        32,345
Proceeds from sale of non current assets                  14,680        37,375
                                                     -----------   -----------
Total operating revenue                               12,302,663    11,449,024
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 3.  OPERATING PROFIT

Operating profit before tax has been
  determined after:

Charging as expenses:

Auditors' remuneration:
 - For auditing the accounts of
   the Company                                             9,000         9,000
 - For other services                                        200           200

Amortisation of leased assets                              2,432         9,904
Depreciation of fixed assets                              92,526        98,591
Interest paid:
  Related corporations                                    14,323        11,217
  Other                                                      291           172
Operating lease rentals                                  120,706       124,808
Loss on disposal of property, plant
  and equipment                                                -           740
Finance charges re finance leases                          1,087         3,203
Transfers to provisions for:
  Employee benefits                                       31,812        22,356
Management charges                                       100,000        50,000
Contributions to superannuation fund                      72,191        45,786

Crediting as revenue:
Interest received - related party                            404        15,260
Interest received - other                                  8,832         6,336
Profit on disposal of property, plant
  and equipment                                           13,562         1,780

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 4.  INCOME TAX
                                                          1996          1995
                                                            $             $

Operating profit                                         848,440       805,257
                                                     -----------   -----------
                                                     -----------   -----------

Prima facie income tax expense
 calculated  at 36% (1995: 33%)                          305,438       265,735
Tax effect of permanent differences                        3,153         2,536
Increase/(decrease) in net deferred tax
liability due to increase in tax rate                          -        (4,776)
                                                     -----------   -----------
Income tax expense on operating profit                   308,591       263,495
                                                     -----------   -----------
                                                     -----------   -----------


Comprising

  Current tax provision increase                         315,457       281,046
  Provision for deferred tax increase                      1,335             -
  Future income tax benefit increase                      (8,201)      (17,551)
                                                     -----------   -----------
                                                         308,591       263,495
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 5.  RECEIVABLES

Current:

  Trade debtors                                        1,024,578       933,304
  Less provision for doubtful debts                        5,000         5,000
                                                     -----------   -----------
                                                       1,019,578       928,304
  Other debtors and prepayments                           57,433        14,662
                                                     -----------   -----------
                                                       1,077,011       942,966
                                                     -----------   -----------
                                                     -----------   -----------


Non current:

  Loan to related company                                581,303       122,020
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 6.  INVENTORIES

Finished goods                                         1,039,393     1,226,938
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 7.  PROPERTY, PLANT AND EQUIPMENT

                                              NOTE          1996          1995
                                                               $             $
Plant and machinery:
 At cost                                                  84,127        83,227
 Less accumulated depreciation                            56,313        50,536
                                                     -----------   -----------
                                                          27,814        32,691
                                                     -----------   -----------

Furniture, fixtures and equipment:
 At cost                                                 446,347       420,952
 Less accumulated depreciation                           287,864       247,578
                                                     -----------   -----------
                                                         158,483       173,374
                                                     -----------   -----------

Motor vehicles:
 At cost                                                 295,968       257,580
 Less accumulated depreciation                           146,181       102,099
                                                     -----------   -----------
                                                         149,787       155,481
                                                     -----------   -----------

Leased assets:
 At cost                                                       -        29,200
 Less accumulated amortisation                                 -        26,768
                                                     -----------   -----------
                                                               -         2,432
                                                     -----------   -----------
Total property, plant and equipment                      336,084       363,978
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 8. OTHER NON CURRENT ASSETS

Future income tax benefit                                 65,508        57,307
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  CREDITORS AND BORROWINGS

Current:
 Trade creditors                                       1,307,443     1,509,905
 Other creditors and accruals                            256,769       284,155
 Lease liability                               13              -        13,377
                                                     -----------   -----------
                                                       1,564,212     1,807,437
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Lease liability                               13              -             -
 Unsecured loan - related company                      1,021,260       370,000
                                                     -----------   -----------
                                                       1,021,260       370,000
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 10.  PROVISIONS
                                                          1996          1995
                                                            $             $
Current:
 Income tax                                              245,196       235,228

 Employee benefits                                       116,669        84,578
                                                     -----------   -----------
                                                         361,865       319,806
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        36,018        36,297
 Provision for deferred income tax                         1,335             -
                                                     -----------   -----------
                                                          37,353        36,297
                                                     -----------   -----------
                                                     -----------   -----------

Aggregate employee entitlements:
 Current                                                 116,669        84,578
 Non current                                              36,018        36,297
                                                     -----------   -----------
                                                         152,687       120,875
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 11.  SHARE CAPITAL

Authorised capital:
500,000 ordinary "A"
class shares of $1.00 each                               500,000       500,000

500,000 ordinary "B"
class shares of $1.00 each                               500,000       500,000
                                                     -----------   -----------
                                                       1,000,000     1,000,000
                                                     -----------   -----------
                                                     -----------   -----------

Issued and paid up capital:
8 ordinary "A" class
shares of $1.00 each fully paid                                8             8

4 ordinary "B" class
shares of $1.00 each fully paid                                4             4
                                                     -----------   -----------
                                                              12            12
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 12.   DIVIDENDS

Ordinary dividends paid                                  651,260       370,000
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 13.  CAPITAL AND LEASING COMMITMENTS

                                              NOTE        1996          1995
                                                            $             $
Operating lease commitments:

 Payable not later than one year                         115,126       119,253
 Payable later than one, not later
  than two years                                         115,126       119,253
 Payable later than two, not later
  than five years                                         98,509       191,509
 Payable later than five years                                 -        24,253
                                                     -----------   -----------
                                                         328,761       454,268
                                                     -----------   -----------
                                                     -----------   -----------

Finance lease commitments:

 Payable not later than one year                               -        14,082
 Payable later than one, not later
  than two years                                               -             -
 Payable later than two, not later
  than five years                                              -             -
 Payable later than five years                                 -             -
                                                     -----------   -----------
                                                               -        14,082
Less future finance charges                                    -           705
                                                     -----------   -----------
Provided for as a liability                                    -        13,377
                                                     -----------   -----------
                                                     -----------   -----------

Representing lease liabilities
  Current                                       9              -        13,377
  Non-current                                   9              -             -
                                                     -----------   -----------
                                                               -        13,377
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 14.  CONTINGENT LIABILITIES

At balance date the company is a cross guarantor for a $44.55m loan facility available to the ultimate chief entity.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 15.  DIRECTORS' REMUNERATION
                                                          1996          1995
                                                            $             $
Amounts received or due and receivable
by the Directors of the Company:

  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                 -             1
 130          -            140                                 1             -
 170          -            180                                 -             1
 190          -            200                                 1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.



NOTE 16.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $4.62 million for goodwill plus the book value of operating assets. A profit after tax of approximately $2.9 million will be realised on the transaction. No other matter or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.



NOTE 17.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a Director of the Company throughout the year ended 30 June, 1996.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
- --------------------------------------------------------------------------------

NOTE 17.  RELATED PARTY INFORMATION (CONT'D)

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

     Other related companies are:

     AUSDOC Office Pty Ltd
     H & P Stationery Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

c)   Related party transactions and balances

     There are no material intercompany transactions or balances between related parties other than as disclosed within these accounts.



NOTE 18.  CASHFLOW INFORMATION
                                                          1996          1995
                                                            $             $

Reconciliation of operating profit after income tax to net cash provided by operating activities.

Operating profit after income tax                        539,849       541,762
Depreciation and amortisation                             94,958       108,495
Gain on disposal of property,
 plant and equipment                                     (13,562)       (1,780)
Loss on disposal of property,
 plant and equipment                                           -           740
Increase/(decrease) in taxes payable                       3,102        34,405
Increase in employee provisions                           31,812        22,356
Increase in receivables                                 (134,045)     (137,711)
Decrease/(Increase) in inventory                         187,545      (599,695)
(Decrease)/Increase in creditors and borrowings         (229,848)      205,735
                                                     -----------   -----------
Net cash provided by operating activities                479,811       174,307
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD


STATEMENT BY DIRECTORS
- --------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of Canberra Wholesale Stationers Pty Ltd, in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the board by:



This 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT


TO THE MEMBERS OF CANBERRA WHOLESALE STATIONERS PTY LTD
- --------------------------------------------------------------------------------

SCOPE

We have audited the accounts of Canberra Wholesale Stationers Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 13. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of Canberra Wholesale Stationers Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

     (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)  in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants


J.J. GAVENS,
Partner

                        PERTH STATIONERY SUPPLIES PTY LTD
                                 ACN 068 217 630

DIRECTORS' REPORT
- --------------------------------------------------------------------------------

The Directors of Perth Stationery Supplies Pty Ltd resolved to submit the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company since incorporation was that of commercial stationers.

3. The loss of the Company for the period after providing for income tax was $46,781. (1995: $18,962 profit)

4.  No dividends were paid during the period.

5. No significant change in the state of affairs of the Company occurred during the period.

6. The Company has contracted to sell its business and operating assets at book value to Blue Star Group Pty Ltd effective from 30 September 1996. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial period ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since incorporation has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 15 in the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.

SIGNED in accordance with a resolution of the Directors of Perth Stationery Supplies Pty Ltd.


DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                        PERTH STATIONERY SUPPLIES PTY LTD


PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95
PRIOR YEAR)
- --------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $


Operating revenue                               2      6,248,439       983,728
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit/(loss) before income tax       3        (71,396)       10,574

Income tax benefit attributable
 to operating profit/(loss)                     4         24,615         8,388
                                                     -----------   -----------
Operating profit/(loss) after income tax                 (46,781)       18,962

Retained profits at the beginning of the
financial year                                            18,962             -
                                                     -----------   -----------
Retained profits/(losses) at the end
 of the financial year                                   (27,819)       18,962
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD


BALANCE  SHEET AS AT 30 JUNE, 1996
- --------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $

CURRENT ASSETS

  Cash                                                   253,876        90,602
  Receivables                                   5      1,151,796       791,056
  Inventories                                   6        538,589       417,751
                                                     -----------   -----------
  Total Current Assets                                 1,944,261     1,299,409
                                                     -----------   -----------


NON CURRENT ASSETS

  Other                                         7         38,552        13,759
                                                     -----------   -----------
  Total Non Current Assets                                38,552        13,759
                                                     -----------   -----------
TOTAL ASSETS                                           1,982,813     1,313,168
                                                     -----------   -----------


CURRENT LIABILITIES

  Creditors and borrowings                      8      1,137,510       740,363
  Provisions                                    9         42,801        21,579
                                                     -----------   -----------
  Total Current Liabilities                            1,180,311       761,942
                                                     -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                      8        803,167       510,252
  Provisions                                    9         27,152        22,010
                                                     -----------   -----------
  Total Non Current Liabilities                          830,319       532,262
                                                     -----------   -----------
TOTAL LIABILITIES                                      2,010,630     1,294,204
                                                     -----------   -----------
NET ASSETS                                               (27,817)       18,964
                                                     -----------   -----------
                                                     -----------   -----------


SHAREHOLDERS' EQUITY

  Share capital                                10              2             2
  Retained profits                                       (27,819)       18,962
                                                     -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                               (27,817)       18,964
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                           $             $
                                                        Inflows       Inflows
                                                       (Outflows)    (Outflows)

Cash flows from operating activities

Receipts from customers                                5,874,536       230,485
Interest received                                          8,214           582
Payments to suppliers (purchases/expenses)            (5,942,318)     (323,096)
Interest paid and finance costs                                -             -
Income taxes paid                                           (330)            -
                                                     -----------   -----------
Net cash provided by operating activities      16        (59,898)      (92,029)
                                                     -----------   -----------



Cash flows from financing activities

Loan from holding company                                223,172       182,631

                                                     -----------   -----------
Net cash provided by financing activities                223,172       182,631
                                                     -----------   -----------
Net increase in cash held                                163,274        90,602
Cash at beginning of the financial year                   90,602             -
                                                     -----------   -----------
Cash at end of the financial year                        253,876        90,602
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of the accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

NOTE 1.   STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis and under the retail inventory method.


(b)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(c)  Comparative Figures

     Where necessary, comparative figures have been adjusted to conform with changes in presentations in the current year.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE

                                                          1996          1995
                                                            $             $


Sales revenue                                          6,192,434       983,146
Other revenue:-
 Discount                                                  4,668             -
 Interest                                                  8,214           582
 Sundry                                                   43,123             -
                                                     -----------   -----------
                                                       6,248,439       983,728
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 3.  OPERATING PROFIT

The operating profit/(loss) before income tax has been determined after:

Charging as expenses:

Transfers to/(from) provisions for:-
 Employee benefits                                        11,258         3,841
Operating lease rentals                                  103,426        24,553
Licence fees                                             310,000        80,000
Contributions to superannuation fund                     140,069        10,087
Bad Debts                                                  4,949             -
Auditors renumeration                                      5,500             -


Crediting as revenue:

Interest received                                          8,214           582

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

NOTE 4.   INCOME TAX

                                                          1996          1995
                                                            $             $

Operating profit/(loss)                                  (71,396)       10,574
                                                     -----------   -----------

Prima facie income tax expense
calculated at 36% (1995: 33%)                            (25,702)        3,489

Permanent differences                                      1,087       (11,150)

Increase/(decrease) in net deferred tax
liability due to increase in tax rate                          -          (727)
                                                     -----------   -----------
Income tax expense/(credit)                              (24,615)       (8,388)
                                                     -----------   -----------
                                                     -----------   -----------

Comprising
 Increase in income tax provisions                             -           330
 Increase in provision for deferred tax                      179         5,041
 Increase in future income tax benefits                  (24,794)      (13,759)
                                                     -----------   -----------
                                                         (24,615)       (8,388)
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 5.   RECEIVABLES

Current:
 Trade debtors                                         1,111,500       752,661
 Less provision for doubtful debts                             -             -
                                                     -----------   -----------
                                                       1,111,500       752,661
 Other debtors and prepayments                            40,296        38,395
                                                     -----------   -----------
                                                       1,151,796       791,056
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 6.   INVENTORIES

Finished goods                                           538,589       417,751
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 7.   OTHER NON CURRENT ASSETS

Future income tax benefit                                 38,552        13,759
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

NOTE 8.  CREDITORS AND BORROWINGS

                                                          1996          1995
                                                            $             $

Current:
 Trade creditors                                       1,108,772       363,550
 Other creditors and accruals                             28,738       376,813
                                                     -----------   -----------
                                                       1,137,510       740,363
                                                     -----------   -----------
                                                     -----------   -----------
Non current:
 Unsecured loans from
 related companies                                       803,167       510,252
                                                     -----------   -----------
                                                         803,167       510,252
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  PROVISIONS

Current:
 Income tax                                                    -           330
 Employee benefits                                        42,801        21,249
                                                     -----------   -----------
                                                          42,801        21,579
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        21,932        16,969
 Provision for deferred tax                                5,220         5,041
                                                     -----------   -----------
                                                          27,152        22,010
                                                     -----------   -----------
                                                     -----------   -----------

Aggregate employee entitlements:
 Current                                                  42,801        21,249
 Non current                                              21,932        16,969
                                                     -----------   -----------
                                                          64,733        38,218
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 10.  SHARE CAPITAL

Authorised capital:
1,000,000 ordinary shares of
$1.00 each                                             1,000,000     1,000,000
                                                     -----------   -----------
                                                     -----------   -----------
Issued and paid up capital:
2 ordinary shares of
$1.00 each fully paid                                          2             2
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

NOTE 11.  CAPITAL AND LEASING COMMITMENTS
                                                          1996          1995
                                                            $             $
Operating lease commitments:

 Payable not later than one year                         160,000        70,000
 Payable between one and two years                       136,180        70,000
 Payable between two and five years                       41,895        58,333
 Payable later than five years                                 -             -
                                                     -----------   -----------
 Operating lease liability                               338,075       198,333

                                                     -----------   -----------
                                                     -----------   -----------


NOTE 12.  CAPITAL COMMITMENTS

There were no capital commitments at 30 June 1996.



NOTE 13.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a Director of the Company throughout the year ended 30 June, 1996.

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

c)   Other related and associated corporations

     AUSDOC Office Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     H & P Stationery Pty Ltd

d)   Related party transactions and balances

     There are no other material intercompany transactions or balances between related parties other than as disclosed within these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
- --------------------------------------------------------------------------------

NOTE 14.  SUBSEQUENT EVENTS

The Company has contracted to sell its business and operating assets at book value to Blue Star Group Pty Ltd effective from 30 September 1996. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial period ended 30 June, 1996.


NOTE 15.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:
                                                          1996          1995
                                                            $             $
  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000          -           $000
 110          -            120                                 -             1
 130          -            140                                 1             -
 170          -            180                                 -             1
 190          -            200                                 1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.

NOTE 16.  CASHFLOW INFORMATION

Reconciliation of net cash provided by operating activities to operating profit/(loss) after income tax

Operating profit/(loss) after income tax                 (46,781)       18,962
Bad debts                                                  4,949             -
Increase/(Decrease) in taxes payable                     (24,945)       (8,388)
Increase/(Decrease) in employee provisions                11,258         3,841
Increase in receivables                                 (365,689)     (791,056)
Increase in inventory                                    (35,838)      (55,751)
Increase in creditors and borrowings                     397,148       740,363
                                                     -----------   -----------
Net cash provided by operating activities                (59,898)      (92,029)
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

STATEMENT BY DIRECTORS
- --------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of Perth Stationery Supplies Pty Ltd, in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June, 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:-



Dated this 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF PERTH STATIONERY SUPPLIES PTY LTD
- --------------------------------------------------------------------------------

SCOPE

We have audited the accounts of Perth Stationery Supplies Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 11. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of Perth Stationery Supplies Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

          (i) the Company's state of affairs as at 30 June, 1996 and of its result for the period ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)       in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS
Partner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        U.S. OFFICE PRODUCTS COMPANY



Dated: September 24, 1996                    By:  /s/ Mark D. Director
                                                  -------------------------
                                                  Mark D. Director
                                                  Executive Vice President,
                                                  General Counsel and
                                                  Secretary

                                  EXHIBIT INDEX


     Exhibit             Description
     -------             -----------

     23.1      Consent of Price Waterhouse LLP

     23.2      Consent of Swink, Fiehler & Hoffman

     23.3      Consent of Erhardt Keefe Steiner & Hottman PC

     23.4      Consent of Petherbridge, Davis & Company, P.A.

     23.5      Consent of Day Neilson

     23.6      Consent of Day Neilson

     23.7      Consent of Day Neilson

     23.8      Consent of Day Neilson

     23.9      Consent of Ernst & Young LLP